Filed Pursuant to Rule 424(b)(5)

Registration No. 333-288778

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 28, 2025)

Up to $125,000,000

HYPERSCALE DATA, INC.

Shares of Common Stock

We have entered into an At-the-Market Issuance Sales Agreement (the “ATM Sales Agreement”) with Wilson-Davis & Co., Inc. (the “Sales Agent” or “Wilson-Davis”), dated August 29, 2025, relating to the sale of shares of our Class A common stock, par value $0.001 per share (“Class A Common Stock”), having an aggregate offering price of up to $125,000,000 from time to time through Wilson-Davis, acting as our sales agent or principal, at our discretion.

Our Class A Common Stock is traded on the NYSE American, or the Exchange, under the symbol “GPUS.” The closing price of our Class A Common Stock on August 28, 2025 was $0.5567 per share.

Sales of our Class A Common Stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Exchange or any other existing trading market in the United States for our Class A Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wilson-Davis as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

If we and Wilson-Davis agree on any method of distribution other than sales of shares of our Class A Common Stock on or through the Exchange or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Under the ATM Sales Agreement, Wilson-Davis is not required to sell any specific number or dollar amount of securities, but Wilson-Davis will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wilson-Davis will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share on all sales of shares of Class A Common Stock thereafter under the ATM Sales Agreement. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to Wilson-Davis. In connection with the sale of the shares of Class A Common Stock on our behalf, Wilson-Davis will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wilson-Davis will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wilson-Davis with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 26 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Wilson-Davis & Co., Inc.

The date of this Prospectus Supplement is August 29, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you.

Neither we nor Wilson-Davis have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and Wilson-Davis does not, take responsibility for, and can provide no assurances as to, the reliability of any information that others provide you. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement, the accompanying prospectus and the information incorporated herein and thereby by reference may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement or the accompanying prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Unless otherwise stated or the context requires otherwise, references to “Hyperscale Data,” the “Company,” “we,” “us” or “our” are to Hyperscale Data, Inc., a Delaware corporation, and its subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in it contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act and the Securities Exchange Act of 1934 (“Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on our expectations, beliefs, forecasts, intentions and future strategies and are signified by the words “expects,” “anticipates,” “intends,” “believes” or similar language. In addition, any statements that refer to projections of our future financial performance, our anticipated growth, trends in our business and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified above, under “Risk Factors” and elsewhere in this prospectus. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus and speak only as of the date hereof.

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We disclaim any current intention to update our “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason, except as required by U.S. federal securities laws. In particular, the following factors, among others, could cause actual results to differ materially from those described in the “forward-looking statements”:

•	Adverse economic conditions;
•	Our ability to effectively execute our business plan;
•	Our inability to raise sufficient additional capital to operate our business;
•	Our ability to manage our expansion, growth and operating expenses;
•	Our ability to evaluate and measure our business, prospects and performance metrics;
•	Our ability to compete and succeed in highly competitive and evolving industries;
•	Our ability to respond and adapt to changes in technology and customer behavior;
•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and
•	The risk factors included in our most recent filings with the SEC, including, but not limited to, our Forms 10-K, 10-Q and 8-K. All filings are also available on our website at www.hyperscaledata.com.

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ABOUT THE COMPANY

This summary highlights selected information contained in other parts of this prospectus supplement. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read the prospectus supplement, together with the entire prospectus carefully, including the information set forth under the heading “Risk Factors.”

Company Overview

Hyperscale Data, Inc., a Delaware corporation formerly known as Ault Alliance, Inc., was incorporated in September 2017. Through our wholly and majority owned subsidiaries and strategic investments, we own and/or operate data centers at which we mine Bitcoin and offer colocation and hosting services for the emerging artificial intelligence (“AI”) ecosystems and other industries as well as provide mission-critical products that support a diverse range of industries, including an artificial intelligence software platform, a social gaming platform, equipment rental services, defense/aerospace, industrial, automotive, medical/biopharma and hotel operations. Our direct and indirect wholly owned subsidiaries include (i) Sentinum, Inc. (“Sentinum”), (ii) Alliance Cloud Services, LLC (“ACS”) and (iii) BNI Montana, LLC (“BNI Montana”).

We own Ault Capital Group, Inc. (“Ault Capital”), which either wholly owns or has a direct controlling interest in, among other entities, (i) Ault Lending, LLC (“Ault Lending”), (ii) RiskOn International, Inc., formerly known as BitNile Metaverse, Inc. (“ROI”), which wholly owns BitNile.com, Inc. (“BNC”), (iii) askROI, Inc. (“askROI”), (iv) Ault Global Real Estate Equities, Inc. (“AGREE”), (v) Ault Aviation, LLC (“Ault Aviation”), (vi) Circle 8 Holdco LLC (“Circle 8 Holdco”), which wholly owns Circle 8 Crane Services, LLC (“Circle 8”) and (vii) TurnOnGreen, Inc. (“TurnOnGreen”), which wholly owns TOG Technologies, Inc. (“TOG Technologies”) and Digital Power Corporation (“Digital Power”).

We were founded by Milton C. (Todd) Ault, III, our Executive Chairman, and are led by Mr. Ault, William B. Horne, our Chief Executive Officer and Vice Chairman, and Henry Nisser, our President and General Counsel. Together, they constitute the Executive Committee, which manages the day-to-day operations of the holding company. Our long-term objective is to maximize per share intrinsic value. All major investment and capital allocation decisions are made for us by Mr. Ault and the Executive Committee.

We currently have the following reportable segments, though it should be noted that we are in the process of transitioning our data centers away from Bitcoin mining to operations dedicated to high-performance computing (“HPC”) and AI purposes:

•	Technology and Finance (“Fintech”): commercial lending and trading through Ault Lending;

•	Sentinum: Bitcoin mining operation and data center operations through ACS;

•	AGREE – hotel operations and other commercial real estate holdings;

•	Energy and Infrastructure (“Energy”): crane rental and lifting solutions provider for oilfield, construction, commercial and infrastructure markets through Circle 8;

•	ROI: includes askROI, which operates a unique, generative AI-driven platform engineered to provide pertinent and unique data insights through integration with business specific data that pushes beyond the conventional uses of existing large language models as well as RiskOn, which owns 100% of BNC, which operates a social gaming platform; and

•	TurnOnGreen: commercial electronics solutions with operations conducted by Digital Power, and electric vehicle (“EV”) charging solutions through TOG Technologies.

We operate as a holding company with operations conducted primarily through our subsidiaries, which are described below.

Recent Events and Developments

On June 4, 2024, we entered into a Loan Agreement (the “2024 Credit Agreement”) with OREE Lending Company, LLC and Helios Funds LLC, as lenders (“Lenders”). Each Lender is a 50% member of (and thus affiliate of) Orion Equity Partners, LLC (“Orion”). The 2024 Credit Agreement provided for an unsecured, non-revolving credit facility in an aggregate principal amount of up to $20.0 million, provided, however, that at no point shall we be allowed to have outstanding loans under the 2024 Credit Agreement in a principal amount received of more than $2.0 million (unless otherwise allowed by Lenders in their sole discretion). All loans under the 2024 Credit Agreement were due December 4, 2024. The Lenders are not obligated to make any further loans under the 2024 Credit Agreement after the maturity date described above. Loans under the 2024 Credit Agreement are evidenced by promissory notes (the “Promissory Notes”) and have an original issuance discount (“OID”) of 20% to the amount of each loan and all Promissory Notes, originally bore interest at the rate of 15.0% per annum and may be repaid at any time without penalty or premium.

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Under the 2024 Credit Agreement, the Lenders loaned to us $1.5 million on June 4, 2024, $0.5 million on June 20, 2024 and $1.5 million on or about July 2, 2024. On January 9, 2025, we and each Lender amended (a) the 2024 Credit Agreement whereby, among other things, upon the effectiveness of a registration statement, the 2024 Credit Agreement shall terminate and be of no further force and effect, and (b) the notes whereby no additional interest (other than the 20% OID) shall accrue on such notes. As a result of these amendments, the aggregate amount payable to the Lenders by us, above the principal amount of $3.5 million under the 2024 Credit Agreement, is $0.7 million, or an aggregate amount of $4.2 million. As of the date of this prospectus supplement, we have repaid $4.2 million to the Lenders.

On June 24, 2024, we entered into the ELOC Purchase Agreement, as amended (as amended, the “Purchase Agreement”) with Orion, pursuant to which Orion has committed to purchase up to an aggregate of $25 million of shares of 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share ("Series D Preferred Stock"), subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Series D Preferred Stock that may be issued under the Purchase Agreement may be sold by us to Orion at our discretion from time to time during the term of the Purchase Agreement. On May 28, 2025, the Purchase Agreement was terminated. In aggregate, we sold a total of 261,778 shares of Series D Preferred Stock for $3.45 million.

On July 18, 2024, we entered into a note purchase agreement with an institutional investor pursuant to which the institutional investor agreed to acquire, and we agreed to issue and sell in a registered direct offering to the institutional investor, a $5.4 million 10% OID Convertible Promissory Note (the “OID Note”). The OID Note was sold to the institutional investor for a purchase price of $4.9 million, an OID of $0.5 million. The OID Note will accrue interest at the rate of 15% per annum, unless an event of default occurs, at which time the OID Note would accrue interest at 18% per annum. The OID Note matured on October 19, 2024. In addition, the OID Note is convertible into shares of our Class A Common Stock at a conversion price of $5.867 per share (the “OID Conversion Price”), subject to adjustment. On December 10, 2024, we entered into a forbearance agreement with the investor pursuant to which the investor agreed to forebear through the close of business on December 31, 2024, from exercising the rights and remedies it is entitled to under the OID Note, and we issued the investor a convertible promissory note in the amount of $0.9 million (the “Forbearance Note”). The Forbearance Note was convertible into shares of Class A Common Stock at a conversion price equal to $5.47, subject to adjustment. The Forbearance Note accrued interest at the rate of 18% per annum and matured on February 15, 2025. On February 25, 2025, pursuant to an amended and restated forbearance agreement we entered into with the institutional investor, we issued to the investor an amended and restated convertible promissory note in the amount of $3.5 million (the “A&R Forbearance Note”), consisting of (i) the amount then due under the forbearance note of $0.9 million, (ii) a forbearance extension fee of $0.3 million and (iii) a true-up amount of $2.3 million. The A&R Forbearance Note is convertible into shares of Class A Common Stock at a conversion price equal to $2.00. The A&R Forbearance Note accrues interest at the rate of 18% per annum and matured on May 15, 2025. In exchange, the investor agreed to forbear through the close of business on May 15, 2025, from exercising any rights and remedies under the $5.4 million 10% OID Convertible Promissory Note we previously issued to the investor on July 19, 2024 and any related transaction documents. The principal and interest on the OID Note was satisfied through the issuance of 947,256 shares of Class A Common Stock valued at $5,716,254 and a payment of $250,000. On June 3, 2025, we and the institutional investor entered into an amendment to the A&R Forbearance Note, pursuant to which the maturity date of the A&R Forbearance Note was extended until June 30, 2025. Between June 16, 2025 and July 1, 2025, we issued 1,818,178 shares of Class A Common Stock valued at $3,636,356 in payment of all principal and accrued interest on the A&R Forbearance Note.

In October 2024, pursuant to the securities purchase agreement we entered into with Ault & Company, Inc. (“Ault & Company”), dated as of November 6, 2023 (the “November 2023 SPA”), we sold an aggregate of 1,400 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 11,825 shares of Class A Common Stock to Ault & Company, for an aggregate purchase price of $1.4 million.

In November 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold an aggregate of 1,280 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 10,811 shares of Class A Common Stock to Ault & Company, for an aggregate purchase price of $1.3 million.

On December 9, 2024, we completed the distribution of 650,000 shares of our 10% Series E Redeemable Perpetual Preferred Stock (the “Series E Preferred Stock”), a $16.25 million stated value, to holders of Class A Common Stock and Series C Convertible Preferred Stock on an as-converted basis. Dividends will accrue on the stated amount of $25.00 per share of the Series E Preferred Stock at a rate per annum equal to 10.00%.

On December 16, 2024, we completed the distribution of approximately 5.0 million shares of our Class B common stock (the “Class B Common Stock”) to all holders of our Class A Common Stock and Series C Convertible Preferred Stock on an as-converted basis. There is currently no public trading market for the Class B Common Stock. While we presently intend to seek to have the Class B Common Stock listed for trading on the NYSE American within the foreseeable future, there can be no assurance when, or if, such a listing will occur. The Class B Common Stock is identical to the currently outstanding Class A Common Stock, with the exception that each share thereof carries 10 times the voting power of a share of Class A Common Stock. The Class B Common Stock is convertible at any time into Class A Common Stock on a one-for-one basis.

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On November 20, 2024, pursuant to the approval provided by our stockholders at the annual meeting of stockholders held on June 28, 2024, we filed an Amendment to our Certificate of Incorporation with the State of Delaware to effectuate a reverse stock split of our Class A Common Stock affecting the issued and outstanding number of such shares by a ratio of one-for-thirty-five. The reverse stock split became effective on November 22, 2024. All share amounts in this prospectus supplement have been updated to reflect the reverse stock split.

On December 23, 2024, we completed the distribution of 1.0 million shares of our Series F Exchangeable Preferred Stock (“Series F Preferred Stock”) to holders of Class A Common Stock and Series C Convertible Preferred Stock on an as-converted basis. The Series F Preferred Stock has a $1.00 liquidation preference and does not pay a dividend. Each share of Series F Preferred Stock will be exchangeable, at the option of its holder, for (i) 10 shares of Class A Common Stock of Ault Capital and (ii) five shares of Class B Common Stock of Ault Capital, at any time beginning on the later of (A) one year after issuance of the Series F Preferred Stock and (B) the date of the registration under the Securities Act of all of the foregoing shares of Ault Capital Class A Common Stock and Ault Capital Class B Common Stock. Once the Series F Preferred Stock has been exchanged into shares of Ault Capital Class A Common Stock and Class B Common Stock, our sole business will be our ownership of Sentinum, Inc., through which we operate our Bitcoin mining business as well as its HPC and AI operations.

In December 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold an aggregate of 3,020 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 25,509 shares of Class A Common Stock to Ault & Company, for an aggregate purchase price of $3.0 million. As of the date of this prospectus supplement, Ault & Company has purchased an aggregate of 50,000 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 422,337 shares of Class A Common Stock, for an aggregate purchase price of $50.0 million.

On December 13, 2024 (the “Closing Date”), Third Avenue Apartments LLC (“Third Avenue”), which was a subsidiary of AGREE, completed the sale of its real property located at the southeast corner of 5th Street North and 3rd Avenue North in St. Petersburg, Florida (the “Property”). The Property was sold on the Closing Date to Cats Mirror Lake, LLC (the “Buyer”) pursuant to a contract of sale, as amended, entered into by Third Avenue and the Buyer. The sale price for the property was $13.0 million. In February 2025, Third Avenue filed a certificate of cancellation with the Delaware Secretary of State.

On December 21, 2024, we entered into a securities purchase agreement (the “December 2024 SPA”) with Ault & Company, pursuant to which we agreed to sell, in one or more closings, to Ault & Company up to 25,000 shares of Series G convertible preferred stock (“Series G Preferred Stock”) and warrants to purchase up to 4.2 million shares of Class A Common Stock (the “Series G Warrants”) for a total purchase price of up to $25.0 million. The December 2024 SPA provides that the financing may be conducted through one or more closings. Through the date of this filing, pursuant to the December 2024 SPA, we have sold to Ault & Company 960 shares of Series G Preferred Stock and Series G Warrants to purchase 162,217 shares of Class A Common Stock, for a purchase price of $1.0 million.

Each share of Series G Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Class A Common Stock at a conversion price equal to the greater of (i) $0.10 per share, and (ii) the lesser of (A) $6.74 or (B) 105% of the volume weighted average price of the Class A Common Stock during the ten trading days immediately prior to the date of conversion. The conversion price is subject to adjustment in the event of an issuance of Class A Common Stock at a price per share lower than the conversion price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events. The holders of Series G Preferred Stock are entitled to cumulative cash dividends at an annual rate of 9.5%, or $95.00 per share, based on the stated value per share. Dividends shall accrue for 10 years from the date of issuance of such shares of Series G Preferred Stock and are payable monthly in arrears. For the first two years, we may elect to pay the dividend amount in shares of Class A Common Stock rather than cash. The holders of the Series G Preferred Stock are entitled to vote with the Class A Common Stock as a single class on an as-converted basis.

On February 5, 2025, we entered into an exchange agreement with an institutional investor, pursuant to which we issued to the investor a convertible promissory note in the principal face amount of $1.9 million (the “February 2025 Convertible Note”), in exchange for the cancellation of an outstanding term note we issued to the investor in April 2024. That note had an outstanding principal amount and accrued but unpaid interest of $1.9 million.  The February 2025 Convertible Note accrued interest at the rate of 15% per annum, unless an event of default (as defined in the February 2025 Convertible Note) occurs, at which time the February 2025 Convertible Note would accrue interest at 18% per annum. The February 2025 Convertible Note was to mature on May 5, 2025. The February 2025 Convertible Note was convertible into shares of Class A Common Stock at a fixed conversion price of $4.00 per share. The February 2025 Convertible Note was exchanged for the Orchid Exchange Note described below.

On March 14, 2025, we entered into an exchange agreement with Orchid Finance LLC, pursuant to which we issued to Orchid the Orchid Exchange Note in the amount of $4.2 million in exchange for the cancellation of (i) a term note issued by us on May 16, 2024, with outstanding principal and accrued but unpaid interest of $0.7 million, (ii) a term note issued by us on May 20, 2024, with outstanding principal and accrued but unpaid interest of $1.5 million, and (iii) the February 2025 Convertible Note issued by us on February 5, 2025, with outstanding principal and accrued but unpaid interest of $2.0 million. Between March 28, 2025 and July 9, 2025, we issued 3,741,570 shares of Class A Common Stock valued at $4.4 million in payment of all principal and accrued interest on the Orchid Exchange Note.

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On March 21, 2025, we entered into the SJC Exchange Agreement, pursuant to which we issued to SJC Lending LLC the SJC Convertible Note in the amount of $4.9 million in exchange for the cancellation of (i) a term note issued by us on January 14, 2025, with outstanding principal and accrued but unpaid interest of $2.6 million, (ii) a promissory note issued by us on March 7, 2025, with outstanding principal and accrued but unpaid interest of $0.5 million, (iii) a promissory note issued by us on March 12, 2025, with outstanding principal and accrued but unpaid interest of $1.5 million and (iv) a promissory note issued by us on March 13, 2025, with outstanding principal and accrued but unpaid interest of $0.3 million.

On March 28, 2025, our majority owned subsidiary, Avalanche International Corp. (“AVLP”), filed a petition for liquidation under Chapter 7 of the bankruptcy laws. The filing placed AVLP under the control of the bankruptcy court, which will oversee its liquidation. As a result, we no longer consider AVLP a subsidiary of ours.

On March 30, 2025, we entered into an amendment to the November 2023 SPA to provide for an extension of the date on which the final closing may occur from December 31, 2024 to March 31, 2025, subject to Ault & Company’s ability to further extend such date for ninety (90) days.

On March 31, 2025, we entered into a securities purchase agreement with an institutional investor pursuant to which we agreed to sell up to 50,000 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) for a total purchase price of up to $50.0 million. The securities purchase agreement provides that the transaction shall be conducted through 49 separate tranche closings, provided, however, that the investor has the ability, exercisable in its sole discretion, to purchase any number of shares of Series B Preferred Stock prior to the dates of the tranche closings provided for in the securities purchase agreement. The initial tranche closing occurred on May 21, 2025, which consisted of the sale and issuance to the investor of 2,000 shares of Series B Preferred Stock for an aggregate of $2.0 million. The investor has purchased an additional 17,584 shares of Series B Preferred Stock through August 28, 2025. Of such 19,584 shares of Series B Preferred Stock, the investor has converted approximately 16,149.16 shares of Series B Preferred Stock into 17,180,307 shares of Class A Common Stock as of August 28, 2025. Pursuant to the securities purchase agreement, provided certain closing conditions have been met, the investor shall purchase up to 4,800 shares of Series B Preferred Stock on a monthly basis, with the investor being required to purchase 1,000 shares per month.

Each share of Series B Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Class A Common Stock at a conversion price equal to the greater of (i) $0.40 per share (the “Floor Price”), which Floor Price shall not be adjusted for stock dividends, stock splits, stock combinations and other similar transactions and (ii) 75% of our lowest VWAP (as defined in the note) on any trading day during the five trading days immediately prior to the date of conversion into shares of Class A Common Stock, but not greater than $10.00 per share (the “Maximum Price”), which Maximum Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

The holders of Series B Preferred Stock are entitled to cumulative cash dividends at an annual rate of 15%, or $150.00 per share, based on the stated value per share. Dividends shall accrue for as long as any shares of Series B Preferred Stock remain issued and outstanding and are payable monthly in arrears. For the first two years, we may elect to pay the dividend amount in additional shares of Series B Preferred Stock rather than cash. The holders of the Series B Preferred Stock are entitled to vote with the Class A Common Stock as a single class on an as-converted basis.

On April 1, 2025, we issued to an accredited investor a convertible promissory note in the principal face amount of $1.65 million in consideration for an advance we received of $1.5 million. The note accrues interest at the rate of 15% per annum, unless an event of default (as defined in the note) occurs, at which time the note would accrue interest at 18% per annum. The note will mature on September 30, 2025. The note is convertible into shares of Class A Common Stock at a conversion price equal to the greater of (i) the Floor Price and (ii) the lesser of 75% of the VWAP (as defined in the note) of the Class A Common Stock during the five trading days immediately prior to (A) the date of issuance of the note or (B) the date of conversion into shares of Class A Common Stock. During July 2025, we issued 920,265 shares of Class A Common Stock valued at $740,000 and during August 2025 we paid $994,000 in full repayment of all outstanding principal and accrued interest on the note.

On April 8, 2025, we issued to an accredited investor a convertible promissory note in the principal face amount of $110,000 in consideration for $100,000. The note accrues interest at the rate of 15% per annum, unless an event of default (as defined in the note) occurs, at which time the note would accrue interest at 18% per annum. The note will mature on September 30, 2025. The note is convertible into shares of Class A Common Stock at a conversion price equal to the greater of (i) $0.45 and (ii) the lesser of (A) 75% of the VWAP (as defined in the note) of the Class A Common Stock during the five trading days immediately prior to the date of issuance of the note or (B) 75% of the lowest daily VWAP of the Class A Common Stock during the five trading days immediately prior to the date of conversion into shares of Class A Common Stock. On June 16, 2025, we issued 60,526 shares of Class A Common Stock in payment of all principal and accrued interest.

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On April 15, 2025, we issued to two accredited investors convertible promissory notes in the aggregate principal face amount of $5 million in aggregate gross consideration of $4 million in cash paid by the investors, prior to placement agent fees and expenses of approximately $460,000. The notes were issued with an OID of 20%, or $1 million. The notes do not accrue interest unless an event of default (as defined in the notes) occurs, at which time the notes would accrue interest at 20% per annum. The notes will mature on September 30, 2025. The notes are convertible into shares of Class A Common Stock at a conversion price equal to the greater of (i) $0.40 and (ii) 80% of the lowest closing price of the Class A Common Stock during the five trading days immediately prior to the date of conversion into shares of Class A Common Stock. Between June 18, 2025 and the date of this prospectus supplement, we issued an aggregate of 2,753,304 shares of Class A Common Stock in payment of $3.4 million of principal and accrued interest on the note, resulting in an outstanding principal amount of $1.6 million as of the date of this prospectus supplement.

On May 13, 2025, we entered into an OID only term note agreement with an institutional investor with a principal amount of $1.4 million and an OID of $0.1 million. The maturity date of the promissory note was May 27, 2025. All principal and accrued interest on this promissory note has been repaid. Mr. Ault entered into a personal guaranty agreement for the benefit of the investor.

On June 6, 2025, we entered into a settlement agreement with our defense affiliate Gresham Worldwide, Inc. (“Gresham”) and Gresham’s senior secured lenders pursuant in its Chapter 11 bankruptcy proceedings. While this agreement is subject to court approval, Gresham is expected to emerge from bankruptcy as a subsidiary of the Company on or before October 1, 2025.

On June 9, 2025, Sentinum entered into a Hosting Services Agreement (the “Agreement”) with a data center hosting company (the “Service Provider”). Under the Agreement, the Service Provider will provide Sentinum with operations and asset management services and access to approximately 20 megawatts of energy capacity and other critical infrastructure to be used for Sentinum’s Bitcoin mining operations. The Agreement has an initial term of one year with automatic one-year renewals unless either Sentinum or the Service Provider elects to terminate the Agreement 90 days prior to the end of the current term. Sentinum anticipates deploying approximately 6,800 S19j miners (the “Miners”) at the Service Provider’s data center.

Sentinum will pay the Service Provider a non-refundable fee of $10 per Miner for the setup, installation and configuration of the Miners (the “Initial Setup Fee”) as well as an initial deposit of $800,000 (together with the Initial Setup Fee, the “Initial Fees”). The Initial Fees shall be paid out of Bitcoin rewards and Bitcoin transaction fee awards (the “Earned BTC”) that would otherwise be due to customer until such time as 100% of the Initial Fees have been paid. Thereafter, Sentinum is entitled to 70% of the Earned BTC and the Service Provider is entitled to 30%. The Agreement provides that, during periods of high demand on the utility grid, the Service Provider has the option to curtail the electrical load to the facility and redirect the electrical load to the utility grid. Upon any curtailment, the net profits from such energy sales shall be equally split between Sentinum and the Service Provider.

On July 31, 2025, we entered into a securities purchase agreement (the “July 2025 SPA”) with Ault & Company, pursuant to which we agreed to sell, in one or more closings, to Ault & Company up to 100,000 shares of Series H convertible preferred stock (“Series H Preferred Stock”) for a total purchase price of up to $100.0 million. The July 2025 SPA provides that the financing may be conducted through one or more closings. As of the date of this filing, no shares of Series H Preferred Stock have been sold.

Each share of Series H Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Class A Common Stock at a conversion price equal to the greater of (i) $0.10 per share and (ii) the lesser of (A) $0.79645 or (B) 105% of the volume weighted average price of the Class A Common Stock during the five trading days immediately prior to the date of conversion. The conversion price is subject to adjustment in the event of an issuance of Class A Common Stock at a price per share lower than the conversion price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events. The holders of Series H Preferred Stock are entitled to cumulative cash dividends at an annual rate of 9.5%, or $95.00 per share, based on the stated value per share. Dividends shall accrue for 10 years from the date of issuance of such shares of Series H Preferred Stock and are payable monthly in arrears. For the first two years, we may elect to pay the dividend amount in shares of Class A Common Stock rather than cash. The holders of the Series H Preferred Stock are entitled to vote with the Class A Common Stock as a single class on an as-converted basis.

Corporate Information

We are a Delaware corporation, initially formed in California in 1969 and reincorporated in Delaware in 2017. We are located at 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141. Our phone number is (949) 444-5464 and our website address is www.hyperscaledata.com. The information included on our website or in any social media associated with the Company is not part of this prospectus supplement and should not be relied upon in determining whether to make an investment decision.

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THE OFFERING

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of our Class A Common Stock, see “Description of Our Securities.”

Class A Common Stock offered by us pursuant to this prospectus supplement:	Shares of our Class A Common Stock having an aggregate offering price of up to $125,000,000.

Manner of offering:	“At the market offering” that may be made from time to time for our Class A Common Stock in the United States through the Sales Agent, acting as sales agent or principal. See “Plan of Distribution” on page S-10.

Use of proceeds:	We intend to use a majority of the net proceeds from this offering, if any, to acquire Bitcoin and to further develop our Michigan data facility. We also intend to use a smaller amount of the proceeds to acquire XRP, the digital asset developed by Ripple Labs and native to the XRP Ledger and for working capital and general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds from this offering, if any. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering, if any, and our investors will be relying on the judgment of our management regarding the application of such net proceeds of this offering. See “Use of Proceeds” on page S-9.

NYSE American symbol:	GPUS

Risk factors:	Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included and incorporated in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

S-6

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Before purchasing any of the securities, you should carefully consider the risk factors relating to our Company described below and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024, as well as the risks, uncertainties, and additional information set forth in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Our business, financial condition or results of operations could be adversely affected by any of these risks. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section above entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. We intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own.

You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline.

Resales of our Class A Common Stock in the public market during this offering by our stockholders may cause the market price of our Class A Common Stock to fall.

We may issue shares of Class A Common Stock from time to time in connection with this offering. The issuance from time to time of these new shares of Class A Common Stock, or our ability to issue new shares of Class A Common Stock in this offering, could result in resales of our shares of Class A Common Stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Class A Common Stock.

Sales of a substantial number of shares of our Class A Common Stock, or the perception that such sales may occur, may adversely impact the price of our Class A Common Stock.

Sales of a substantial number of shares of our Class A Common Stock in the public markets could depress the market price of our Class A Common Stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Class A Common Stock will have on the market price of our Class A Common Stock.

The Class A Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of Class A Common Stock we will issue under the ATM Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to Wilson-Davis at any time throughout the term of the ATM Sales Agreement. The number of shares of Class A Common Stock that are sold by Wilson-Davis after delivering a placement notice will fluctuate based on the market price of the Class A Common Stock during the sales period and the limits we set with Wilson-Davis. Because the price per share of each share of Class A Common Stock sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

S-7

We will require additional funding through further issuances of our Class A Common Stock or other securities, in which you may experience future dilution as a result of future equity offerings.

To raise additional capital, we expect in the future to offer additional shares of Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that may not be the same as the price per share in this offering. Future sales of such securities or our Class A Common Stock could adversely affect the prevailing market price of our Class A Common Stock and our ability to raise capital in the future and may cause you to incur additional dilution. We may sell Class A Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Class A Common Stock, or securities convertible or exchangeable into Class A Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

S-8

USE OF PROCEEDS

We may issue and sell shares of our Class A Common Stock having aggregate sales proceeds of up to $125,000,000 from time to time, before deducting sales agent commissions and expenses. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, expenses, and proceeds to us, if any, are not determinable at this time but will be reported in our periodic reports. There can be no assurance that we will be able to sell any shares under, or fully utilize, the ATM Sales Agreement with Wilson-Davis.

We intend to use a majority of the net proceeds from this offering, if any, to acquire Bitcoin and to further develop our Michigan data facility.  We also intend to use a smaller amount of the proceeds to acquire XRP, the digital asset developed by Ripple Labs and native to the XRP Ledger and for working capital and general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

Any portion of the $125,000,000 included in this prospectus supplement not previously sold or included in an active placement notice pursuant to the ATM Sales Agreement may be later made available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares have been sold under the ATM Sales Agreement, the full $125,000,000 of shares of Class A Common Stock may be later made available for sale in other offerings pursuant to the accompanying base prospectus.

S-9

PLAN OF DISTRIBUTION

We have entered into the ATM Sales Agreement with Wilson-Davis under which we may issue and sell from time to time up to $125 million of our Class A Common Stock through Wilson-Davis, acting as our sales agent. The sales of shares of our Class A Common Stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the NYSE American, on any other existing trading market for shares of our Class A Common Stock, or to or through a market maker. If we and Wilson-Davis agree on any method of distribution other than sales of shares of our Class A Common Stock on or through the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell shares of our Class A Common Stock under the ATM Sales Agreement, we will provide Wilson-Davis with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of our Class A Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period, and any other instructions relevant to such requested sales. Upon receipt of a placement notice, Wilson-Davis, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American, to sell shares of our Class A Common Stock under the terms and subject to the conditions of the placement notice and the ATM Sales Agreement. We or Wilson-Davis may suspend the offering of shares of our Class A Common Stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of shares of Class A Common Stock, unless the parties agree otherwise, will occur on the second trading day, or the relevant standard settlement period then in effect, following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of shares of our Class A Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wilson-Davis may agree upon.

The offering pursuant to the ATM Sales Agreement will terminate upon the earlier of: (i) the sale of all shares of Class A Common Stock subject to the ATM Sales Agreement, and (ii) termination of the ATM Sales Agreement as permitted therein. We may terminate the ATM Sales Agreement in our sole discretion at any time by giving ten days’ prior notice to Wilson-Davis. Further, Wilson-Davis may terminate the ATM Sales Agreement under the circumstances specified in the ATM Sales Agreement and in its sole discretion at any time by giving ten days’ prior notice to us.

This prospectus may be made available in electronic format on a website maintained by Wilson-Davis, and Wilson-Davis may distribute this prospectus electronically.

Fees and Expenses

We will pay commissions to Wilson-Davis for its services in acting as our sales agent in the sale of shares of Class A Common Stock pursuant to the ATM Sales Agreement. Wilson-Davis will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share on all sales of shares of Class A Common Stock sold under the ATM Sales Agreement. Pursuant to the terms of the ATM Sales Agreement, we have agreed to reimburse the Sales Agent in the amount not to exceed $65,000 for its reasonable and documented out-of-pocket costs and expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) incurred in connection with the ATM Sales Agreement. We have also agreed to reimburse Wilson-Davis’s legal counsel up to $5,000 incurred in connection with quarterly bring-downs and $7,500 for annual bring-downs required thereunder, as provided in the ATM Sales Agreement. We will report at least quarterly the number of shares of Class A Common Stock sold through Wilson-Davis under the ATM Sales Agreement, the net proceeds to us, and the compensation paid by us to Wilson-Davis in connection with the sales of Class A Common Stock.

We estimate that the total expenses for this offering, excluding compensation payable to Wilson-Davis and certain expenses reimbursable to Wilson-Davis under the terms of the ATM Sales Agreement, will be approximately $45,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of Class A Common Stock. Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of Class A Common Stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

S-10

Regulation M

In connection with the sale of shares of Class A Common Stock on our behalf, Wilson-Davis will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wilson-Davis will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wilson-Davis against certain civil liabilities, including liabilities under the Securities Act.

Wilson-Davis will not engage in any market making activities involving shares of our Class A Common Stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, Wilson-Davis will not engage in any transactions that stabilize shares of our Class A Common Stock.

Indemnification

We have agreed to indemnify Wilson-Davis against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Wilson-Davis may be required to make in respect of such liabilities.

Listing

Our Class A Common Stock is listed on the NYSE American under the symbol “GPUS.”

Other Relationships

Wilson-Davis and/or its affiliates have in the past engaged, and may in the future engage, in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. In addition, in the ordinary course of its business activities, Wilson-Davis and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

S-11

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, as our counsel, will pass upon the validity of the common stock offered by this prospectus supplement and accompanying prospectus. Michael Best & Friedrich LLP, Salt Lake City, Utah, is acting as counsel to the Sales Agent in connection with certain legal matters relating to this offering.

EXPERTS

The consolidated balance sheets of Hyperscale Data, Inc. as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, included in the 2024 Annual Report on Form 10-K, and related notes, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in its report thereon. Such consolidated financial statements have been incorporated by reference in reliance upon the reports pertaining to such consolidated financial statements of such firm given upon its authority as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC's public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained or incorporated by reference in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement:

•     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025;

•     Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 20, 2025 and for the quarter ended June 30, 2025, filed with the SEC on August 15, 2025;

•     Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 3, 2025 (Item 1.01 only), January 6, 2025 (Item 1.01 only), January 6, 2025, January 8, 2025, February 6, 2025, February 10, 2025, February 26, 2025, March 5, 2025, March 17, 2025, March 24, 2025, March 27, 2025, March 31, 2025, April 1, 2025, April 1, 2025 (Items 1.01 and 3.02 only), April 1, 2025, April 9, 2025, April 11, 2025, April 16, 2025, April 25, 2025, April 30, 2025, May 2, 2025, May 19, 2025, May 29, 2025, June 4, 2025, June 9, 2025, June 10, 2025, June 13, 2025, June 17, 2025, June 20, 2025, July 1, 2025, July 10, 2025, July 16, 2025, July 24, 2025, August 1, 2025 (Item 1.01 only), August 1, 2025, August 27, 2025 and August 29, 2025;

•     Our Definitive Proxy Statements on Schedule 14A, filed with the SEC on February 24, 2025 and May 2, 2025; and

•     The description of our common stock contained in our Annual Report on Form 10-K as Exhibit 4.39 that was filed with the SEC on April 15, 2025.

S-12

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide you, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement and that has not been delivered with this prospectus supplement. Requests should be directed to us at 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141; Tel.: (949) 444-5464; Attention: Mr. Milton C. (Todd) Ault III, Executive Chairman.

S-13

Filed pursuant to Rule 424(b)(1)

Registration No. 333-288778

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, rights or units having an aggregate initial offering price not exceeding $125,000,000. The preferred stock, debt securities, warrants, rights and units may be convertible, exercisable or exchangeable for common stock or preferred stock or other securities of ours.

Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is presently listed on the NYSE American under the symbol “GPUS.”  On August 21, 2025, the last reported sale price of our common stock was $0.5796.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

An investment in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained on page 26 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as our subsequently filed periodic and current reports that we file with the Securities and Exchange Commission and which are incorporated by reference into the registration statement of which this prospectus is a part. We may also include additional risk factors in a prospectus supplement under the heading “Risk Factors.” You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated August 28, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $125,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the Commission. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

For investors outside the United States: Neither we nor any Underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise stated or the context requires otherwise, references to “HDI,” the “Company,” “we,” “us” or “our” are to Hyperscale Data, Inc., a Delaware corporation, and its subsidiaries.

ii

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources which we paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this document. See “Cautionary Note Regarding Forward-Looking Statements.”

iii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in it contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on our expectations, beliefs, forecasts, intentions and future strategies and are signified by the words “expects,” “anticipates,” “intends,” “believes” or similar language. In addition, any statements that refer to projections of our future financial performance, our anticipated growth, trends in our business and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified above, under “Risk Factors” and elsewhere in this prospectus. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus and speak only as of the date hereof.

We disclaim any current intention to update our “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. In particular, the following factors, among others, could cause actual results to differ materially from those described in the “forward-looking statements”:

•	we will need to raise additional capital to fund our operations in furtherance of our business plan;

•	we have an evolving business model, which increases the complexity of our business;

•	our Bitcoin mining operations present a number of risks;

•	we are highly reliant on the price of Bitcoin and the level of demand for, and financial performance of, Bitcoin;

•	our holding company model presents certain additional risks;

•	our growth strategy is subject to a significant degree of risk;

•	we are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer;

•	if we fail to anticipate and adequately respond to rapid technological changes in our industry, including evolving industry-wide standards, in a timely and cost-effective manner, our business, financial condition and results of operations would be materially and adversely affected;

•	we are subject to risks related to governmental regulation and enforcement with respect to Bitcoin mining, including:

o	regulatory changes or actions may restrict the use of bitcoins or the operation of the Bitcoin network in a manner that adversely affects an investment in our securities;

o	due to the unregulated nature and lack of transparency surrounding the operations of many Bitcoin trading venues, they may experience fraud, security failures or operational problems, which may adversely affect the value of our bitcoin;

o	if regulatory changes or interpretations require the regulation of bitcoins under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Act”) by the SEC, we may be required to register and comply with such regulations. To the extent we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. This would likely have a material adverse effect on us and investors may lose their investment; and

o	changing environmental regulation and public energy policy may expose our business to new risks;

•	we may be significantly impacted by developments and changes in laws and regulations, including increased regulation of the industry in which we operate through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act;

iv

•	if we do not continue to satisfy the NYSE American continued listing requirements, our securities could be delisted from NYSE American;

•	our Common Stock price is volatile; and

•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

v

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our Common Stock, you should read the entire prospectus carefully, including the section titled “Risk Factors” and our financial statements and related notes thereto included elsewhere in this prospectus.

Company Overview

Hyperscale Data, Inc., a Delaware corporation formerly known as Ault Alliance, Inc., was incorporated in September 2017. Through our wholly and majority owned subsidiaries and strategic investments, we own and/or operate data centers at which we mine Bitcoin and offer colocation and hosting services for the emerging artificial intelligence (“AI”) ecosystems and other industries as well as provide mission-critical products that support a diverse range of industries, including an artificial intelligence software platform, a social gaming platform, equipment rental services, defense/aerospace, industrial, automotive, medical/biopharma and hotel operations. Our direct and indirect wholly owned subsidiaries include (i) Sentinum, Inc. (“Sentinum”), (ii) Alliance Cloud Services, LLC (“ACS”) and (iii) BNI Montana, LLC (“BNI Montana”).

We own Ault Capital Group, Inc. (“Ault Capital”), which either wholly owns or has a direct controlling interest in, among other entities, (i) Ault Lending, LLC (“Ault Lending”), (ii) RiskOn International, Inc., formerly known as BitNile Metaverse, Inc. (“ROI”), which wholly owns BitNile.com, Inc. (“BNC”), (iii) askROI, Inc. (“askROI”), (iv) Ault Global Real Estate Equities, Inc. (“AGREE”), (v) Ault Aviation, LLC (“Ault Aviation”), (vi) Circle 8 Holdco LLC (“Circle 8 Holdco”), which wholly owns Circle 8 Crane Services, LLC (“Circle 8”) and (vii) TurnOnGreen, Inc. (“TurnOnGreen”), which wholly owns TOG Technologies, Inc. (“TOG Technologies”) and Digital Power Corporation (“Digital Power”).

We were founded by Milton C. (Todd) Ault, III, our Executive Chairman, and are led by Mr. Ault, William B. Horne, our Chief Executive Officer and Vice Chairman, and Henry Nisser, our President and General Counsel. Together, they constitute the Executive Committee, which manages the day-to-day operations of the holding company. Our long-term objective is to maximize per share intrinsic value. All major investment and capital allocation decisions are made for us by Mr. Ault and the Executive Committee.

We currently have the following reportable segments, though it should be noted that we are in the process of transitioning our data centers away from Bitcoin mining to operations dedicated to high-performance computing (“HPC”) and AI purposes:

•	Technology and Finance (“Fintech”): commercial lending and trading through Ault Lending;

•	Sentinum: Bitcoin mining operation and data center operations through ACS;

•	AGREE – hotel operations and other commercial real estate holdings;

•	Energy and Infrastructure (“Energy”): crane rental and lifting solutions provider for oilfield, construction, commercial and infrastructure markets through Circle 8;

•	ROI: includes askROI, which operates a unique, generative AI-driven platform engineered to provide pertinent and unique data insights through integration with business specific data that pushes beyond the conventional uses of existing large language models as well as RiskOn, which owns 100% of BNC, which operates a social gaming platform; and

•	TurnOnGreen: commercial electronics solutions with operations conducted by Digital Power, and electric vehicle (“EV”) charging solutions through TOG Technologies.

We operate as a holding company with operations conducted primarily through our subsidiaries, which are described below.

Recent Events and Developments

On June 4, 2024, we entered into a Loan Agreement (the “2024 Credit Agreement”) with OREE Lending Company, LLC and Helios Funds LLC, as lenders (“Lenders”). Each Lender is a 50% member of (and thus affiliate of) Orion Equity Partners, LLC (“Orion”). The 2024 Credit Agreement provided for an unsecured, non-revolving credit facility in an aggregate principal amount of up to $20.0 million, provided, however, that at no point shall we be allowed to have outstanding loans under the 2024 Credit Agreement in a principal amount received of more than $2.0 million (unless otherwise allowed by Lenders in their sole discretion). All loans under the 2024 Credit Agreement were due December 4, 2024. The Lenders are not obligated to make any further loans under the 2024 Credit Agreement after the maturity date described above. Loans under the 2024 Credit Agreement are evidenced by promissory notes (the “Promissory Notes”) and have an original issuance discount of 20% to the amount of each loan and all Promissory Notes, originally bore interest at the rate of 15.0% per annum and may be repaid at any time without penalty or premium.

Under the 2024 Credit Agreement, the Lenders loaned to us $1.5 million on June 4, 2024, $0.5 million on June 20, 2024 and $1.5 million on or about July 2, 2024. On January 9, 2025, we and each Lender amended (a) the 2024 Credit Agreement whereby, among other things, upon the effectiveness of a registration statement, the 2024 Credit Agreement shall terminate and be of no further force and effect, (b) the notes whereby no additional interest (other than the 20% OID) shall accrue on such notes. As a result of these amendments, the aggregate amount payable to the Lenders by us, above the principal amount of $3.5 million under the 2024 Credit Agreement, is $0.7 million, or an aggregate amount of $4.2 million. As of the date of this prospectus, we have repaid $4.2 million to the Lenders.

On June 24, 2024, we entered into the ELOC Purchase Agreement, as amended (as amended, the “Purchase Agreement”) with Orion, pursuant to which Orion has committed to purchase up to an aggregate of $25 million of shares of 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share ("Series D Preferred Stock"), subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Series D Preferred Stock that may be issued under the Purchase Agreement may be sold by us to Orion at our discretion from time to time during the term of the Purchase Agreement. On May 28, 2025, the Purchase Agreement was terminated. In aggregate, we sold a total of 261,778 shares of Series D Preferred Stock for $3.45 million.

On July 18, 2024, we entered into a note purchase agreement with an institutional investor pursuant to which the institutional investor agreed to acquire, and we agreed to issue and sell in a registered direct offering to the institutional investor, a $5.4 million 10% OID Convertible Promissory Note (the “OID Note”). The OID Note was sold to the institutional investor for a purchase price of $4.9 million, an original issue discount of $0.5 million. The OID Note will accrue interest at the rate of 15% per annum, unless an event of default occurs, at which time the OID Note would accrue interest at 18% per annum. The OID Note matured on October 19, 2024. In addition, the OID Note is convertible into shares of our Class A common stock at a conversion price of $5.867 per share (the “OID Conversion Price”), subject to adjustment. On December 10, 2024, we entered into a forbearance agreement with the investor pursuant to which the investor agreed to forebear through the close of business on December 31, 2024, from exercising the rights and remedies it is entitled to under the OID Note, and we issued the investor a convertible promissory note in the amount of $0.9 million (the “Forbearance Note”). The Forbearance Note was convertible into shares of Class A common stock at a conversion price equal to $5.47, subject to adjustment. The Forbearance Note accrued interest at the rate of 18% per annum and matured on February 15, 2025. On February 25, 2025, pursuant to an amended and restated forbearance agreement we entered into with the institutional investor, we issued to the investor an amended and restated convertible promissory note in the amount of $3.5 million (the “A&R Forbearance Note”), consisting of (i) the amount then due under the forbearance note of $0.9 million, (ii) a forbearance extension fee of $0.3 million and (iii) a true-up amount of $2.3 million. The A&R Forbearance Note shall be convertible into shares of Class A common stock at a conversion price equal to $2.00. The A&R Forbearance Note will accrue interest at the rate of 18% per annum and matured on May 15, 2025. In exchange, the investor agreed to forbear through the close of business on May 15, 2025, from exercising any rights and remedies under the $5.4 million 10% OID Convertible Promissory Note we previously issued to the investor on July 19, 2024 and any related transaction documents. The principal and interest on the OID Note was satisfied through the issuance of 947,256 shares of Class A common stock valued at $5,716,254 and a payment of $250,000. On June 3, 2025, the Company and the institutional investor entered into an amendment to the A&R Forbearance Note, pursuant to which the maturity date of the A&R Forbearance Note was extended until June 30, 2025. Between June 16, 2025 and July 1, 2025, the Company issued 1,818,178 shares of Class A common stock valued at $3,636,356 in payment of all principal and accrued interest on the A&R Forbearance Note.

In October 2024, pursuant to the securities purchase agreement we entered into with Ault & Company, dated as of November 6, 2023 (the “November 2023 SPA”), we sold an aggregate of 1,400 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 11,825 shares of Class A common stock to Ault & Company, for an aggregate purchase price of $1.4 million.

In November 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold an aggregate of 1,280 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 10,811 shares of Class A common stock to Ault & Company, for an aggregate purchase price of $1.3 million.

On December 9, 2024, we completed the distribution of 650,000 shares of our 10% Series E Redeemable Perpetual Preferred Stock (the “Series E Preferred Stock”), a $16.25 million stated value, to holders of Class A common stock and Series C Convertible Preferred Stock on an as-converted basis. Dividends will accrue on the stated amount of $25.00 per share of the Series E Preferred Stock at a rate per annum equal to 10.00%.

On December 16, 2024, we completed the distribution of approximately 5.0 million shares of our Class B common stock (the “Class B Common Stock”) to all holders of our Class A common stock and Series C Convertible Preferred Stock on an as-converted basis. There is currently no public trading market for the Class B Common Stock. While we presently intend to seek to have the Class B Common Stock listed for trading on the NYSE American within the foreseeable future, there can be no assurance when, or if, such a listing will occur. The Class B Common Stock is identical to the currently outstanding Class A common stock, with the exception that each share thereof carries 10 times the voting power of a share of Class A common stock. The Class B Common Stock is convertible at any time into Class A common stock on a one-for-one basis.

On November 20, 2024, pursuant to the approval provided by our stockholders at the annual meeting of stockholders held on June 28, 2024, we filed an Amendment to our Certificate of Incorporation with the State of Delaware to effectuate a reverse stock split of our Class A common stock affecting the issued and outstanding number of such shares by a ratio of one-for-thirty-five. The reverse stock split became effective on November 22, 2024. All share amounts in this prospectus have been updated to reflect the reverse stock split.

On December 23, 2024, we completed the distribution of 1.0 million shares of our Series F Exchangeable Preferred Stock (“Series F Preferred Stock”) to holders of Class A common stock and Series C Convertible Preferred Stock on an as-converted basis. The Series F Preferred Stock has a $1.00 liquidation preference and does not pay a dividend. Each share of Series F Preferred Stock will be exchangeable, at the option of its holder, for (i) 10 shares of Class A Common Stock of Ault Capital and (ii) five shares of Class B Common Stock of Ault Capital, at any time beginning on the later of (i) one year after issuance of the Series F Preferred Stock and (ii) the date of the registration under the Securities Act of 1933, as amended, of all of the foregoing shares of Ault Capital Class A Common Stock and Ault Capital Class B Common Stock. Once the Series F Preferred Stock has been exchanged into shares of Ault Capital Class A Common Stock and Class B Common Stock, our sole business will be our ownership of Sentinum, Inc., through which we operate our Bitcoin mining business as well as its HPC and AI operations.

In December 2024, pursuant to the November 2023 SPA we entered into with Ault & Company, we sold an aggregate of 3,020 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 25,509 shares of Class A common stock to Ault & Company, for an aggregate purchase price of $3.0 million. As of the date of this prospectus, Ault & Company has purchased an aggregate of 50,000 shares of Series C Convertible Preferred Stock and warrants to purchase an aggregate of 422,337 shares of Class A common stock, for an aggregate purchase price of $50.0 million.

On December 13, 2024 (the “Closing Date”), Third Avenue Apartments LLC (“Third Avenue”), which was a subsidiary of AGREE, completed the sale of its real property located at the southeast corner of 5th Street North and 3rd Avenue North in St. Petersburg, Florida (the “Property”). The Property was sold on the Closing Date to Cats Mirror Lake, LLC (the “Buyer”) pursuant to a contract of sale, as amended, entered into by Third Avenue and the Buyer. The sale price for the property was $13.0 million. In February 2025, Third Avenue filed a certificate of cancellation with the Delaware Secretary of State.

On December 21, 2024, we entered into a securities purchase agreement (the “December 2024 SPA”) with Ault & Company, pursuant to which we agreed to sell, in one or more closings, to Ault & Company up to 25,000 shares of Series G convertible preferred stock (“Series G Preferred Stock”) and warrants to purchase up to 4.2 million shares of Class A common stock (the “Series G Warrants”) for a total purchase price of up to $25.0 million. The December 2024 SPA provides that the financing may be conducted through one or more closings. Through May 30, 2025, pursuant to the December 2024 SPA, we have sold to Ault & Company 960 shares of Series G Preferred Stock and Series G Warrants to purchase 162,217 shares of Class A common stock, for a purchase price of $1.0 million.

Each share of Series G Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Class A common stock at a conversion price equal to the greater of (i) $0.10 per share, and (ii) the lesser of (A) $6.74 or (B) 105% of the volume weighted average price of the Class A common stock during the ten trading days immediately prior to the date of conversion. The conversion price is subject to adjustment in the event of an issuance of Class A common stock at a price per share lower than the conversion price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events. The holders of Series G Preferred Stock are entitled to cumulative cash dividends at an annual rate of 9.5%, or $95.00 per share, based on the stated value per share. Dividends shall accrue for 10 years from the date of issuance of such shares of Series G Preferred Stock and are payable monthly in arrears. For the first two years, we may elect to pay the dividend amount in shares of Class A common stock rather than cash. The holders of the Series G Preferred Stock are entitled to vote with the Class A common stock as a single class on an as-converted basis.

On February 5, 2025, we entered into an exchange agreement with an institutional investor, pursuant to which we issued to the investor a convertible promissory note in the principal face amount of $1.9 million (the “February 2025 Convertible Note”), in exchange for the cancellation of an outstanding term note we issued to the investor in April 2024. That note had an outstanding principal amount and accrued but unpaid interest of $1.9 million.  The February 2025 Convertible Note accrued interest at the rate of 15% per annum, unless an event of default (as defined in the February 2025 Convertible Note) occurs, at which time the February 2025 Convertible Note would accrue interest at 18% per annum. The February 2025 Convertible Note was to mature on May 5, 2025. The February 2025 Convertible Note was convertible into shares of Class A common stock at a fixed conversion price of $4.00 per share. The February 2025 Convertible Note was exchanged for the Orchid Exchange Note.

On March 14, 2025, we entered into an exchange agreement with Orchid pursuant to which we issued to Orchid the Orchid Exchange Note in the amount of $4.2 million in exchange for the cancellation of (i) a term note issued by us on May 16, 2024, with outstanding principal and accrued but unpaid interest of $0.7 million, (ii) a term note issued by us on May 20, 2024, with outstanding principal and accrued but unpaid interest of $1.5 million, and (iii) the February 2025 Convertible Note issued by us on February 5, 2025, with outstanding principal and accrued but unpaid interest of $2.0 million. Between March 28, 2025 and July 9, 2025, we issued 3,741,570 shares of Class A common stock valued at $4.4 million in payment of all principal and accrued interest on the Orchid Exchange Note.

On March 21, 2025, we entered into the SJC Exchange Agreement, pursuant to which we issued to SJC the SJC Convertible Note in the amount of $4.9 million in exchange for the cancellation of (i) a term note issued by us on January 14, 2025, with outstanding principal and accrued but unpaid interest of $2.6 million, (ii) a promissory note issued by us on March 7, 2025, with outstanding principal and accrued but unpaid interest of $0.5 million, (iii) a promissory note issued by us on March 12, 2025, with outstanding principal and accrued but unpaid interest of $1.5 million, and (iv) a promissory note issued by us on March 13, 2025, with outstanding principal and accrued but unpaid interest of $0.3 million.

On March 28, 2025, our majority owned subsidiary, Avalanche International Corp. (“AVLP”), filed a petition for liquidation under Chapter 7 of the bankruptcy laws. The filing placed AVLP under the control of the bankruptcy court, which will oversee its liquidation. As a result, we no longer consider AVLP a subsidiary of ours.

On March 30, 2025, we entered into an amendment to the November 2023 SPA to provide for an extension of the date on which the final closing may occur from December 31, 2024 to March 31, 2025, subject to Ault & Company’s ability to further extend such date for ninety (90) days.

On March 31, 2025, we entered into a securities purchase agreement with an institutional investor pursuant to which we agreed to sell up to 50,000 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) for a total purchase price of up to $50.0 million. The securities purchase agreement provides that the transaction shall be conducted through 49 separate tranche closings, provided, however, that the investor has the ability, exercisable in its sole discretion, to purchase any number of shares of Series B Preferred Stock prior to the dates of the tranche closings provided for in the securities purchase agreement. The initial tranche closing occurred on May 21, 2025, which consisted of the sale and issuance to the investor of 2,000 shares of Series B Preferred Stock for an aggregate of $2.0 million. The investor has purchased an additional 17,284 shares of Series B Preferred Stock through the date of this prospectus. Of such 19,284 shares of Series B Preferred Stock, the investor has converted approximately 15,623.65 shares of Series B Preferred Stock into 15,880,307 shares of Class A common stock as of the date of this prospectus. Pursuant to the securities purchase agreement, provided certain closing conditions have been met, the investor shall purchase up to 4,800 shares of Series B Preferred Stock on a monthly basis, with the investor being required to purchase 1,000 shares per month.

Each share of Series B Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Class A common stock at a conversion price equal to the greater of (i) $0.40 per share (the “Floor Price”), which Floor Price shall not be adjusted for stock dividends, stock splits, stock combinations and other similar transactions and (ii) 75% of the Corporation’s lowest VWAP on any Trading Day during the five Trading Days immediately prior to the date of conversion into shares of Class A common stock, but not greater than $10.00 per share (the “Maximum Price”), which Maximum Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

The holders of Series B Preferred Stock are entitled to cumulative cash dividends at an annual rate of 15%, or $150.00 per share, based on the stated value per share. Dividends shall accrue for as long as any shares of Series B Preferred Stock remain issued and outstanding and are payable monthly in arrears. For the first two years, we may elect to pay the dividend amount in additional shares of Series B Preferred Stock rather than cash. The holders of the Series B Preferred Stock are entitled to vote with the Class A common stock as a single class on an as-converted basis.

On April 1, 2025, we issued to an accredited investor a convertible promissory note in the principal face amount of $1.65 million in consideration for an advance we received of $1.5 million. The note accrues interest at the rate of 15% per annum, unless an event of default (as defined in the note) occurs, at which time the note would accrue interest at 18% per annum. The note will mature on September 30, 2025. The note is convertible into shares of Class A common stock at a conversion price equal to the greater of (i) the Floor Price and (ii) the lesser of 75% of the VWAP (as defined in the note) of the Class A common stock during the five trading days immediately prior to (A) the date of issuance of the note or (B) the date of conversion into shares of Class A common stock. During July 2025, we issued 920,265 shares of Class A common stock valued at $740,000 and during August 2025 we paid $994,000 in payment of all principal and accrued interest on the note.

On April 8, 2025, we issued to an accredited investor a convertible promissory note in the principal face amount of $110,000 in consideration for $100,000. The note accrues interest at the rate of 15% per annum, unless an event of default (as defined in the note) occurs, at which time the note would accrue interest at 18% per annum. The note will mature on September 30, 2025. The note is convertible into shares of Class A common stock at a conversion price equal to the greater of (i) $0.45 and (ii) the lesser of (A) 75% of the VWAP (as defined in the note) of the Class A common stock during the five trading days immediately prior to the date of issuance of the note or (B) 75% of the lowest daily VWAP of the Class A common stock during the five trading days immediately prior to the date of conversion into shares of Class A common stock. On June 16, 2025, we issued 60,526 shares of Class A common stock in payment of all principal and accrued interest.

On April 15, 2025, we issued to two accredited investors convertible promissory notes in the aggregate principal face amount of $5 million in aggregate gross consideration of $4 million in cash paid by the investors, prior to placement agent fees and expenses of approximately $460,000. The notes were issued with an original issue discount of twenty percent (20%), or $1 million. The notes do not accrue interest unless an event of default (as defined in the notes) occurs, at which time the notes would accrue interest at 20% per annum. The notes will mature on September 30, 2025. The notes are convertible into shares of Class A common stock at a conversion price equal to the greater of (i) $0.40 and (ii) 80% of the lowest closing price of the Class A common stock during the five trading days immediately prior to the date of conversion into shares of Class A common stock. Between June 18, 2025 and July 1, 2025, we issued 2,753,304 shares of Class A common stock valued at $3.4 million resulting in an outstanding principal amount of $1.6 million as of the date of this prospectus.

On May 13, 2025, we entered into an OID only term note agreement with an institutional investor with a principal amount of $1.4 million and an OID of $0.1 million. The maturity date of the promissory note is May 27, 2025. All principal and accrued interest on this promissory note has been paid. Mr. Ault entered into a personal guaranty agreement for the benefit of the investor.

On June 6, 2025, we entered into a settlement agreement (the “Agreement”) with our defense affiliate Gresham Worldwide, Inc. (“Gresham”) and Gresham’s senior secured lenders pursuant in its Chapter 11 bankruptcy proceedings. While the Agreement is subject to court approval, Gresham is expected to emerge from bankruptcy as a subsidiary of the Company on or before October 1, 2025.

On June 9, 2025, Sentinum entered into a Hosting Services Agreement (the “Agreement”) with a data center hosting company (the “Service Provider”). Under the Agreement, the Service Provider will provide Sentinum with operations and asset management services and access to approximately 20 megawatts of energy capacity and other critical infrastructure to be used for Sentinum’s Bitcoin mining operations. The Agreement has an initial term of one year with automatic one-year renewals unless either Sentinum or the Service Provider elects to terminate the Agreement 90 days prior to the end of the current term. Sentinum anticipates deploying approximately 6,800 S19j miners (the “Miners”) at the Service Provider’s data center.

Sentinum will pay the Service Provider a non-refundable fee of $10 per Miner for the setup, installation and configuration of the Miners (the “Initial Setup Fee”) as well as an initial deposit of $800,000 (the “Initial Deposit” and together with the Initial Setup Fee, the “Initial Fees”). The Initial Fees shall be paid out of Bitcoin rewards and Bitcoin transaction fee awards (the “Earned BTC”) that would otherwise be due to Customer until such time as 100% of the Initial Fees have been paid. Thereafter, Sentinum is entitled to 70% of the Earned BTC and the Service Provider is entitled to 30%. The Agreement provides that, during periods of high demand on the utility grid, the Service Provider has the option to curtail the electrical load to the facility and redirect the electrical load to the utility grid. Upon any curtailment, the net profits from such energy sales shall be equally split between Sentinum and the Service Provider.

On July 31, 2025, we entered into a securities purchase agreement (the “July 2025 SPA”) with Ault & Company, pursuant to which we agreed to sell, in one or more closings, to Ault & Company up to 100,000 shares of Series H convertible preferred stock (“Series H Preferred Stock”) for a total purchase price of up to $100 million. The July 2025 SPA provides that the financing may be conducted through one or more closings. Through the date of this prospectus, pursuant to the July 2025 SPA, we have sold no shares of Series H Preferred Stock to Ault & Company.

Each share of Series H Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Class A common stock at a conversion price equal to the greater of (i) $0.10 per share, and (ii) the lesser of (A) $0.79645 or (B) 105% of the volume weighted average price of the Class A common stock during the ten trading days immediately prior to the date of conversion. The conversion price is subject to adjustment in the event of an issuance of Class A common stock at a price per share lower than the conversion price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events. The holders of Series H Preferred Stock are entitled to cumulative cash dividends at an annual rate of 9.5%, or $95.00 per share, based on the stated value per share. Dividends shall accrue for 10 years from the date of issuance of such shares of Series H Preferred Stock and are payable monthly in arrears. For the first two years, we may elect to pay the dividend amount in shares of Class A common stock rather than cash. The holders of the Series H Preferred Stock are entitled to vote with the Class A common stock as a single class on an as-converted basis.

Our Corporate Structure

On September 10, 2024, we changed our name from Ault Alliance, Inc. to Hyperscale Data, Inc. (the “Name Change”). The Name Change did not affect the rights of our security holders. Our Class A common stock is traded on the NYSE American under the symbol “GPUS.” Existing stock certificates that reflect a prior corporate name continue to be valid. Certificates reflecting the new corporate name are issued as old stock certificates are tendered for exchange or transfer to our transfer agent.

In March and August of 2024, we reorganized our corporate structure pursuant to a series of transactions by and among the Company and its directly and indirectly owned subsidiaries as well as third parties. The purpose of the reorganization was to simplify our organizational and reporting structure to more accurately reflect our business operations. As a result of the foregoing transactions, our corporate structure is currently as follows:

Our Business Strategy

As principally a holding company, our business strategy is designed to increase stockholder value. Under this strategy, we are focused on managing and financially supporting our existing subsidiaries and partner companies, with the goal of pursuing monetization opportunities and maximizing the value returned to stockholders. We have, are and will consider initiatives including, among others: public offerings, the sale of individual partner companies, the sale of certain or all partner company interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize stockholder value, such as activist trading. We anticipate returning value to stockholders after satisfying our debt obligations and working capital needs.

On October 7, 2019, we created an Executive Committee which is comprised of our Executive Chairman, Chief Executive Officer and President. The Executive Committee meets on a daily basis to address the Company’s critical needs and provides a forum to approve transactions which are communicated to our Chief Financial Officer and Senior Vice President of Finance on a bi-weekly basis by our Chief Executive Officer.

Our Executive Committee approves and manages our investment and trading strategy. The Executive Committee has decades of experience in financial, investing and securities transactions. Led by our Founder and Executive Chairman, Milton C. (Todd) Ault, III, we seek to find undervalued companies and disruptive technologies with a global impact. We use a traditional methodology for valuing securities that primarily looks for deeply depressed prices. Upon making an investment, we often become actively involved in the companies we seek to acquire. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve stockholder value, to acquiring a controlling or sizable but non-controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. Mr. Ault relies heavily on William B. Horne, our Vice Chairman and Chief Executive Officer, and Henry Nisser, our President and General Counsel, to provide analysis and guidance on all acquisition targets and throughout the acquisition process.

From time to time, we engage in discussions with other companies interested in our subsidiaries or partner companies, either in response to inquiries or as part of a process we initiate. To the extent we believe that a subsidiary partner company’s further growth and development can best be supported by a different ownership structure or if we otherwise believe it is in our stockholders’ best interests, we will seek to sell some or all of our position in the subsidiary or partner company. These sales may take the form of privately negotiated sales of stock or assets, mergers and acquisitions, public offerings of the subsidiary or partner company’s securities and, in the case of publicly traded partner companies, transactions in their securities in the open market. Our plans may include taking subsidiaries or partner companies public through rights offerings, mergers or spin-offs and directed share subscription programs. We will continue to consider these and functionally equivalent programs and the sale of certain subsidiary or partner company interests in secondary market transactions to maximize value for our stockholders.

Over the recent past, we have provided capital and relevant expertise to fuel the growth of businesses in Bitcoin mining, generative AI and metaverse platform development, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics and textiles. We have provided capital to subsidiaries as well as partner companies in which we have an equity interest or may be actively involved, influencing development through board representation and management support.

Our Principal Subsidiaries and their Businesses

The following is a brief summary of the businesses in which we own a controlling interest, or whose financial statements we consolidated in this prospectus:

Sentinum

Sentinum conducts data center operations and Bitcoin mining through ACS.

Overview

Sentinum’s revenue is currently generated primarily from mining Bitcoin for our own account. However, during 2024 we began the process of transitioning our primary operations from Bitcoin mining to developing our Michigan data center, which constitutes a 617,000 square foot energy-efficient facility located on a 34.5 acre site in southern Michigan (the “Michigan Facility”) to support the growing demand of enterprise, HPC and AI cloud providers with high-density workloads.

Through its wholly owned and operated data centers, Sentinum’s mission is to support internal computing requirements and to empower AI-focused businesses and other businesses requiring high-density power with reliable, scalable, and secure hosting solutions. We currently have data centers in Michigan and Montana. The Michigan Facility’s design and available power provides Sentinum the ability to create bespoke solutions enabling it to seize growth opportunities within the broader data center services market. The Michigan Facility’s design continues to evolve to address prospective customer requirements, including cooling techniques such as direct to chip heat exchange and backup power systems such as uninterruptible power supplies with batteries to store energy. Sentinum can provide a range of service options tailored to a customer’s needs, including HPC and AI. HPC and AI are synonymous with applications requiring immense computational power to process complex models and perform real-time inferences. These use cases are being adopted by a wide range of industries, such as healthcare, energy, automotive, robotics and other autonomous systems. We are exploring the potential of working directly with end user companies as well as companies with which we could collaborate to provide comprehensive solutions.

Sentinum’s attentiveness to disruptive technologies such as HPC, AI and blockchain combined with the foundational elements of data centers, power infrastructure, telecommunications and security enable it to support the internal operations for Bitcoin mining alongside non-mining solutions for third party customers. The economies of scale created by Bitcoin mining operations provide a competitive advantage to Sentinum as it seeks to add non-mining applications to its services portfolio. If successful in adding non-mining applications, it is highly likely that the Bitcoin mining operations will be gradually phased out. Sentinum continues to evaluate opportunities to add HPC and AI applications. Sentinum conducts preliminary engineering design sessions with prospects and provides site tours at its Michigan Facility for prospective customers that we believe represent qualified opportunities. Sentinum continually monitors critical equipment supply chains and lead times in support of preferred installation timelines requested by prospective customers. During April 2025, Sentinum completed the installation requirements for deployment of a 250 kilowatts HPC customer.

Sentinum currently mines Bitcoin using purpose-built computers (or “miners”) to solve complex cryptographic algorithms (or “verify” or “solve” blocks) in the blockchain in exchange for rewards and fees denominated in the native token of that blockchain network, which is Bitcoin. Sentinum’s miners provide computing power to a Bitcoin mining pool operator, in which all the participants’ machines mine Bitcoin as a collective group, and Sentinum gets paid the expected value of both the block reward and transaction fees for doing so. The mining pool operator receives block rewards and transaction fees paid in Bitcoin by the blockchain when the mining pool finds new blocks. The reward and transaction fees are then shared by the pool participants based on their hash rate contributions to the pool, less a small amount of fees.

We have determined that Bitcoin, the only crypto asset that Sentinum mines, would likely not be considered a security under U.S. federal securities laws, in consultation with outside counsel. We base our analysis on relevant case law, applying the frameworks established by the U.S. Supreme Court and taking into consideration relevant guidance by the SEC and its staff. A particular crypto asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of Bitcoin, we may be subject to regulatory scrutiny, investigations, fines and penalties, which may adversely affect our business, operating results and financial condition. A determination that Bitcoin that we own or mine is a “security” may adversely affect the value of Bitcoin and our business.

We do not, however, currently acquire crypto assets for investment purposes. As of June 30, 2025, we held approximately one Bitcoin valued at $103,000, based on cost less impairment as of such date. During the three and six months ended June 30, 2025, our mining operations generated a net loss of $1.9 million and $3.1 million, respectively, and revenue of $4.9 million and $10.6 million, respectively. In comparison, during the three and six months ended June 30, 2024, our mining operations generated a net loss of $548,000 and net income of $2.8 million, respectively, and revenue of $8.7 million and $20.5 million, respectively. As of June 30, 2025, the $103,000 carrying value of our Bitcoin represented less than 0.1% of our total assets of $213.5 million as of such date.

Sentinum Breakeven Analysis

Since commencement of Sentinum’s mining operations in 2021, we have received approximately 3,127 Bitcoin for providing computing power to a Bitcoin mining pool operator and from hosted mining operations, pursuant to the terms of a Master Services Agreement (“MSA”) with Core Scientific, Inc. (“Core Scientific”), through June 30, 2025. The MSA terminated on August 31, 2024. The Bitcoin received is available for sale in the ordinary course of business, and while we believe that holding Bitcoin represents an attractive option to increase our liquid assets, due to our continued operating losses we currently sell Bitcoin as it is mined to fund our operating expenses. We believe that our integrated model with close control over our power sources and owning our Bitcoin mining data center helps us to produce Bitcoin with attractive cost efficiency, since we are not burdened with additional costs that are typical in a third party hosting relationship such as per miner operational fees and revenue sharing. This helps us to produce Bitcoin, excluding depreciation of our miners which is a non-cash expense, at a cost that we believe is attractive versus the price of Bitcoin.

Our net cost of power was between approximately $42 to $62 per megawatt-hour in 2024 to the present. During the six months ended June 30, 2025 and 2024, we had approximately 9,000 and 19,000 miners in operation, respectively. In aggregate, these miners generated approximately 109 and 508 Bitcoin during the six months ended June 30, 2025 and 2024, respectively, for providing computing power to a Bitcoin mining pool operator and from hosted mining operations with Core Scientific. Alternatively, during the six months ended June 30, 2025 and 2024, we generated an average of 0.60 and 2.79 Bitcoin per day, respectively, from our mining operations. Due to the termination of our hosting agreement with Core Scientific and the block reward halving that occurred during April 2024, the average Bitcoin mined from our operations has decreased to approximately 0.60 Bitcoin per day during the six months ended June 30, 2025. The following table reflects the actual costs that we incurred to mine one Bitcoin.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Depreciation	$46,378	$22,503	$42,927	$15,783
Utilities and other costs	91,552	27,833	85,945	18,820
Hosting Fees	-	22,196	-	19,514
	$137,930	$72,532	$128,872	$54,117

Additionally, Sentinum’s daily general and operating costs were approximately ($5,582) and ($3,076), respectively, per Bitcoin mined during the three and six months ended June 30, 2025, compared to $1,412 and ($62), respectively, during the three and six months ended June 30, 2024. Conversely, the price of Bitcoin ranged from approximately $38,500 to approximately $73,800 during the six months ended June 30, 2024 and from approximately $74,400 to approximately $112,000 during the six months ended June 30, 2025, and was approximately $112,400 as of August 21, 2025, according to Coin Market Cap.

On February 24, 2023, BNI Montana entered into an asset purchase agreement with TypeX, LLC to acquire two land lease agreements and two corresponding power purchase agreements in Montana. The lease and power agreements run for a period of 10 years, with a 10-year renewal option. Sentinum is building out and developing fully operational data centers dedicated to Bitcoin mining operations on the properties (the “Montana Facilities”). If we complete the initial phase of development of the Montana Facilities, which is currently on hold, then we would expect the Montana Facilities to provide up to a combined 20 megawatts (“MWs”) of power, enabling up to 6,500 S19j Pro Antminers to operate. Inclusive of costs previously incurred to acquire two land lease agreements and two corresponding power purchase agreements, the Montana Facilities would cost approximately $7 million. Further, given the favorable cost differential for power between Montana and Michigan, the increase in operating costs and depreciation from capitalized expenditures is expected to approximate the power cost savings. However, while completion of the development of the Montana Facilities would not be expected to have a negative impact on our operating results, we have currently placed this project on hold to focus on the development of our Michigan Facility to support HPC and AI applications. During 2025, we anticipate large expenditures in our Michigan Facility to facilitate the transition of the facility to support HPC and AI applications. Initially, these expenditures will likely increase Sentinum’s losses unless we are able to pass these costs on to our future customers. These uncertainties make it impossible to predict when, if ever, Sentinum will achieve profitable operations.

Thus, if the price of Bitcoin, level of difficulty to mine, the amount of the block reward or the amount of Bitcoin earned by miners for mining one block on the Bitcoin blockchain remain constant, then Sentinum will not be profitable in 2025. While we do not expect that Sentinum will achieve profitability during 2025, the expected cash generated from our Bitcoin mining operations is still expected to exceed that of our operating costs given the significance of depreciation charges, which is expected to account for nearly 20% of Sentinum’s total costs of operations during 2025.

During the six months ended June 30, 2025, Sentinum reported a loss from operations of approximately $3.1 million inclusive of depreciation and amortization of approximately $5.1 million. During the six months ended June 30, 2024, Sentinum reported income from operations of approximately $2.8 million inclusive of depreciation and amortization of approximately $8.2 million. As such, excluding capital expenditures, Sentinum generated approximately $2.0 million and $11.0 million in cash for the six months ended June 30, 2025 and 2024, respectively. The cash generated from operations was used to pay for a portion of the costs we incurred.

Bitcoin and Bitcoin Mining Overview

Blockchain and Bitcoin Overview

Many forms of crypto assets, including Bitcoin, are a type of digital asset that function as a medium of exchange, a unit of account and/or a store of value (i.e. a new form of digital money). Crypto assets operate by means of blockchain technology, which generally uses open-source, peer-to-peer software to create a decentralized digital ledger that enables the secure use and transfer of crypto assets. We believe that Bitcoin and the associated blockchain technology has potential advantages over traditional payment systems, including: the tamper-resistant nature of blockchain networks; rapid-to-immediate settlement of transactions; lower fees; elimination of counterparty risk; protection from identify theft; broad accessibility; and a decentralized nature that enhances network security by reducing the likelihood of a “single point of failure.” However, since centralized exchanges, which operate intermediate processes for executing trades, storing coins and initiating transactions, account for the majority of Bitcoin trading volume there remains the risk that a malicious actor may be able to alter blockchains on which transactions of crypto asset reside and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. Additionally, cybersecurity risks from unauthorized third parties employing illicit operations such as hacking, phishing and social engineering, could introduce a level of counterparty risk, in other words a risk that a party is unable to fulfill its contractual obligations. Recently, crypto assets, and Bitcoin in particular, have gained widespread mainstream attention and have begun to experience greater adoption by both retail and institutional holders and the broader financial markets. For example, Bitcoin’s aggregate market value had appreciated to $2.13 trillion in June 2025 compared to $828 billion in December 2023. All figures are derived from Coin Market Cap. As Bitcoin, and blockchain technologies more generally, have entered the mainstream, prices of Bitcoin have reached all-time highs, albeit with periodic price decreases, and the broader ecosystem has continued to develop. While we expect the value of Bitcoin to remain volatile, we believe this increase in its aggregate market value signals institutionalization of Bitcoin and wider adoption of crypto asset. For example, in January 2024, the SEC approved the listing and trading of Bitcoin exchange-traded funds, of which, as of August 21, 2025, approximately 43 are trading with over $157 billion of Bitcoin assets held (https://etfdb.com/themes/bitcoin-etfs/#complete-list&sort_name=assets_under_management&sort_order=desc&page=1).

Bitcoin is a decentralized asset that enables near instantaneous transfers. Transactions occur via an open-source, cryptographic protocol platform which uses peer-to-peer technology to operate with no central authority. The online network hosts the public transaction ledger, known as the blockchain, and each crypto asset is associated with a source code that comprises the basis for the cryptographic and algorithmic protocols governing the blockchain. In a crypto asset network, every peer has its own copy of the blockchain, which contains records of every historical transaction — effectively containing records of all account balances. Each account is identified solely by its unique public key (making it effectively anonymous) and is secured with its associated private key (kept secret, like a password). The combination of private and public cryptographic keys constitutes a secure digital identity in the form of a digital signature, providing strong control of ownership.

No single entity owns or operates the network. The infrastructure is collectively maintained by a decentralized public user base. As the network is decentralized, it does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of the currency units. Rather, the value is determined by market factors, supply and demand for the units, the prices being set in transfers by mutual agreement or barter among transacting parties, as well as the number of merchants that may accept the crypto asset. Since transfers do not require involvement of intermediaries or third parties, there are only nominal transaction costs in direct peer-to-peer transactions. For example:

•	In terms of conventional peer-to-peer transactions, there either are no fees or they are de minimis (Source: https://www.kraken.com/en-us);

•	For purposes of traditional networks, there are nominal fees associated with any transaction (Source: https://bitinfocharts.com/bitcoin); and

•	As of August 21, 2025, the 90-day simple average Bitcoin network transaction fee is $0.782 per transaction, which is still low compared to conventional transaction fees charged by banks and other more traditional financial institutions (https://bitinfocharts.com/bitcoin).

The network fee is separate and distinct from the pool fee we pay Luxor Technology (“Luxor”) for its services in acting as a pool operator, discussed below. The network fee is applicable to anyone who transacts on the blockchain.

Given that block space is limited, mining fees can and often do fluctuate significantly from transaction to transaction as a result of “congestion.” However, this congestion does not negate any of the statements made immediately above.

Units of Bitcoin can be converted to fiat currencies, such as the U.S. dollar, at rates determined on various exchanges, such as Binance, Coinbase, Bybit, Kraken, Gemini and others. Bitcoin prices are quoted on various exchanges and fluctuate with extreme volatility.

We believe that Bitcoin, the only crypto asset we provide computing power to a mining pool operator for mining purposes, offers many advantages over traditional, fiat currencies, though many of these factors also present potential disadvantages and may introduce additional risks, including:

•	Acting as a fraud deterrent, as crypto assets are digital and cannot be counterfeited or reversed arbitrarily by a sender;

•	Immediate settlement;

•	Elimination of counterparty risk;

•	No trusted intermediary required;

•	Lower fees;

•	Identity theft prevention;

•	Widespread accessibility;

•	Transactions are verified and protected through a confirmation process, which prevents the problem of double spending;

•	Decentralized — no central authority (government or financial institution); and

•	Not recognized universally and not bound by government imposed or market exchange rates.

However, crypto assets may not provide all of the benefits they purport to offer.

Limitations on Bitcoin Mining

In addition to competition, there are two principal factors that may affect Bitcoin mining companies: (i) limitations on the supply of Bitcoin; and (ii) the market price of Bitcoin.

The blockchain’s method for creating new Bitcoins is mathematically determined in a manner such that the supply of Bitcoins grows at a limited rate pursuant to a pre-set schedule. Specifically, the number of Bitcoins awarded for solving a new block is automatically halved for every 210,000 blocks that are solved. The current fixed reward for solving a new block is 3.125 Bitcoins per block, which was reduced from 6.25 Bitcoins in April 2024 and will be reduced further to 1.5625 Bitcoins per block in approximately March 2028. This deliberately controlled rate of Bitcoin creation means that the number of Bitcoins in existence will never exceed 21 million and that Bitcoin cannot be devalued through excessive production unless the Bitcoin network’s source code and the underlying protocol for Bitcoin issuance is altered. This also means, however, that our revenue prospects will decline unless the price of a Bitcoin increases commensurately or we acquire more miners, which we do not intend to do.

We only participate in mining pools that mine Bitcoin. Our ability to generate revenue from these mining operations will be dependent on the price of Bitcoin. The price of Bitcoin has experienced substantial volatility, including fluctuation patterns which may reflect “bubble” type volatility, meaning that high or low prices at a given time may not be indicative of the current or future value of Bitcoin. The price of a Bitcoin may be subject to rapidly changing investor and market sentiment, and may be influenced by factors such as technology, regulatory developments and media coverage. Further, Bitcoin’s value may be based on various factors, including their acceptance as a means of exchange or purchasing power by consumers and vendors, volume, liquidity and transferability and market demand. Bitcoin’s current price reflects, in part, the belief by some that Bitcoin could become a widely accepted form of currency; however, if this prediction turns out to be incorrect its price could decrease dramatically, as would our prospects for future revenue and profits. See “Risk Factors – Risks Related to Our Bitcoin Operations” for more information on the risks we face due to our mining of Bitcoin and its speculative and volatile nature.

Bitcoin Mining and Mining Pools

As a participant in a Bitcoin mining pool, we use specialized miners to solve cryptographic math problems necessary to record and “publish” crypto asset transactions to blockchain ledgers. Generally, each crypto asset has its own blockchain, which consists of software code (also known as a protocol), which is run by all the computers on the network for such blockchain. Within this code, transactions are collated into blocks, and these blocks must meet certain requirements to be verified by the blockchain software, added to the blockchain or ledger of all transactions and published to all participants on the network that are running the blockchain software. After a transaction is verified, it is combined with other transactions to create a new block of data for the blockchain. For proof-of-work blockchains, the process of verifying valid blocks requires computational effort to solve a cryptographic equation, and this computational effort protects the integrity of the blockchain ledger. This process is referred to as “mining.” As a reward for verifying a new block, miners receive payment in the form of the native crypto asset of the network, in our case Bitcoin. This payment is comprised of a block reward (i.e., the automatic issuance of new Bitcoin) and the aggregated transaction fees for the transactions included in the block (paid in existing crypto asset tokens by the participants to the transactions). The block reward payments and the aggregated transaction fees provide the incentive for miners to contribute hash rate to the network.

A “hash” is the actual cryptographic function run by the miners, and is a unique set of numbers and letters derived from the content of the block. The protocol governing the relevant blockchain sets certain requirements for the hash. Miners compete to be the first to generate a valid hash meeting these requirements and, thereby, secure payment for solving the block. Hash rate is the speed at which miners can complete the calculation, and therefore is a critical measure of performance and computational power. A high rate means a miner may complete more calculations over a given period and has a greater chance to solve a block. An individual miner has a hash rate total of its miners seeking to mine a specific crypto asset, and the blockchain-wide hash rate for a specific crypto asset, in our case Bitcoin, can be understood as the aggregate of the hash rates of all of the miners actively trying to solve a block on that blockchain at a given time.

The protocols governing Bitcoin are coded to regulate the frequency at which new blocks are verified by automatically adjusting what is known as the “mining difficulty,” which is the level of computational activity required before a new block is solved and verified. For example, on the Bitcoin blockchain the protocol is coded such that a new block is solved and verified approximately every ten minutes. As such, to the extent the hash power on the network is increased or decreased due to, for example, fluctuations in the number of active miners online, mining difficulty is correspondingly increased or decreased to maintain the preset interval for the verification of new blocks.

On Bitcoin networks, the rewards for solving a block are also subject to periodic incremental halving. Halving is a process designed to control the overall supply and reduce the risk of inflation in Bitcoin using a proof-of-work consensus algorithm. After a predetermined number of blocks are added to the blockchain, the mining reward is cut in half, hence the term “halving.” The last halving for Bitcoin occurred on April 20, 2024. Transaction fees are variable and depend on the level of activity on the network. Generally, transaction fees increase during times of network congestion, as miners will prefer transactions with higher fees, and therefore a higher fee can reduce the time to process a transaction, and decrease when there are fewer transactions on the network.

As the total amount of available hash rate has increased on the Bitcoin network, it has become increasingly difficult for any individual miner to independently solve a block and as a result “mining pools” have emerged as an efficient way for miners to pool resources. Mining pools aggregate the hash rate of various miners participating in the mining pool. In this way the mining pool operator, rather than an individual miner, validates the block and receives the block reward and related transaction fees. The mining pool is organized by a third party, in our case, Luxor. All of the approximately 9,500 miners currently in operation at our Michigan facility provide hash rate to the Luxor mining pool. In consideration for receiving a percentage of the earned block rewards and transaction fees, Luxor administers the pool and ensures that the participants in the pool receive their share of the block reward and related transaction fees, generally pro-rata to their contributed hash rate. Mining pools offer miners more predictable and consistent revenue compared to mining individually. We participate in mining pools by providing what the industry refers to as “hashrate” to the pool. Hashrate is defined as the computing power that our mining equipment produces when helping to validate a block that the mining pool is trying to solve. We use the FPPS, or Full Pay-Per-Share, method when mining with Luxor. Pursuant to the “Full Pay-Per-Share” model, both the block reward and the mining service charge are settled according to the theoretical profit. It includes the calculation of a standard transaction fee within a certain period and distributes it to mining pool participants according to their hash power contributions in the pool. It increases the mining pool participants’ earnings by sharing transaction fees. Standard transaction fees are calculated using a certain period which are then distributed to miners according to their hash power contributions in the pool. Luxor currently charges us a 0.68% mining fee.

We provide computing power to the mining pool, which is run by the mining pool operator with which we contract, which in turn provides transaction verification services. Based on the terms of the agreement, in our judgment, the mining pool operator is considered the principal in providing mining pool services. We recognize revenue, net of certain transaction fees from the mining pool operator, which are not considered material. Our current mining pool agreement is cancelable at any time by either party without penalty. Revenue received for providing computing power would be directly impacted positively or negatively should we start and stop providing computing power to the mining pool operator within a given reporting period.

Our Strategy

Own and Operate Our Mining Facilities

We have in the past invested heavily in purchasing, building and operating our mining facilities, though we have no intention of acquiring more miners. By owning and operating our miners at facilities that offer competitive advantages, including access to reliable, low-cost, renewable power, we expect to have greater control over the timing of the deployment of our miners. We also may enhance our ability to intelligently and quickly adapt our operating model and reap savings compared to paying for outsourced operations and infrastructure.

Reliable, Low-Cost, Renewable Power

Power represents our highest variable direct cost for our mining operations, with electrical power required to operate the miners. We believe the combination of increased mining difficulty, driven by greater hash rates, and the periodic adjustment of reward rates, such as the halving of Bitcoin rewards, will drive the increasing importance of power efficiency in Bitcoin mining over the long term. As a result, we are focused on deploying our miners at locations with access to reliable, renewable power sources, as successfully doing so should enable us to reduce our power costs.

Miners require considerable amounts of electrical energy to perform their functions and mine Bitcoin; consequently, a critical aspect of operating in the crypto asset mining industry is obtaining a reliable supply of electricity at a relatively low and stable cost. To this end, in January 2021, ACS purchased the Michigan Facility. Since the purchase of the Michigan Facility, we have invested in infrastructure improvements and began both ramping up the power capacity and installing miners. To date, we have increased the power load from 1.5 MWs to approximately 30 MWs. ACS recently announced that it has reached an agreement in principle with the local utility expected to energize the Michigan Facility, enabling ACS to increase its power capacity from approximately 30 MWs to 300 MWs. The completion of the power upgrade is anticipated to take 44 months from execution of a formal letter of authorization between ACS and the utility, which is currently being negotiated. In addition, ACS has reached an agreement in principle with the local natural gas utility to provide the capability to energize the Michigan Facility with an additional 40 MWs. The project is expected to be completed within 18 months of the execution of definitive agreements. Combined, this would enable ACS to increase its power capacity from approximately 30 MW to approximately 340 MW. Currently, we have approximately 4,900 S19j Pro Antminers and approximately 4,600 S19 XP Antminers in operation at our Michigan Facility but it is our intention to dedicate all the power capacity at the Michigan Facility to our AI hyperscale data center operations. If successful, we expect to either sell any idle miners in the secondary market or relocate any idle miners to a third party hosting facility, which could be between 12,500 and 16,500 miners.

We have also invested in a data center through BNI Montana. We have completed the build-out at one of the two sites at the Montana Facilities, which provides up to 10 MWs of power. If we complete the build-out of the second site, which is currently on hold pending the transition of our Michigan Facility to support HPC and AI applications, the Montana Facilities will provide up to a combined 20 MWs of power and allow us to operate approximately 6,500 miners. We believe that the capacity of the Montana Facilities can be significantly expanded, and we have begun an electrical load study in collaboration with the local utility to explore potential power upgrades. However, given the current price of Bitcoin and the level of difficulty to mine, at this time we have no plans to expand the capacity at the Montana Facilities, which has the capacity to operate approximately 2,600 S19j Pro Antminers. Although we are not presently mining at the Montana Facilities, given the recent increase in the price of Bitcoin, we expect to resume mining there during June 2025.

We continue to evaluate other sites, locations, and partnerships for additional and alternative support of future mining operations. While we have not at present entered into any other agreements, we continue to explore and evaluate additional facilities that would enable us to expand our mining operations as needed.

Our Bitcoin Mining Operations

Currently, we have approximately 4,900 S19j Pro Antminers and approximately 4,600 S19 XP Antminers in operation at our Michigan Facility and no Antminers in operation at our Montana facility. Additionally, approximately 9,700 S19j Pro Antminers are not in operation, primarily because of the termination of our hosting agreement with Core Scientific on August 31, 2024. Antminers in operation have an aggregate mining production capacity of approximately 1.13 exahashes per second.

Our strategy includes identifying clean power for our Bitcoin mining operations. Management has considered the issues surrounding the environmental impact of our Bitcoin mining operations and concluded that the environmental impact of our mining operations is not material. The basis for this conclusion was that Indiana Michigan Power, the regulated utility that provides power to our Michigan Facility, reported that in 2023 it generated more than 87% of its energy from emission-free sources, including solar, wind, hydro and nuclear. The power source for our Montana Facilities, Basin Electric Power Cooperative, reported that approximately 28% of its power was from emission-free sources, primarily wind and hydro. Since we are only mining Bitcoin at our Michigan Facility, approximately 87% of our mining operations are being generated from emission-free sources. If we resume operations at our Montana Facilities, more than 75% of power used in our mining operations would be generated from emission-free sources. In addition to our continued expansion investments at the Michigan Facility, we also seek out new locations to support our bitcoin mining business. We consider sites with a variety of offerings, including purchasing the site (as we have done in Michigan), but also leasing buildings and facilities (as we have done with the Montana Facilities), hosting relationships and strategic partnerships. At this time, we have not entered into any new mining agreements at locations other than the Michigan Facility and the Montana Facilities. We mine Bitcoin only.

Coins that are mined are held in a custodial account. We securely store our Bitcoin at Gemini Trust Company, LLC (“Gemini”), a regulated, audited and insured crypto asset custodian. Gemini is a fiduciary and qualified custodian under the New York Banking Law and is licensed by the New York State Department of Financial Services. Additionally, Gemini holds numerous money transmitter licenses or the statutory equivalent and has obtained System and Organization Controls (“SOC”) 1 Type 2 and SOC 2 Type 2 certifications from its independent third-party auditor, Deloitte and Touche LLP. A SOC 1 report evaluates controls that are applicable to internal control over financial reporting whereas a SOC 2 report evaluates a security framework that authenticates an organization’s ability to securely handle customer data. Further, Gemini has insurance coverage against the theft of crypto assets that results from a direct security breach or hack of Gemini’s systems, or theft by a Gemini employee.

The custody arrangements require that we mine to a custodial wallet address where the private key is held by the custodian and all keys for the wallet are held in cold storage. This provides a layer of protection in both the transaction and liquidation phases of the operations by using multi-factor and multi-person approval processes, to include know your customer and anti-money laundering (“AML”) procedures of the receiving party. We will either hold the Bitcoin or may choose to convert those assets into fiat currency depending on financial needs and plans. When we opt to convert the Bitcoin we sell or exchange our Bitcoin through Gemini, the custodian of our digital wallet. When we elect to make a sale or exchange our Senior Vice President - Finance submits a request to Gemini’s execution department to exchange Bitcoin for U.S. dollars. Gemini sends an approval email to both our CEO and CFO to approve. Once approved by either our CEO or CFO, Gemini executes the sale/exchange on its trading platform at current market prices, less commissions, and deposits the U.S. dollars into our bank account.

Beyond the foregoing, our custody agreement with Gemini provides that:

•	Gemini provides a unique custody account in which all our blockchain assets are held, which are segregated from all others’ assets and are verifiable through the blockchain; and

•	Gemini charges us fees in Bitcoin, which is deducted from our digital assets on the last business day of every month.

Currently, we are converting Bitcoin received from our mining activities into fiat currency on a nearly daily basis to pay operating costs and purchase commitments for expansion activities at our facilities. We do not hold any Bitcoin for investment.

Regulation

The laws and regulations applicable to crypto asset are evolving and subject to interpretation and change. Governments around the world have reacted differently to crypto assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the United States, many crypto assets are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements, which generally does not apply to Bitcoin. As crypto assets have grown in both popularity and market value, the U.S. Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network (“FinCEN”), the SEC, the Commodity Futures Trading Commission (“CFTC”), Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau, the Department of Justice (“DOJ”), the Department of Homeland Security, the Federal Bureau of Investigation (“FBI”), the Internal Revenue Service (“IRS”) and state financial regulators, have been examining the operations of crypto asset networks, crypto asset users and crypto asset exchange markets, with particular focus on the extent to which crypto assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange crypto assets for users.

Many of these state and federal agencies have issued consumer advisories regarding the risks posed by crypto assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of crypto asset transactions or requirements for businesses engaged in activities related to crypto assets. Depending on the regulatory characterization of the Bitcoin we mine, the markets for Bitcoin in general, and our activities in particular, may be subject to one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of crypto asset markets and our crypto asset operations. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against crypto asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from crypto asset activity. There is also increasing attention being paid by U.S. federal and state energy regulatory authorities as the total load of crypto mining grows and potentially alters the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies are also actively reviewing the impact of crypto mining in their respective states. For example, in May 2023, Montana enacted S.B. 178 which established a right-to-mine for digital assets and prevents local governments from enacting any ordinance, resolution, or rule that selectively targets digital asset miners. In 2022, Michigan considered a bill that would establish a blockchain and cryptocurrency commission aimed at, among other things, examining the feasibility of regulating the energy consumption associated with the cryptocurrency industry and investigate blockchain and cryptocurrency. The bill has, as of the date of this prospectus, yet to be signed into law. In addition to Michigan and Montana, other states are also considering or have enacted laws aimed at regulating crypto mining. For example, in 2022, New York placed a two-year moratorium on certain cryptocurrency mining companies that use fossil fuels, which expired in November 2024.

Environmental

The perceived threat of climate change continues to attract considerable attention in the United States and around the world. Numerous proposals have been made and could continue to be made at the international, national, regional and state levels of government to monitor and limit emissions of greenhouse gases (“GHGs”). These efforts have included consideration of cap-and-trade programs, carbon taxes, GHG disclosure obligations and regulations that directly limit GHG emissions from certain sources. In addition, President Biden identified addressing climate change and the energy transition as priorities under his Administration. He has issued executive orders and regulatory directives related to climate change, and has recommitted the United States to long-term international goals to reduce emissions. In recent years, the U.S. Congress has considered legislation to reduce emissions of GHGs and has included climate change considerations in its funding bills. For example, the Inflation Reduction Act of 2022, which appropriates significant federal funding for renewable energy initiatives, was signed into law in August 2022 and could accelerate the transition away from fossil fuels. These laws, initiatives, and associated regulations or other national or regional commitments to reduce GHG emissions could adversely affect fossil fuel consumption, require the installation of emissions control technologies, and increase the expense associated with the purchase of emissions reduction credits or allowances to comply with current or future emissions reduction programs. It is uncertain how many of the Biden Administration’s initiatives will continue to remain in force under the Trump Administration.

At the federal level, the Environmental Protection Agency (“EPA”) has also adopted rules that, among other things, establish construction and operating permit reviews, emissions control standards, and monitoring and annual reporting for GHG emissions from certain large stationary sources. In November 2021, the Biden Administration released “The Long-Term Strategy of the United States: Pathways to Net-Zero Greenhouse Gas Emissions by 2050,” which establishes a roadmap to net zero emissions in the United States by 2050 through, among other things, improving energy efficiency, decarbonizing energy sources via electricity, hydrogen and sustainable biofuels, eliminating subsidies provided to the fossil fuel industry, reducing non-CO2 GHG emissions and increasing the emphasis on climate-related risks across government agencies and economic sectors. Additionally, from time to time the EPA has proposed, revised, and adopted rules establishing new source performance standards for certain pollutants from coal-fueled electric generating plants.

We note that the implementation of the rule depends, in part, on the widespread development, adoption, and availability of carbon capture and storage technology and solutions, which may not be certain at this time. We also note that this proposed rule is subject to intense political debate and its adoption or implementation were impacted by the results of the 2024 election cycle, though the extent of any changes to the prior regulatory regime remain undetermined. While no final rule has been published to date, this proposed rule and any other new agency action or rulemaking that applies to our facilities could increase our compliance costs or otherwise materially restrict our operations. Currently, it is unclear how future legislation and regulation will affect our Bitcoin mining operations. The course of future legislation and regulation in the United States remains difficult to predict, and potential increased costs associated with new legislation or regulation cannot be predicted at this time.

Competition

Our business environment is constantly evolving, and cryptocurrency miners can range from individual enthusiasts to professional mining operations with dedicated data centers. We compete with other companies that focus all or a portion of their activities on cryptocurrency mining activities at scale. We face significant competition in every aspect of our business, including, but not limited to, the ability to raise capital, obtaining the lowest cost of electricity, obtaining access to energy sites with reliable sources of power, and evaluating new technology developments in the industry.

At present, the information concerning the activities of these enterprises may not be readily available as the vast majority of the participants in this sector do not publish information publicly or the information may be unreliable. Published sources of information include “bitcoin.org” and “blockchain.info”; however, the reliability of that information and its continued availability cannot be assured and the contents of these sites are not incorporated into this prospectus.

A number of public companies (traded in the U.S. and internationally) and private companies may be considered to compete with us, including the following companies:

•	Argo Blockchain PLC;

•	Bit Digital, Inc.;

•	Bitdeer Technologies Group;

•	Bitfarms Technologies Ltd.;

•	Cipher Mining Inc.;

•	CleanSpark, Inc.;

•	Core Scientific, Inc.;

•	Digi Power X Inc.;

•	Galaxy Digital Holdings Ltd.;

•	Hive Blockchain Technologies Inc.;

•	Hut 8 Mining Corp.;

•	IREN Limited;

•	Marathon Digital Holdings, Inc.;

•	Northern Data AG;

•	Riot Blockchain, Inc.;

•	Stronghold Digital Mining, Inc.; and

•	TeraWulf Inc.

Intellectual Property

We do not currently own, and do not have any current plans to seek, any patents in connection with our existing and planned blockchain and cryptocurrency related operations. We do expect to rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and expect to license the use of intellectual property rights owned and controlled by others.

Blockchain Background

Blockchain technology first came to public attention in 2008 as the database technology that underpins Bitcoin, the world’s first cryptocurrency. Blockchains are generally open-source, peer-to-peer software programs that act as decentralized digital ledgers, each comprising a series of data “blocks” that are linked and secured using cryptography in a “chain.” The blockchain program consists of a software protocol with several functions. The software protocol is run by multiple computer systems or “nodes.” For many blockchain networks, each node has its own copy of the blockchain ledger, which contains a historical record of every transaction. The digital ledger continuously grows as new blocks are added to it to record the most recent transactions in a linear, chronological order. The same information is stored across a network of computers all over the world, and this record makes it possible to track the ownership and transfer of cryptocurrency from the creation of the blockchain to its current state, and effectively records of all account balances (as one can identify what account holds what value through the decentralized ledger).

We do not operate a complete node; rather, as noted above under the heading “Bitcoin Mining and Mining Pools,” we provide computing power to a pool operator.

The blockchain protocol allows users to submit transactions to the network for confirmation. However, a transaction will not be accepted by the protocol if the inputs to the transaction have previously been used in another transaction. This prevention of “double spending” is a key security feature of blockchain networks.

Another key function of the blockchain that protects the integrity of the network is the hashing process, which acts as a tamper-evident seal that confirms the validity of the new block and all earlier blocks. Hashing is the process of a block being posted to the network. Hashing results from miners, who are responsible for receiving broadcast transactions, processing those transactions into new blocks and updating the blockchain with the new blocks through hashing. The hashing process ties every new block to the existing block on the blockchain to ensure each is a continuous record of verified transactions.

The hashing algorithm on a proof-of-work blockchain network is a mathematical transformation function with two key properties. The first important function of hashing is that the algorithm accepts any alphanumeric dataset as an input and produces a unique output code. The smallest change in the dataset results in a significant change in the unique code. Any tampering of the dataset can be detected by re-hashing the data and checking for a change in the unique code. Any user that runs the hash algorithm on the same data will derive the same unique code. Consequently, the data on the distributed ledger can be run through a series of hash algorithms to create a unique code, which would reveal if any changes to the ledger have been made.

Second, whenever a new set or “block” of transactions is added to the ledger, it is appended with the code from the prior state of the ledger before it is hashed. Thus, the hash created from the new block will incorporate the hash from the previous block. An alteration made to an earlier block would make the hashes of all subsequent blocks invalid, as the discrepancy would be easily detected by future miners through the protocols governing the blockchain. If a hacker were to attempt to make a change to an earlier block and broadcast it along with following blocks to the other nodes on the network, that broadcast would be discarded in favor of one from a different node which complied with the requirements of the protocol.

Thus, in addition to creating new blocks, miners “vote” with their computer power, expressing their acceptance of valid blocks by working on adding them to the blockchain, and rejecting invalid blocks by refusing to work on them. If a miner’s proposed block is added to the blockchain by a majority of the nodes on the network, it is considered part of the blockchain. The nodes on the network synchronize with each other to ensure that once a block is accepted by the majority, the new block will eventually be added to all the nodes. Consequently, the historical state of the ledger can be changed if control of more than 50% of the network is obtained; however, in the case of widely held cryptocurrencies with non-trivial valuations, it may be economically prohibitive for any actor or group of actors acting in concert to obtain computing power that consists of more than 50% of the network.

Unlike proof-of-work networks, in which miners expend computational resources to compete to validate transactions and are rewarded cryptocurrency in proportion to the amount of computational resources expended, in a proof-of-stake network, miners (sometimes called validators) risk or “stake” assets to compete to be randomly selected to validate transactions and are rewarded cryptocurrency in proportion to the amount of assets staked. Any malicious activity, such as mining multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked assets. Proof-of-stake is viewed by some as more energy efficient and scalable than proof-of-work.

Blockchain technology enables the secure use and transfer of digital assets. “Digital asset” is a broad term that encompasses additional applications, including ownership, transaction tracking, identity management, and smart contracts. A digital asset can represent physical or virtual assets, a value, or a use right/service (e.g., computer storage space).

Whereas digital assets can take many forms and be used for a variety of functions, cryptocurrencies are a type of digital asset that primarily function as a medium of exchange, a unit of account, and/or a store of value. Cryptocurrencies allow anyone who holds a compatible wallet, anywhere in the world, to hold and transfer that cryptocurrency without the need for an intermediary or trusted third party. Units of a cryptocurrency may exist only as data on the internet, and often are not issued or controlled by any single institution, authority or government. Whereas most of the world’s money currently exists in the form of electronic records managed by central authorities such as banks, units of a non-government cryptocurrency exist as electronic records in a decentralized blockchain database. Because cryptocurrencies have no inherent intrinsic value, the value of cryptocurrencies is determined by the value that various market participants place on them through their transactions. Bitcoin, Ethereum and other cryptocurrencies have historically exhibited high price volatility relative to more traditional asset classes.

Private entities also issue digital assets called “stablecoins” whose prices are pegged to those of an underlying fiat currency, a commodity or other financial instrument or other physical asset and are therefore less susceptible to volatility. Stablecoins can be backed by fiat money, physical assets, or other crypto assets. Government institutions are also reportedly testing and considering issuing Central Bank Digital Currencies (“CBDC’s”). While stablecoins or CBDC’s may exhibit less price volatility than other cryptocurrencies, both rely on a central authority to establish the value of the asset, and therefore represent an exception to the general discussion of the design of cryptocurrencies in this prospectus.

Each cryptocurrency has a source code that comprises the basis for the cryptographic and algorithmic protocols, which govern the blockchain. The source code is commonly open-source and therefore can be inspected by anyone, and is maintained on an ongoing basis through contributors proposing amendments to the protocol, which are peer reviewed and adopted by consensus among participants on the blockchain network. These protocols govern the functioning of the network, including the ownership and transfer of the cryptocurrency, and are executed on the decentralized peer-to-peer blockchain infrastructure. The peer-to-peer infrastructure on which a blockchain operates is not owned or operated by a single entity. Instead, the infrastructure is collectively maintained by a decentralized user base. Each peer user is generally known as a “node” or “miner,” and each miner processes transactions on the network in accordance with the protocols of the relevant cryptocurrency.

As a result, these cryptocurrencies do not rely on either governmental authorities or financial institutions to create, transmit or determine the value of units of cryptocurrency. Rather:

•	the creation of units of cryptocurrency generally is governed by the source code, not a central entity;

•	the transmission of a cryptocurrency is governed by the source code and processed by the decentralized peer-to-peer network of nodes or miners; and

•	the value of a cryptocurrency is generally determined by the market supply of and demand for the cryptocurrency, with prices set in transfers by mutual agreement or barter, as well as through acceptance directly by merchants in exchange for goods and services.

Cryptocurrencies may be open-source projects with no official developer or group of developers that control the network. However, certain networks’ development may be overseen informally by a core group of developers that may propose quasi-official releases of updates and other changes to the network’s source code. The release of updates to a blockchain network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the source code by downloading the proposed modification of the network’s source code. A modification of the network’s source code is effective only with respect to the users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, a modification to the source code becomes part of a blockchain network only if accepted by participants collectively having most of the processing power on the network.

Each “account” on a blockchain network is identified by its unique public key, and is secured with its associated private key (which the account holder must keep secret, like a password). Cryptocurrencies are treated as bearer assets, because possession of the private key generally determines who controls or owns a cryptocurrency. Protecting private keys from unwarranted access and theft is critically important, as once the private key is taken, in most circumstances, control over the related cryptocurrency is gone. The combination of private and public cryptographic keys constitutes a secure digital identity in the form of a digital signature. As long as the private key is kept private (i.e., confidential to the owner of the account) it provides strong control of ownership.

Ault Lending

Ault Lending provides commercial loans to companies throughout the U.S. to provide them with operating capital to finance the growth of their businesses. The loans range in duration from six months to three years. Ault Lending’s loans are made or arranged pursuant to a California Financing Law license (Lic.no. 60 DBO77905).

Ault Lending acquires controlling or non-controlling interests in and actively manages businesses that we generally believe (i) are undervalued and have disruptive technologies with a global impact, (ii) operate in industries with long-term macroeconomic growth opportunities, (iii) have the potential for positive and stable cash flows, (iv) face minimal threats of technological or competitive obsolescence, and (v) have strong management teams largely in place. We offer investors a unique opportunity to own a diverse group of leading middle-market businesses in the niche-industrial and branded-consumer sectors.

Ault Lending uses a traditional methodology for valuing securities that primarily looks for deeply depressed prices. Upon making an investment, we often become actively involved in the companies we seek to acquire, whether in its entirety or merely a controlling or non-controlling interest. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve stockholder value, to acquiring a controlling or non-controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business.

Ault Lending believes that private company operators and corporate parents looking to sell their business units may consider us an attractive purchaser because of our ability to:

•	provide ongoing strategic and financial support for their businesses, including professionalization of our subsidiaries at scale;

•	maintain a long-term outlook as to the ownership of those businesses;

•	sustainably invest in growth capital and/or add-on acquisitions where appropriate; and

•	consummate transactions efficiently without being dependent on third-party transaction financing.

In particular, we believe that our outlook on length of ownership and active management on our part may alleviate the concern that many private company operators and parent companies may have with regard to their businesses going through multiple sale processes in a short period of time. We believe this outlook enhances our ability to develop a comprehensive strategy to increase the earnings and cash flows of each of our businesses.

Finally, it has been our experience that our ability to acquire businesses without the cumbersome delays and conditions typical of third-party transactional financing is appealing to sellers of businesses who are interested in confidentiality, speed and certainty to close.

We believe our management team’s strong relationships with industry executives, accountants, attorneys, business brokers, commercial and investment bankers, and other potential sources of acquisition opportunities offer us substantial opportunities to assess small businesses available for acquisition. In addition, the flexibility, creativity, experience and expertise of our management team in structuring transactions allows us to consider non-traditional and complex transactions tailored to fit a specific acquisition target.

In terms of the businesses in which we have a controlling interest as of December 31, 2024, we believe that these businesses have stable management teams, operate in strong markets with defensible market niches, and maintain long-standing customer relationships.

Ault Lending provides funding to businesses through loans and investments. Ault Lending offers a variety of loan types including commercial loans, convertible notes and revolving lines of credit. Ault Lending is engaged in providing commercial loans to companies throughout the United States to provide them with operating capital to finance the growth of their businesses. The loans are primarily short-term, ranging from six to 12 months, but may be of longer duration. These terms are subject to change as market needs dictate, and Ault Lending anticipates offering additional products in the future.

Ault Lending uses its considerable financial experience, data analytics, and a credit scoring model to assess the creditworthiness of each small business borrower applicant. If the business meets Ault Lending’s criteria, Ault Lending sets the initial interest rate according to its credit and financial models. The final interest rate offered to the borrower will be determined by Ault Lending’s interpretation of the marketplace. In order to borrow from Ault Lending, borrowers must display characteristics indicative of durable business and financial situations. These include factors such as revenue, time in business, number of employees, and financial and credit variables. In order to qualify, business borrower applicants must be approved through Ault Lending’s underwriting process, which analyzes credit and financial data of both the business and the business owner. Ault Lending takes into account several business factors (including revenue, age of business, cash flows, and other variables). The underwriting process determines the loan amount to approve, how loans will be priced, and whether to include a blanket lien, as well as additional factors (including length of loan, estimated default rates by type and grade, and general economic environment).

Our Executive Committee, which is comprised of our Executive Chairman, Chief Executive Officer and President, acts as the underwriting committee for Ault Lending and must approve all lending transactions. The Executive Committee has decades of experience in financial, investing and securities transactions. Under its business model, Ault Lending generates revenue through origination fees charged to borrowers and interest generated from each loan. Ault Lending may also generate income from appreciation of investments in marketable securities as well as any shares of common stock underlying convertible notes or warrants issued to Ault Lending in any particular financing.

As noted above, we will from time to time, through Ault Lending, engage in discussions with other companies interested in our subsidiaries or partner companies, either in response to inquiries or as part of a process we initiate. To the extent we believe that a subsidiary partner company’s further growth and development can best be supported by a different ownership structure or if we otherwise believe it is in our stockholders’ best interests, we will seek to sell some or all of our position in the subsidiary or partner company. These sales may take the form of privately negotiated sales of stock or assets, mergers and acquisitions, public offerings of the subsidiary or partner company’s securities and, in the case of publicly traded partner companies, transactions in their securities in the open market. Our plans may include taking subsidiaries or partner companies public through rights offerings, mergers or spin-offs and directed share subscription programs. We will continue to consider these and functionally equivalent programs and the sale of certain subsidiary or partner company interests in secondary market transactions to maximize value for our stockholders.

During 2025, we anticipate providing significant new funding to expand Ault Lending’s loan and investment portfolio. Ault Lending loans are made or arranged pursuant to a California Financing Law license (Lic.no. 60 DBO77905).

RiskOn International, Inc.

Overview

RiskOn’s operations are primarily those of BNC, which is engaged in the development and operation of an online gaming platform (the “Platform”). The Platform offers engaging and dynamic online gaming experiences by integrating various elements such as gaming, social activities, sweepstakes, online gaming and more. ROI aims to provide innovative ways for people in the United States to interact online. The Platform is located at BitNile.com and is accessible via any device using any web browser, without requiring permissions, downloads, or apps.

BNC’s games operate on a free-to-play model, whereby game players may collect coins free of charge through the passage of time, free top-up feature, and, if a game player wishes to obtain coins above and beyond the level of free coins available to that player, the player may purchase additional coin packages (“Freemium” gaming model). However, no purchase is necessary to participate in any sweepstakes, and sweepstakes entries themselves cannot be purchased. Once obtained, the coins (either free or purchased) cannot be redeemed for cash or exchanged for anything outside of the Platform. When coins are used in the games, the game player could “win” and be awarded additional coins, or could “lose” and lose the future use of those coins.

BNC’s current and planned products and experiences are:

•	Gaming. The Platform provides an extensive selection of gaming options, including participation in games, sweepstakes and social gaming experiences, such as Blackjack and roulette.

•	Sweepstakes gaming. The Platform features a dedicated gaming zone for users to engage in sweepstakes gaming, offering opportunities to win real money and prizes.

•	Socialization and connectivity. The Platform’s ongoing mission will be to foster global connections by enabling users to interact with individuals, forming new friendships, collaborating on projects or engaging in conversations within various social hubs.

Business Strategy

The online sweepstakes gaming industry in the United States is experiencing rapid growth and expansion, driven by advancements in technology and increased interest in free-to-play and social gaming. BNC’s business strategy revolves around creating a seamless, all-encompassing platform that caters to various user needs and interests, particularly in sweepstakes and social gaming experiences.

The strategic pillars for the growth of the Platform include (i) leveraging cutting-edge technology to offer a user-friendly, browser-based platform compatible with modern devices for an enhanced experience, (ii) providing a diverse range of sweepstakes and gaming products that cater to users with different interests and preferences, (iii) fostering connections and a sense of community among users, encouraging socialization and (iv) focusing on continuous innovation and regulatory compliance to stay ahead of industry trends and customer expectations.

Competition

BNC faces competition from both established online gaming platforms and new entrants in the market. It competes with recognized sweepstakes operators—such as Chumba Casino, Stake.us, and Luckyland—that continually introduce new offerings in this evolving space. BNC also contends with gaming-focused platforms like Fortnite and Roblox, as well as other social or casual games that vie for user attention. In addition, traditional brick-and-mortar casinos are increasingly expanding their reach by introducing online components or apps, which further intensifies the competitive landscape.

Regulatory Environment: Present and Future Challenges

As the online gaming industry continues to grow and evolve, regulatory challenges and considerations are becoming increasingly important. The nature of the Platform, which often combines elements of gaming, social networking, and digital economies, presents a complex landscape for regulators to navigate.

To navigate the complex and evolving regulatory landscape, BNC will prioritize compliance with relevant laws and regulations in all jurisdictions where it operates. This includes data privacy and protection regulations, gaming and sweepstakes regulations, and intellectual property rights. By maintaining a strong focus on regulatory compliance, BNC aims to minimize potential legal risks and build trust with users and partners.

Present Regulatory Challenges

The online gaming industry is currently grappling with several regulatory challenges. First, data privacy and security concerns loom large, as users share personal information and engage in transactions within the Platform. Regulators require that platforms comply with existing data protection regulations, such as the General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act (“CCPA”).

Second, sweepstakes-specific compliance poses unique hurdles because sweepstakes must be free to enter and cannot require a purchase for participation. Accordingly, businesses must structure their sweepstakes to ensure adherence to state and federal laws, such as providing an alternative means of entry and clear disclosures.

Third, intellectual property rights become complicated when a platform relies on user-generated content and virtual goods or items. Copyright, trademark, and patent laws can be difficult to enforce in virtual environments, raising questions about how best to protect and manage these rights.

Fourth, taxation and financial regulations come into play as virtual economies flourish, particularly with the rise of cryptocurrencies and non-fungible tokens. Regulators must determine how to classify and tax digital assets and transactions, while also ensuring compliance with anti-money laundering and know-your-customer requirements.

Lastly, content moderation and liability remain pressing issues. Platforms must moderate content and user behavior while navigating potential liability for user-generated content. This includes addressing possible violations of laws related to hate speech, harassment, and misinformation, all of which carry significant legal and reputational risks.

Future Regulatory Challenges

As sweepstakes gaming continues to develop and expand, several additional regulatory questions are likely to emerge. Payment processing and banking compliance may draw heightened scrutiny as operators look for efficient ways to deliver prizes or credits, requiring compliance with anti-money laundering and know-your-customer regulations in a sweepstakes context. Evolving state sweepstakes laws add further complexity, as each state imposes unique statutes and regulations regarding contests, forcing operators to stay informed on registration or bonding requirements. Emerging digital prize formats, such as virtual items or tokens, may require additional clarity from state and federal regulators to determine their proper classification. Finally, accessibility and inclusivity concerns will likely increase, with regulators paying more attention to ensuring that sweepstakes remain inclusive and transparent for all eligible participants

askROI

Overview

askROI is an AI-powered software-as-a-service platform designed to help businesses leverage their data for competitive advantage. At the core of askROI’s technology is a state-of-the-art large language model (“LLM”), which is exclusively licensed from a third-party provider for use in North America. The askROI platform is located at askroi.com and askROI dedicated applications are available for download on both the Apple and Google app marketplaces.

By seamlessly integrating with a company’s existing tools and data sources, askROI seeks to deliver actionable insights, intelligent analysis, and data-driven decision support. The platform’s LLM-powered technology allows it to interpret complex queries, identify relevant information, and provide highly contextualized responses, all while continuously learning and adapting to each organization’s unique language and terminology.

Our vision is that askROI can transform how businesses operate in the digital age. With our exclusive access to cutting-edge LLM technology and our commitment to delivering tangible business value, askROI seeks to set a new standard for AI-powered insights and decision support in the North American market.

askROI’s current and planned product functionality are:

•	Seamless integration: askROI connects with a wide range of business tools, including customer relationship management, cloud storage systems (e.g., OneDrive, Google Drive), and communication platforms (e.g., Slack, Teams). Ongoing expansion of integration partnerships will further streamline data access and analysis;

•	Contextualized understanding: By referencing secure, company-specific workspaces and knowledge bases rather than training the underlying LLM, askROI can deliver tailored insights aligned with each organization’s unique terminology, product names, and project codes. Ongoing refinements to the platform’s natural language processing capabilities will enable even more nuanced, context-aware analysis;

•	Actionable insights: askROI analyzes data to generate custom reports, draft data-rich presentations, and create visualizations like charts and graphs. Introduction of industry-specific templates for reports, data visualizations, and analytics dashboards will provide additional value for users in targeted sectors;

•	Transparency and security: askROI cites specific data sources for its answers and provides direct document links for reference. Robust data security measures, including access controls, encryption, and audit trails, seek to ensure the protection of sensitive information. Future updates will focus on achieving compliance with key regulations such as GDPR, SOC 2, and payment card industry data security standards;

•	Ethical AI: Implementation of strict guidelines and oversight mechanisms to ensure responsible development and use of askROI’s AI models, mitigating risks of bias, discrimination, or misuse; and

•	Partner ecosystem: Development of a robust network of consultancies, system integrators, and industry-specific solution providers to accelerate adoption and create tailored solutions for diverse business needs.

By continually enhancing and expanding its capabilities, askROI aims to position its platform as an indispensable tool for businesses seeking to leverage their data for competitive advantage and operational excellence.

Business Strategy

askROI is currently in early development, focusing on support and commercial applications. However, the platform’s flexible architecture and powerful AI capabilities, underpinned by its exclusive licensing agreement for the LLM technology in North America, position it for broad applicability across industries. The go-to-market strategy involves continued refinement of the core product based on beta user feedback, followed by a staged rollout to additional sectors.

Key strategic initiatives include:

•	Continued refinement of the core product based on beta user feedback, followed by a staged rollout to additional sectors;

•	Leveraging its exclusive LLM licensing agreement to differentiate askROI in the North American market, attracting customers seeking advanced AI solutions;

•	Using askROI as a dedicated application in both the Apple and Google app marketplaces, enabling mobile-first experiences and expanding accessibility to on-the-go users;

•	Expanding integration partnerships to ensure askROI can seamlessly fit into diverse tech stacks, minimizing adoption barriers;

•	Focusing marketing efforts on real-world use cases and demonstrable return on investment, showcasing how askROI can drive tangible business outcomes;

•	Building a strong partner ecosystem, including consultants, system integrators, and industry-specific solution providers, to accelerate adoption; and

•	Investing in research and development to maintain a competitive edge in natural language processing, machine learning, and data analytics.

By adopting these strategic initiatives and building on what we believe to be its unique LLM licensing advantages, askROI aims to position itself as a leading AI-powered insights engine, setting the standard for data-driven decision-making and operational excellence.

Competition

We believe that askROI’s unique positioning as an AI-powered insights engine operating exclusively on a company’s own data, differentiates it from both generic AI tools and other enterprise search and analytics platforms.

Key differentiators include:

•	Exclusive access to advanced LLM: we believe that askROI’s licensing agreement provides a significant competitive advantage, enabling the platform to leverage advanced natural language processing capabilities;

•	Seamless integration with existing business tools: By minimizing disruption to established workflows and enabling rapid adoption, askROI will reduce barriers to entry and increases its appeal to potential customers;

•	Ability to provide company-specific context: Through secure, dedicated workspaces and knowledge bases, askROI accepts and indexes an organization’s proprietary documents without using them to train the underlying LLM. Instead, the platform queries these internal data sets on demand to generate relevant, context-rich answers specific to each organization’s terminology and needs. By keeping this data separate from the LLM’s base model training, askROI maintains data confidentiality while still delivering more accurate and actionable insights than generic AI solutions;

•	Focus on delivering actionable insights: askROI goes beyond simple data aggregation, empowering users to make informed decisions and drive tangible business outcomes; and

•	Commitment to data security and privacy: By ensuring that sensitive information remains protected and compliant with evolving regulations, askROI addresses a key concern for businesses considering AI-driven solutions.

We believe that as the market for AI-driven business tools continues to expand, askROI is well-positioned to capture market share through its advanced capabilities, ease of use and strong commitment to customer success. askROI’s LLM licensing arrangement provides an important differentiator, but the rapid pace of AI innovation requires it to continually invest in research and development to maintain a competitive edge.

However, askROI also recognizes the potential for competition from established enterprise software providers and emerging startups focused on AI-powered analytics and decision support. To mitigate these competitive risks, askROI will focus on building a strong brand identity, cultivating a loyal customer base, and leveraging its partner ecosystem to create advantages focused on its core offerings.

Ultimately, askROI’s success will depend on its ability to consistently deliver value to customers, stay at the forefront of technological innovation, and adapt to the evolving needs of the market. By remaining agile, customer-centric, and committed to its vision of empowering businesses through AI-driven insights, askROI is confident in its ability to thrive in the face of competition and position itself as a leader in the market.

Regulatory Environment (Present and Future)

The regulatory landscape for artificial intelligence and data-driven technologies continues to evolve worldwide, presenting both challenges and opportunities for askROI. In various regions, including the United States, the European Union, and parts of Asia, governments and regulatory bodies are introducing new legislation and guidelines specifically related to AI, data privacy, and automated decision-making. For example, the European Union’s draft AI Act proposes a risk-based approach that could place additional compliance requirements on AI developers. Some of our competitors, particularly large, established technology companies, already have more extensive compliance frameworks or resources to adapt quickly, giving them a potential advantage in the event of significant regulatory changes.

To address these developments, askROI maintains a strong commitment to data protection and security. askROI’s platform employs encryption, access controls, and audit trails to safeguard customer information. At the same time, askROI recognizes that the rapid evolution of AI regulation may lead to complex or overlapping legal requirements across various jurisdictions, ultimately increasing its compliance costs or limiting certain functionalities. Consequently, askROI proactively engages with industry groups, policymakers and external advisors to stay informed about emerging regulations and ensure that its platform aligns with current and anticipated standards.

Nevertheless, ongoing changes in AI-related rules and interpretations of existing data-privacy laws could require askROI to make significant investments or modifications to the askROI platform. Compliance obligations might include adding new audit capabilities or restricting how certain AI features function to meet transparency or accountability requirements. In the event that these regulatory changes become more restrictive than anticipated, askROI’s operations could be adversely affected, and its ability to serve customers in certain markets could be limited.

Our Strategy

Our business strategy is designed to increase stockholder value. Under this strategy, we are focused on managing and financially supporting our existing subsidiaries and partner companies, with the goal of pursuing monetization opportunities and maximizing the value returned to stockholders. We have, are and will consider initiatives including, among others: public offerings, the sale of individual partner companies, the sale of certain or all partner company interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize stockholder value, such as activist trading. We anticipate returning value to stockholders after satisfying our debt obligations and working capital needs.

Our Executive Committee approves and manages our investment strategy. Upon making an investment, we often become actively involved in the companies we seek to acquire. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve stockholder value, to acquiring a controlling or sizable but non-controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business.

From time to time, we engage in discussions with other companies interested in our subsidiaries or partner companies, either in response to inquiries or as part of a process we initiate. To the extent we believe that a subsidiary partner company’s further growth and development can best be supported by a different ownership structure or if we otherwise believe it is in our shareholders’ best interests, we will seek to sell some or all of our position in the subsidiary or partner company. These sales may take the form of privately negotiated sales of stock or assets, mergers and acquisitions, public offerings of the subsidiary or partner company’s securities and, in the case of publicly traded partner companies, transactions in their securities in the open market. Our plans may include taking subsidiaries or partner companies public through rights offerings and directed share subscription programs. We will continue to consider these and functionally equivalent programs and the sale of certain subsidiary or partner company interests in secondary market transactions to maximize value for our stockholders.

Management Strategy

Our management strategy involves the proactive financial and operational management of the businesses we own in order to increase cash flows and stockholder value. Hyperscale Data actively oversees and supports the management teams of each of our businesses by, among other things:

•	recruiting and retaining talented managers to operate our businesses using structured incentive compensation programs, including non-controlling equity ownership, tailored to each business;

•	regularly monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems to effectively achieve these goals;

•	assisting management in their analysis and pursuit of prudent organic growth strategies;

•	identifying and working with management to execute attractive external growth and acquisition opportunities;

•	assisting management in controlling and right-sizing overhead costs;

•	nurturing an internal culture of transparency, alignment, accountability and governance, including regular reporting;

•	professionalizing our subsidiaries at scale; and

•	forming strong subsidiary level boards of directors to supplement management in their development and implementation of strategic goals and objectives.

Specifically, while our businesses have different growth opportunities and potential rates of growth, we expect Hyperscale Data to work with the management teams of each of our businesses to increase the value of, and cash generated by, each business through various initiatives, including:

•	making selective capital investments to expand geographic reach, increase capacity, or reduce manufacturing costs of our businesses;

•	investing in product research and development for new products, processes or services for customers;

•	improving and expanding existing sales and marketing programs;

•	pursuing reductions in operating costs through improved operational efficiency or outsourcing of certain processes and products; and

•	consolidating or improving management of certain overhead functions.

Our businesses typically acquire and integrate complementary businesses. We believe that complementary add-on acquisitions improve our overall financial and operational performance by allowing us to:

•	leverage manufacturing and distribution operations;

•	leverage branding and marketing programs, as well as customer relationships;

•	add experienced management or management expertise;

•	increase market share and penetrate new markets; and

•	realize cost synergies by allocating the corporate overhead expenses of our businesses across a larger number of businesses and by implementing and coordinating improved management practices.

Compliance with Material Government (Including Environmental) Regulations

Sentinum

Sentinum is subject to various federal, state, local and non-U.S. laws and regulations relating to environmental protection and remediation of hazardous substances and wastes. Sentinum continually assesses compliance status and management of environmental matters to ensure our operations are in compliance with all applicable environmental laws and regulations. Investigation, remediation, and operation and maintenance costs associated with environmental compliance and management of sites are a normal, recurring part of operations. While Sentinum’s regulatory compliance costs are currently not considered material, it is possible that costs incurred to ensure continued environmental compliance could have a material impact on results of operations, financial condition or cash flows if new areas of soil, air and groundwater contamination are discovered and/or expansions of work scope are prompted by the results of ongoing monitoring.

The Michigan Facility is subject to a final corrective measures plan with the Environment Protection Agency. The seller performed remedial activities at the Michigan Facility relating to historical soil and groundwater contamination and Sentinum is responsible for ongoing monitoring and final remediation plans. We estimate the cost of the environmental remediation obligation is approximately $0.4 million and reflects our best estimate of probable future costs for remediation based on the current assessment data and regulatory obligations. Future costs will depend on many factors, including the extent of work necessary to implement monitoring and final remediation plans and ACS’s time frame for remediation. We may incur actual costs in the future that are materially different than this estimate and such costs could have a material impact on results of operations, financial condition, and cash flows during the period in which they are recorded.

Research and Development

Research and development expenses remained consistent at $0.2 million for both the six months ended June 30, 2025 and 2024. During the years ended December 31, 2024 and 2023, we spent approximately $11.0 million and $4.4 million, respectively, on research and development.

Human Capital Resources

We are committed to attracting and retaining the brightest and best talent, so investing in human capital is critical to our success. The employee traits we value include industriousness, intellectual curiosity, growth mindset and deeply caring about the quality of work. The human capital measures and objectives that we focus on in managing our business include employee safety, talent acquisition and retention, employee engagement, development and training, diversity and inclusion, and compensation and pay equity. None of our employees is represented by a collective bargaining unit or is a party to a collective bargaining agreement. We believe that our relationship with our employees is good.

The following description provides an overall view of our Company. Since we are a holding company, however, every statement may not be applicable to every subsidiary, particularly since some are located in foreign countries.

Employee Profile

As of December 31, 2024, we had 424 employees located in the U.S. and the U.K., of whom 15 were engaged in engineering and product development, 30 in sales and marketing, 328 in general operations and 51 in general administration and finance. All but 50 of these employees are employed on a full-time basis. None of our employees is currently represented by a trade union. We consider our relations with our employees to be good.

As of December 31, 2024, approximately 26% of our current workforce is female, 74% male, and our average tenure is 3.5 years, a decrease of 45% from an average tenure of 6.4 years as of December 31, 2023.

Talent

A core tenet of our talent system is to both develop talent from within and supplement with external hires. This approach has yielded loyalty and commitment in our employee base which in turn grows our business, our products, and our customers, while adding new employees and external ideas supports a continuous improvement mindset and our goals of a diverse and inclusive workforce.

We believe we materially comply with all applicable state, local and international laws governing nondiscrimination in employment in every location in which we operate. All applicants and employees are treated with the same high level of respect regardless of their gender, ethnicity, religion, national origin, age, marital status, political affiliation, sexual orientation, gender identity, disability or protected veteran status.

Employee Engagement and Development

Our employee engagement efforts include our frequent and transparent “all-hands” meetings and executive communications, through which we aim to keep our employees well-informed and to increase transparency. We believe in continual improvement and use employee feedback to drive and improve processes that support our customers and ensure a deep understanding of our employees’ needs. We plan to conduct annual confidential employee surveys as we believe that ongoing performance feedback encourages greater engagement in our business and improves individual performance. Our employees will participate in a 360-degree evaluation process to identify critical capabilities for development and establish new stretch goals.

Pay Equity

Our employee compensation strategy supports three primary objectives: attract and retain the best team members; reflect and reinforce our most important values; and align team member interests with stockholder interests in building enduring value. We believe people should be paid for what they do and how they do it, regardless of their gender, race or other personal characteristics. To deliver on that commitment, we benchmark and set pay ranges based on market data and consider factors such as an employee’s role and experience, the location of their job, and their performance. We also regularly review our compensation practices, both in terms of our overall workforce and individual employees, to ensure our pay is fair and equitable.

Total Rewards

As part of our compensation philosophy, we believe that we must offer and maintain market competitive total rewards programs for our employees in order to attract and retain superior talent. In addition to healthy base wages, additional programs include annual bonus opportunities, healthcare and insurance benefits, paid time off, family leave, family care resources and flexible work schedules. We established a Company matched 401(k) plan during 2021.

Health and Safety

The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees. We provide our employees and their families with access to a variety of flexible and convenient health and welfare programs, including benefits that support their physical and mental health by providing tools and resources to help them improve or maintain their health status; and that offer choice where possible so they can customize their benefits to meet their needs and the needs of their families.

Corporate Information

We are a Delaware corporation, initially formed in California in 1969 and reincorporated in Delaware in 2017. We are located at 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141. Our phone number is (949) 444-5464 and our website address is https://www.hyperscaledata.com/. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

The Offering

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $125,000,000 at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risks described below and those risks set forth in the reports that we file with the SEC and that we incorporate by reference into this prospectus, before deciding to invest in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our shares of common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Related to Our Company

We have an evolving business model, which increases the complexity of our business.

Our business model has evolved in the past and continues to do so. In prior years we have added additional types of services and product offerings and in some cases, we have modified or discontinued those offerings. We intend to continue to try to offer additional types of products or services, and we do not know whether any of them will be successful. From time to time we have also modified aspects of our business model relating to our product mix. We do not know whether these or any other modifications will be successful. The additions and modifications to our business have increased the complexity of our business and placed significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. Future additions to or modifications of our business are likely to have similar effects. Further, any new business or website we launch that is not favorably received by the market could damage our reputation or our brand. The occurrence of any of the foregoing could have a material adverse effect on our business.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose the services of Milton C. Ault, III, our Executive Chairman, William B. Horne, our Chief Executive Officer, Henry Nisser, our President and General Counsel, or Ken Cragun, our Chief Financial Officer and/or certain key employees, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of these individuals and certain key employees. Although we have entered into employment agreements with Messrs. Ault, Horne and Nisser, and we may enter into employment agreements with additional key employees in the future, we cannot guarantee that we will be successful in retaining the services of these individuals. If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills, know-how and efforts of highly skilled individuals and in particular, the expertise held by our Executive Chairman, Milton C. Ault, III. His absence, were it to occur, would materially and adversely impact the development and implementation of our projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract, among others, new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some customers.

We may not be able to utilize our net operating loss carryforwards.

As of December 31, 2024, we had federal and state net operating loss carryforwards (“NOLs”) for income tax purposes of approximately $134.4 million and $204.9 million, respectively, after application of the limitations set forth in Section 382 of the Internal Revenue Code. In accordance with Section 382, future utilization of our NOLs is subject to an annual limitation as a result of ownership changes that occurred previously. We also maintain NOLs in various foreign jurisdictions.

Risks Related to Our Indebtedness and Liquidity

We will need to raise additional capital to fund our operations in furtherance of our business plan.

Until we are profitable, we will need to quickly raise additional capital in order to fund our operations in furtherance of our business plan. The proposed financing may include shares of common stock, shares of preferred stock, warrants to purchase shares of common stock or preferred stock, debt securities, units consisting of the foregoing securities, equity investments from strategic development partners or some combination of each. Any additional equity financings may be financially dilutive to, and will be dilutive from an ownership perspective to, our stockholders, and such dilution may be significant based upon the size of such financing. Additionally, we cannot assure that such funding will be available on a timely basis, in needed quantities, or on terms favorable to us, if at all.

If we are unable to comply with the covenants or restrictions contained in the Loan Agreement with our senior secured lender, the lender could declare all amounts outstanding under the Loan Agreement to be due and payable and foreclose on its collateral, which could materially adversely affect our financial condition and operations.

As previously announced, on December 14, 2023, we, along with our wholly owned subsidiaries Sentinum, ACS, BNI Montana, Ault Lending, Ault Aviation and AGREE, entered into the Loan Agreement with institutional lenders, pursuant to which Ault & Company borrowed $36 million and issued Secured Notes to the lenders in the aggregate amount of $38.9 million. Pursuant to the Loan Agreement, we, and the other Guarantors, agreed to act as guarantors for repayment of the Secured Notes. In addition, certain Guarantors entered into various agreements as collateral in support of the guarantee of the Secured Notes, including (i) a security agreement by Sentinum, pursuant to which Sentinum granted to the Lenders a security interest in (a) the Miners, (b) all of the digital currency mined or otherwise generated from the Miners and (c) the membership interests of ACS, (ii) a security agreement by the Company, Ault Lending, BNI Montana and AGREE, pursuant to which those entities granted to the lenders a security interest in substantially all of their assets, as well as a pledge of equity interests in Ault Aviation, AGREE, Sentinum, Ault Energy, Eco Pack, and Circle 8 Holdco, (iii) a future advance mortgage by ACS on the Michigan Property, (iv) an aircraft mortgage and security agreement by Ault Aviation on the Aircraft, and (v) deposit account control agreements over certain bank accounts held by certain of our subsidiaries. The Loan Agreement has customary representations, warranties and covenants including restrictions on indebtedness, liens, restricted payments and dividends, investments, asset sales and similar covenants and contains customary events of default.

The covenants and other restrictions contained in the Loan Agreement and other current or future debt agreements could, among other things, restrict our ability to dispose of assets, incur additional indebtedness, pay dividends or make other restricted payments, create liens on assets, make investments, loans or advances, make acquisitions, engage in mergers or consolidations and engage in certain transactions with affiliates. These restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. In addition, substantially all of our borrowed money obligations are secured by certain of our assets.

A failure to comply with any restrictions or covenants in the Loan Agreement, or to make payments into the Segregated Account when due or make other payments we are obligated to make under Loan Agreement, could have serious consequences to our financial condition or result in a default under the Loan Agreement and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity of the debt under these debt agreements and to foreclose upon collateral securing the debt, among other remedies. Furthermore, an event of default or an acceleration under one of our debt agreements could also cause a cross-default or cross-acceleration of another debt instrument or contractual obligation, which would adversely impact our liquidity. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations. We may not be granted waivers or other amendments to these debt agreements if for any reason we are unable to comply with these debt agreements, and we may not be able to restructure or refinance our debt on terms acceptable to us, or at all. Whether or not those kinds of actions are successful, we might seek protections of applicable bankruptcy laws. Additionally, all of our indebtedness is senior to the existing common stock in our capital structure. If we were to seek certain restructuring transactions, our creditors would experience better returns as compared to our equity holders. Any of these actions could have a material adverse effect on the value of our equity and on our business, financial performance, and liquidity.

 To service any future indebtedness and other obligations, we will require a significant amount of cash.

Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations, of which we currently have very few but may in the future incur, including our obligations under our indebtedness or future outstanding shares of preferred stock, could harm our business, financial condition and results of operations. Our ability to make payments on and to refinance any indebtedness and outstanding preferred stock and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control.

If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us and our subsidiaries to pay our indebtedness or make dividend payments with respect to our any shares of preferred stock that we may issue, or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness or redeem the preferred stock, on or before the maturity thereof, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on us.

In addition, we may not be able to effect any of these actions, if necessary, on commercially reasonable terms or at all. Our ability to restructure or refinance our indebtedness or redeem the preferred stock will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt or financings related to the redemption of any shares of preferred stock that we may issue could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of future debt instruments or preferred stock may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest and principal on any future outstanding indebtedness or dividend payments on any shares of preferred stock that we may issue could harm our ability to incur additional indebtedness or otherwise raise capital on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy any future debt service and other obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations.

Risks Related to Ownership of Our Common Stock and Future Offerings

If we do not continue to satisfy the NYSE American continued listing requirements, our Common Stock could be delisted from NYSE American.

The listing of our Common Stock on the NYSE American, or the Exchange, is contingent on our compliance with the NYSE American’s conditions for continued listing. Other than as set forth in the following two paragraphs, we are presently in compliance with all such conditions, it is possible that we will fail to meet one or more of these conditions in the future.

On December 18, 2024, we were notified by the NYSE American that due to our disclosure in our Form 10-Q filed for the fiscal period ended September 30, 2024, which reported stockholders’ equity of approximately $2.2 million, we no longer met the requirement that we must have no less than $6 million or more in stockholders’ equity pursuant to the listing standard set forth under Section 1003(a)(ii) and (iii) of the NYSE American Company Guide (the “Listing Standards”) because we had reported losses from continuing operations and/or net losses in five of our most recent fiscal years ended December 31, 2023.

Under the applicable rules of the Exchange, the Company was required to submit a compliance plan by January 17, 2025 that demonstrates how it intends to regain compliance with the Listing Standards within 18 months of the receipt of the notice, or June 18, 2026. The Company submitted the compliance plan by that date, and subsequently submitted certain supplements thereto.

On March 4, 2025, the Exchange notified the Company that it has been granted a listing extension until June 18, 2026 on the basis of the compliance plan submitted by the Company to regain compliance with the Listing Standards. The Company will be subject to periodic review by the Exchange during the extension period. Failure to make progress consistent with the compliance plan or to regain compliance with the continued Listing Standards by the end of the extension period could result in the Company being delisted from the Exchange.

If we were to fail to meet a NYSE American listing requirement, we may be subject to delisting by the NYSE American. In the event our Common Stock is no longer listed for trading on the NYSE American, our trading volume and share price may decrease and we may experience further difficulties in raising capital which could materially affect our operations and financial results. Further, delisting from the NYSE American could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees and could also trigger various defaults under our lending agreements and other outstanding agreements. Finally, delisting could make it harder for us to raise capital and sell securities.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our Common Stock price is volatile.

Our Common Stock is listed on the NYSE American. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. During the past 52-week period (through August 21, 2025), our stock closed at prices between $0.5796 per share and $8.3654 per share, as reported on NYSE.com. On August 21, 2025, the price of our Common Stock closed at $0.5796 per share.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our Common Stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could continue to have a depressive effect on the market price of our Common Stock. The following factors, many of which are beyond our control, may influence our stock price:

•	developments of the business of Sentinum, including each of its subsidiaries;

•	developments of the business of Ault Capital Group, including each of its subsidiaries;

•	the status of our growth strategy including the development of new products with any proceeds we may be able to raise in the future;

•	announcements of technological or competitive developments;

•	announcements or expectations of additional financing efforts;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	regulatory developments affecting us, our customers or our competitors;

•	announcements regarding patent or other intellectual property litigation or the issuance of patents to us or our competitors or updates with respect to the enforceability of patents or other intellectual property rights generally in the US or internationally;

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	our operating results failing to meet the expectations of securities analysts or investors in a particular period;

•	changes in the economic performance or market valuations of our competitors;

•	additions or departures of our executive officers;

•	sales or perceived sales of our Common Stock by us, our insiders or our other stockholders;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares; and

•	general economic, industry, political and market conditions and overall fluctuations in the financial markets in the United States and abroad.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our Common Stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

Volatility in our Common Stock price may subject us to securities litigation.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our Common Stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could have a depressing effect on the market price of our Common Stock.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our Common Stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

We have a substantial number of convertible notes, warrants and preferred stock outstanding that could affect our price.

Due to a number of financings, we have a substantial number of shares that are subject to issuance pursuant to outstanding convertible debt, warrants and preferred stock. As of August 20, 2025, the number of shares of Common Stock subject to convertible notes, warrants, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, and Series G Convertible Preferred Stock were 3,910,935, 639,105, 8,726,015, 98,502,763 and 1,891,253, respectively. We had outstanding warrants to purchase up to 639,105 shares of Common Stock, with a weighted average exercise price of $122.89 per share, at exercise prices ranging from $5.92 to $656,250 per share. The issuance of Common Stock pursuant to convertible notes, warrants and preferred stock at conversion or exercise prices less than market prices may have the effect of limiting an increase in market price of our Common Stock until all of these underling shares have been issued.

The recent issuance of approximately 5 million shares of our Class B common stock to all of our holders of Common Stock through a dividend, and any future issuance of such Class B common stock, could provide such persons with voting control leaving our other stockholders unable to elect our directors and the holders of our shares of Common Stock will have little influence over our management.

There are currently 4,989,936 shares of our Class B common stock issued and outstanding; our certificate of incorporation authorizes the issuance of 25 million shares of Class B common stock. Each share of Class B common stock provides the holder thereof with ten votes on all matters submitted to a stockholder vote. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Any person or group who controls or can obtain more than 50% of the votes cast for the election of each director will control the election of directors and the other stockholders will not be able to elect any directors or exert any influence over management decisions. As a result of the super-voting rights of our shares of Class B common stock, the issuance of such shares to our management or others could provide such persons with voting control and our other stockholders will not be able to elect our directors and will have little influence over our management. While we are listed on the NYSE American or any other national securities exchange it is highly unlikely that we would issue any shares of Class B common stock other than through a dividend, which provides for a pari passu issuance, as doing so would jeopardize our continued listing on any such exchange. However, if we were to be delisted for some reason and our shares of Common Stock trade on an over-the-counter market, then we would face no restriction on issuing shares of Class B common stock to specific persons, who could be members of our management or otherwise affiliated with our company.

Risks Related to Our Bitcoin Operations

Risks Related to Our Bitcoin Operations – General

Acceptance and/or widespread use of Bitcoin is uncertain.

Currently, there is a limited use of any Bitcoin in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our securities. Banks and other established financial institutions may refuse to process funds for Bitcoin transactions or process wire transfers to or from Bitcoin exchanges, Bitcoin-related companies or service providers, which we have experienced, or maintain accounts for persons or entities transacting in Bitcoin. Conversely, a significant portion of Bitcoin demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines Bitcoin’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for a Bitcoin as a medium of exchange and payment method may always be low.

The relative lack of acceptance of Bitcoins in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of Bitcoins we mine or otherwise acquire or hold for our own account.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of special economic, geopolitical and regulatory factors, which could slow the growth of the industry in general and our company as a result.

The use of cryptocurrencies, including Bitcoin, to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs cryptocurrency assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of cryptocurrencies as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of Bitcoin in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

•	the progress of worldwide growth in the adoption and use of Bitcoin and other cryptocurrencies as a medium of exchange;

•	the experience of businesses in using Bitcoin;

•	the impact from prominent business leaders in criticizing Bitcoin’s potential harm to the environment and the effect of announcements critical of Bitcoin, such as those made by Elon Musk of Tesla;

•	governmental and organizational regulation of Bitcoin and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems (such as the 2021 ban in China);

•	changes in consumer demographics and public tastes and preferences, including as may result from coverage of Bitcoin or other cryptocurrencies by journalists and other sources of information and media;

•	the maintenance and development of the open-source software protocol of the network;

•	the increased consolidation of contributors to the Bitcoin blockchain through mining pools and scaling of mining equipment by well-capitalized market participants;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	the use of the networks supporting Bitcoin or other cryptocurrencies for developing smart contracts and distributed applications;

•	general economic conditions and the regulatory environment relating to Bitcoin and other cryptocurrencies;

•	the impact of regulators focusing on cryptocurrencies and the costs, financial and otherwise, associated with such regulatory oversight; and

•	a decline in the popularity or acceptance of Bitcoin could adversely affect an investment in us.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effects on the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire, which would harm investors in our securities. If Bitcoin does not increase its market acceptance as a mechanism to buy and sell goods and services or accrete in value over time, our prospects and your investment in us would diminish.

Political or economic crises may motivate large-scale sales of cryptocurrencies, which could result in a reduction in values of cryptocurrencies such as Bitcoin and adversely affect an investment in us.

Geopolitical crises, in particular major ones such as Russia’s invasion of Ukraine and the conflict between Israel and Hamas as well as its supporters, may motivate large-scale purchases of Bitcoin and other cryptocurrencies, which could increase the price of Bitcoin and other cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our Bitcoin following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our Class A common stock. Political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or any other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Negative media attention and public perception surrounding energy consumption by cryptocurrency mining may adversely affect our reputation and, consequently, our stock price; particularly in the eyes of some of our investors who may be more interested in our non-crypto operations as a holding company.

Cryptocurrency mining has experienced negative media attention surrounding its perceived high electricity use and environmental impact, which has adversely influenced public perception of the industry as a whole. We believe these factors are overstated for the cryptocurrency mining industry because of the informational disparity between cryptocurrency mining and other energy intensive industries. Cryptocurrency miners (particularly Bitcoin miners) have freely and publicly disclosed their energy consumption statistics because electricity usage, and the associated utility fees, is a cost of production. As increasing numbers of publicly traded cryptocurrency miners enter the market, more data, reliably disclosed in compliance with generally accepted accounting principles in the United States of America (“GAAP”), has become available; however, such data has not been made as readily available for competitive payment systems and fiat currencies.

Nevertheless, this negative media attention and public perception may materially and adversely affect our reputation and, consequently, our stock price, particularly in the eyes of our investors who are more interested in our non-crypto operations as a holding company. As a single company within the broader cryptocurrency industry, we are likely incapable of effectively countering this negative media attention and affecting public perception. Therefore, we may not be able to adequately respond to these external pressures, which may cause a significant decline in the price of our Class A common stock.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses like us that engage in cryptocurrency-related activities.

A number of companies that engage in Bitcoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action. The difficulty that many businesses that provide Bitcoin and/or derivatives on other cryptocurrency-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies, and could decrease their usefulness and harm their public perception in the future.

The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in Bitcoin and/or other cryptocurrency-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national securities exchanges and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company (“DTC”), which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to monetize our mining efforts, which could have a material adverse effect on our business, prospects or operations and harm investors.

The price of cryptocurrencies may be affected by the sale of such cryptocurrencies by other vehicles investing in cryptocurrencies or tracking cryptocurrency markets. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine.

The global market for cryptocurrency is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which certain cryptocurrencies are mined permit the creation of a limited, predetermined amount of digital currency, while others have no limit established on total supply. Increased numbers of miners and deployed mining power globally will likely continue to increase the available supply of Bitcoin and other cryptocurrencies, which may depress their market price. Further, large “block sales” involving significant numbers of Bitcoin following appreciation in the market price of Bitcoin may also increase the supply of Bitcoin available on the market, which, without a corresponding increase in customer demand, may cause its price to fall. Currently, the loss of customer demand is also accentuated by disruptions in the crypto assets market. Additionally, to the extent that other vehicles investing in cryptocurrencies or tracking cryptocurrency markets form and come to represent a significant proportion of the customer demand for cryptocurrencies, including the recent approval of Bitcoin exchange traded funds, large redemptions of the securities of those vehicles and the subsequent sale of cryptocurrencies by such vehicles could negatively affect cryptocurrency prices and therefore affect the value of the cryptocurrency inventory we hold. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin.

Risks Related to Our Bitcoin Operations – Operational and Financial

Risk related to technological advancements and obsolescence of current bitcoin mining equipment.

Our operations are exposed to the risk of rapid technological advancements in the development and production of Bitcoin mining equipment, which could render our existing mining infrastructure obsolete and adversely impact our financial performance.

The Bitcoin mining industry is characterized by rapid technological change, with companies continually developing and deploying new mining equipment and techniques to enhance computational efficiency and reduce energy consumption. These advancements may outpace our ability to adapt, maintain, and upgrade our mining equipment, thereby negatively affecting our competitive position and operational efficiency. As a result, we may be required to make significant capital investments to acquire and implement new technology to maintain our competitiveness.

If we are unable to anticipate or adapt to such advancements, or if we fail to allocate our resources efficiently, we may be forced to rely on outdated equipment that becomes increasingly inefficient and expensive to maintain. Moreover, the emergence of more advanced mining technologies could lead to an increase in the overall mining difficulty, further reducing the effectiveness of our existing equipment and diminishing our mining rewards.

Additionally, there is a risk that our competitors, who may have greater financial resources and flexibility, will be better positioned to adopt emerging technologies and gain a competitive advantage. This could result in a decline in our market share, revenue, and profitability.

Inability to manage these risks could have a material adverse effect on our business, financial condition, and operating results.

Our future success will depend in part upon the value of Bitcoin. The value of Bitcoin may be subject to pricing risk and has historically been subject to wide swings.

Our operating results from this sector will depend in part upon the value of Bitcoin because it is the sole digital asset we currently mine. Specifically, our revenues from our Bitcoin mining operations are principally based upon two factors: the number of Bitcoin rewards we successfully mine and the value of Bitcoin. We also receive transaction fees paid in Bitcoin by participants who initiated transactions associated with new blocks that we mine. Our strategy currently focuses primarily on Bitcoin (as opposed to other digital assets). Further, our miners are principally utilized for mining Bitcoin and cannot mine other digital assets that are not mined utilizing the “SHA-256 algorithm.” If other digital assets were to achieve acceptance at the expense of Bitcoin, causing the value of Bitcoin to decline, or if Bitcoin were to switch its proof of work algorithm from SHA-256 to another algorithm for which our miners are not specialized, or the value of Bitcoin were to decline for other reasons, particularly if such decline were significant or over an extended period of time, our operating results would be adversely affected, and there could be a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations, and harm investors.

Bitcoin and other cryptocurrency market prices, which have historically been volatile and are impacted by a variety of factors are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subject to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of digital assets, or our share price, inflating and making their market prices more volatile or creating “bubble” type risks for both Bitcoin and our shares of Class A common stock.

We may be unable to raise additional capital needed to grow our data center hosting business.

We have operated and expect to continue to operate at a loss as we continue to establish our business model and as Bitcoin prices continue to experience significant volatility. In addition, we expect to need to raise additional capital to fund our working capital requirements, expand our operations, pursue our growth strategy and to respond to competitive pressures or working capital requirements. Specifically, the expansion of our Michigan Property to potentially 340 MWs of power will require significant capital. We may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could impair our growth and adversely affect our existing operations. The global economy, including credit and financial markets, has recently experienced extreme volatility and disruptions, including diminished credit availability, rising interest and inflation rates, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. Such macroeconomic conditions could also make it more difficult for us to incur additional debt or obtain equity financing. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per share value of our Class A common stock could decline. Further, if we engage in additional debt financing, the holders of debt likely would have priority over the holders of our Class A common stock on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness, take other actions including accepting terms that require us to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders. Increased credit pressures on the cryptocurrency industry, such as banks, investors and other companies reducing or eliminating their exposure to the cryptocurrency industry through lending, have had and may continue to have a material impact on our business. In light of conditions impacting our industry, it may be more difficult for us to obtain equity or debt financing in the future.

The emergence of competing blockchain platforms or technologies may harm our business as presently conducted by preventing us from realizing the anticipated profits from our investments and forcing us to expend additional capital in an effort to adapt.

If blockchain platforms or technologies which compete with Bitcoin and its blockchain, including competing cryptocurrencies which our miners may not be able to mine, such as cryptocurrencies being developed or that may be developed by popular social media platforms, online retailers, or government sponsored cryptocurrencies, consumers may use such alternative platforms or technologies. If that were to occur, we would face difficulty adapting to such emergent digital ledgers, blockchains, or alternative platforms, cryptocurrencies or other digital assets. This may adversely affect us by preventing us from realizing the anticipated profits from our investments and forcing us to expend additional capital in an effort to adapt. Further, to the extent we cannot adapt, be it due to our specialized miners or otherwise, we could be forced to cease our mining or other cryptocurrency-related operations. Such circumstances would have a material adverse effect on our business, and in turn your investment in our securities.

We rely on one or more third parties for depositing, storing and withdrawing the Bitcoin we receive, which could result in a loss of assets, disputes and other liabilities or risks which could adversely impact our business.

We currently use a custodial wallet to store the Bitcoin we receive. In order to own, transfer and use Bitcoin on the blockchain network, we must have a private and public key pair associated with a network address, commonly referred to as a “wallet.” Each wallet is associated with a unique “public key” and “private key” pair, each of which is a string of alphanumerical characters. To deposit Bitcoin into our digital wallet, we must direct the transaction to the public key of a wallet that our Gemini custodial account controls and provides to us, and broadcast the deposit transaction onto the underlying blockchain network. To withdraw Bitcoin from our custodial account, an assigned account representative must initiate the transaction from our custodial account, then an approver must approve the transaction. Once the custodian has verified that the request is valid and who the recipient is through Know Your Customer/Anti-Money Laundering protocols, the custodian then “signs” a transaction authorizing the transfer. In addition, some cryptocurrency networks require additional information to be provided in connection with any transfer of cryptocurrency such as Bitcoin.

A number of errors or other adverse events can occur in the process of depositing, storing or withdrawing Bitcoin into or from our custodial account, such as typos, mistakes or the failure to include the information required by the blockchain network. For instance, a user may incorrectly enter our wallet’s public key or the desired recipient’s public key when depositing and withdrawing Bitcoin. Additionally, our reliance on third parties such as Gemini and the maintenance of keys to access and utilize our digital wallet will expose us to enhanced cybersecurity risks from unauthorized third parties employing illicit operations such as hacking, phishing and social engineering, notwithstanding the security systems and safeguards employed by us and others. Cyberattacks upon systems across a variety of industries, including the cryptocurrency industry, are increasing in frequency, persistence and sophistication and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals. For example, attacks may be designed to deceive employees and service providers into releasing control of the systems on which we depend to a hacker, while others may aim to introduce computer viruses or malware into such systems with a view to stealing confidential or proprietary data. These attacks may occur on our digital wallet or the systems of our third-party service providers or partners, which could result in asset losses and other adverse consequences. Insurance held by third parties may not cover related losses. Alternatively, we may inadvertently transfer Bitcoin to a wallet address that we do not own, control or hold the private keys to. In addition, a Bitcoin wallet address can only be used to send and receive Bitcoin, and if the Bitcoin is inadvertently sent to an Ethereum or other cryptocurrency wallet address, or if any of the foregoing errors occur, all of the Bitcoin will be permanently and irretrievably lost with no means of recovery. Such incidents could result in asset loss or disputes, any of which could materially and adversely affect our business.

If a malicious actor or botnet obtains control of more than 50% of the processing power on a cryptocurrency network, such actor or botnet could manipulate blockchains to adversely affect us, which would adversely affect an investment in our company and our ability to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining a cryptocurrency, it may be able to alter blockchains on which transactions of cryptocurrency reside and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new units or transactions using such control. The malicious actor could “double-spend” its own cryptocurrency (i.e., spend the same Bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for as long as it maintained control. To the extent that such malicious actor or botnet does not yield its control of the processing power on the network or the cryptocurrency community does not reject the fraudulent blocks as malicious, reversing any changes made to blockchains may not be possible. The foregoing description is not the only means by which the entirety of blockchains or cryptocurrencies may be compromised but is only an example.

Although we are unaware of any reports of malicious activity or control of blockchains achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold in Bitcoin. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions. To the extent that the Bitcoin community, and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a botnet or malicious actor obtaining control of the blockchain’s processing power will increase, because such botnet or malicious actor could more readily infiltrate and seize control over the blockchain by compromising a single mining pool, if the mining pool compromises more than 50% of the mining power on the blockchain, than it could if the mining pool had a smaller share of the blockchain’s total hashing power. Conversely, if the blockchain remains decentralized it is inherently more difficult for the botnet or malicious actor to aggregate enough processing power to gain control of the blockchain. If this were to occur, the public may lose confidence in the Bitcoin blockchain, and blockchain technology more generally. This would likely have a material and adverse effect on the price of Bitcoin, which could have a material adverse effect on our business, financial results and operations, and harm investors.

Our reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on our operations such as a result of cyber-attacks against the mining pool operator and/or our limited recourse against the mining pool operator with respect to rewards paid to us.

We receive crypto asset mining rewards from our mining activity through a third-party mining pool operator. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to generate each block. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given Bitcoin mining application in order to assess the proportion of that total processing power we provided.

While we have internal methods of tracking both our power provided and the total used by the pool, the mining pool operator uses its own recordkeeping to determine our proportion of a given reward. We have little means of recourse against the mining pool operator if we determine the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business and operations.

Bitcoin may have concentrated ownership and large sales or distributions by holders of Bitcoin assets could have an adverse effect on the market price of Bitcoin.

As of August 21, 2025, the largest 95 and 2,094 Bitcoin wallets held approximately 15% and 37%, respectively, of the Bitcoin in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Bitcoins, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of Bitcoin.

Risks Related to Our Bitcoin Operations – Legal and Regulatory

We are subject to a highly evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our business, prospects or operations.

Our business is subject to extensive laws, rules, regulations, policies and legal and regulatory guidance, including those governing securities, commodities, crypto asset custody, exchange and transfer, data governance, data protection, cybersecurity and tax. Many of these legal and regulatory regimes were adopted prior to the advent of the Internet, mobile technologies, crypto assets and related technologies. As a result, they do not contemplate or address unique issues associated with the crypto economy, are subject to significant uncertainty, and vary widely across U.S. federal, state and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules and regulations thereunder, evolve frequently and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the crypto economy requires us to exercise our judgement as to whether certain laws, rules and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules and regulations, we could be subject to significant fines and other regulatory consequences, which could adversely affect our business, prospects or operations. As Bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, SEC, FinCEN and the FBI) have begun to examine the operations of the Bitcoin network, Bitcoin users and the Bitcoin exchange market. Regulatory developments and/or our business activities may require us to comply with certain regulatory regimes. For example, to the extent that our activities cause us to be deemed a money service business under the regulations promulgated by FinCEN under the authority of the BSA, we may be required to comply with FinCEN regulations, including those that would mandate us to implement certain anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

On November 23, 2022, the governor of New York signed into law a two-year moratorium on new or renewed permits for certain electricity-generating facilities that use fossil fuel and provide energy for proof-of-work digital asset mining operations. While this action does not directly impact our current operations, as our power generation plans are currently located in Michigan and we have no plans to establish any facilities in New York, it may be the beginning of a new wave of climate change regulations aimed at preventing or reducing the growth of Bitcoin mining in jurisdictions in the United States, including potentially jurisdictions in which we now operate or may in the future operate. The above-described developments could also demonstrate the beginning of a regional or global regulatory trend in response to environmental and energy preservation or other concerns surrounding crypto assets, and similar action in a jurisdiction in which we operate or in general could have a devastating effect on our operations. If further regulation follows, it is possible that the Bitcoin mining industry may not be able to adjust to a sudden and dramatic overhaul to our ability to deploy energy towards the operation of mining equipment. We are not currently aware of any legislation in Michigan being a near-term possibility. If further regulatory action is taken by various governmental entities, our business may suffer and investors in our securities may lose part or all of their investment.

We cannot quantify the effects of this regulatory action on our industry as a whole. If further regulation follows, it is possible that our industry may not be able to cope with the sudden and extreme loss of mining power. Because we are unable to influence or predict future regulatory actions taken by governments in China, the United States, or elsewhere, we may have little opportunity or ability to respond to rapidly evolving regulatory positions which may have a materially adverse effect on our industry and, therefore, our business and results of operations.

Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations.

A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and penalties, which may adversely affect our business, operating results and financial condition. Furthermore, a determination that Bitcoin or any other digital asset that we own or mine is a “security” may adversely affect the value of Bitcoin and our business.

The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security, as described below, is a highly complex, fact-driven analysis that may evolve over time, and the outcome is difficult to predict. Our determination that the digital assets we hold are not securities is a risk-based assessment and not a legal standard or one binding on regulators. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements made by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin is a security (as currently offered and sold). However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. As of the date of this prospectus, with the exception of certain centrally issued digital assets that have received “no-action” letters from the SEC staff, Bitcoin and Ethereum are the only digital assets which senior officials at the SEC have publicly stated are unlikely to be considered securities. As a Bitcoin mining company, we do not believe we are an issuer of any “securities” as defined under the federal securities laws. Our internal process for determining whether the digital assets we hold or plan to hold is based upon the public statements of the SEC and existing case law. The digital assets we hold or plan to hold, other than Bitcoin (if any), may have been created by an issuer as an investment contract under the Howey test, SEC v. Howey Co., 328 U.S. 293 (1946), and may be deemed to be securities by the SEC. However, the Company was not the issuer that created these digital assets and is holding them on an interim basis until liquidated. Should the SEC state that Bitcoin should be deemed to be a security, we may no longer be able to hold any Bitcoin. It will then likely become difficult or impossible for such digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to cause substantial volatility and significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Our inability to exchange Bitcoin for fiat or other digital assets (and vice versa) to administer our treasury management objectives may decrease our earnings potential and have an adverse impact on our business and financial condition.

Under the Investment Company Act, a company may fall within the definition of an investment company under section 3(c)(1)(A) thereof if it is or holds itself out as being engaged primarily, or proposes to engage primarily in the business of investing, reinvesting or trading in securities, or under section 3(a)(1)(C) thereof if it is engaged or proposes to engage in business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire “investment securities” (as defined therein) having a value exceeding 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. There is no authoritative law, rule or binding guidance published by the SEC regarding the status of digital assets as “securities” or “investment securities” under the Investment Company Act. Although we believe that we are not engaged in the business of investing, reinvesting, or trading in investment securities, and we do not hold ourselves out as being primarily engaged, or proposing to engage primarily, in the business of investing, reinvesting or trading in securities, to the extent the digital assets which we mine, own, or otherwise acquire may be deemed “securities” or “investment securities” by the SEC or a court of competent jurisdiction, we may meet the definition of an investment company. If we fall within the definition of an investment company under the Investment Company Act, we would be required to register with the SEC. If an investment company fails to register, it likely would have to stop doing almost all business, and its contracts would become voidable. Generally speaking, non-U.S. issuers may not register as an investment company without an SEC order.

If the SEC or another regulatory body considers Bitcoin to be a security under U.S. securities laws, we may be required to comply with significant SEC registration and/or other requirements.

In general, novel or unique assets such as Bitcoin and other digital assets may be classified as securities if they meet the definition of investment contracts under U.S. law. In recent years, the offer and sale of digital assets other than Bitcoin, most notably Kik Interactive Inc.’s Kin tokens and Telegram Group Inc.’s TON tokens, have been deemed to be investment contracts by the SEC. While we believe that Bitcoin is unlikely to be considered an investment contract, and thus a security under the investment contract definition, we cannot provide any assurances that digital assets that we mine or otherwise acquire or hold for our own account, including Bitcoin, will never be classified as securities under U.S. law. This would obligate us to comply with registration and other requirements by the SEC and, therefore, cause us to incur significant, non-recurring expenses, thereby materially and adversely impacting an investment in the Company.

Several foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta, and Singapore, have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of crypto assets as “securities.” If Bitcoin is deemed to be a security under any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for Bitcoin. For instance, all transactions in Bitcoin would have to be registered with the SEC or other foreign authority, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Moreover, the networks on which such Bitcoin is utilized may be required to be regulated as securities intermediaries, and subject to applicable rules, which could effectively render the network impracticable for its existing purposes. Further, it could draw negative publicity and a decline in the general acceptance of Bitcoin.

Current interpretations require the regulation of Bitcoin under the Commodity Exchange Act by the Commodity Futures Trading Commission, and we may be required to register and comply with such regulations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to our investors.

Current and future legislation, regulation by the Commodity Futures Trading Commission (the “CFTC”) and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin and other cryptocurrencies are treated for classification and clearing purposes. In particular, derivatives on these assets are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin and other cryptocurrencies under the law.

Bitcoin has been deemed to fall within the definition of a commodity, and we may be required to register and comply with additional regulation under the Commodity Exchange Act, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

Additionally, governments may develop and deploy their own blockchain-based digital assets, which may have a material adverse impact on Bitcoin’s price and utility.

We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.

The operation of a Bitcoin mining center, as well as AI hyperscale data centers, can require massive amounts of electrical power. We presently have access to approximately 30 MWs of capacity at our Michigan Facility, which we plan to dedicate to our AI hyperscale data center operations, and 10 MWs of capacity at our Montana Facilities for our mining operations. However, we require additional capacity to operate all of our miners outside the Michigan Facility and Montana Facilities and to support the growing power demands of our AI hyperscale data centers. Our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a Bitcoin are lower than the price of a Bitcoin. Similarly, our AI hyperscale data centers require a reliable and cost-effective power supply to ensure optimal performance and profitability. As a result, any facilities we establish can only be successful if we can obtain sufficient electrical power on a cost-effective basis. The establishment of new mining and AI hyperscale data centers requires us to find locations where this is the case. There may be significant competition for suitable locations for both mining operations and AI hyperscale data centers. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to these operations in times of electricity shortage or may otherwise potentially restrict or prohibit the provision of electricity to such operations. Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for our Bitcoin mining activities and AI hyperscale data center operations in that jurisdiction.

Our interactions with a blockchain may expose us to specially designated nationals or blocked persons or cause us to violate provisions of law that did not contemplate distributed ledger technology.

The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its list of specially designated nationals (“SDN”). However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list. Our internal policies prohibit any transactions with such SDN individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling digital assets. In addition, in the future OFAC or another regulator may require us to screen transactions for OFAC addresses or other bad actors before including such transactions in a block, which may increase our compliance costs, decrease our anticipated transaction fees and lead to decreased traffic on our network. Any of these factors, consequently, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have embedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and could have a material adverse effect on our business, prospects, financial condition, and operating results.

Risks Related to Our Bitcoin Operations – Technological

The characteristics of crypto assets have been, and may in the future continue to be, exploited to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams; if any of our customers do so or are alleged to have done so, it could adversely affect us.

Digital currencies and the digital currency industry are relatively new and, in many cases, lightly regulated or largely unregulated. Some types of digital currency have characteristics, such as the speed with which digital currency transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain digital currency transactions and encryption technology that anonymizes these transactions, that make digital currency particularly susceptible to use in illegal activity such as fraud, money laundering, tax evasion and ransomware scams. Two prominent examples of marketplaces that accepted digital currency payments for illegal activities include Silk Road, an online marketplace on the dark web that, among other things, facilitated the sale of illegal drugs and forged legal documents using digital currencies and AlphaBay, another darknet market that utilized digital currencies to hide the locations of its servers and identities of its users. Both of these marketplaces were investigated and closed by U.S. law enforcement authorities. U.S. regulators, including the SEC, CFTC and Federal Trade Commission, as well as non-U.S. regulators, have taken legal action against persons alleged to be engaged in Ponzi schemes and other fraudulent schemes involving digital currencies. In addition, the FBI has noted the increasing use of digital currency in various ransomware scams.

While our board and management believe that our risk management processes and policies in light of current crypto asset market conditions, which include thorough reviews we conduct as part of our due diligence process, is reasonably designed to detect any such illicit activities conducted by our potential or existing counterparties, we cannot ensure that we will be able to detect any such illegal activity in all instances. Because the speed, irreversibility and anonymity of certain digital currency transactions make them more difficult to track, fraudulent transactions may be more likely to occur. We or our potential banking counterparties may be specifically targeted by individuals seeking to conduct fraudulent transfers, and it may be difficult or impossible for us to detect and avoid such transactions in certain circumstances. If one of our customers (or in the case of digital currency exchanges, their customers) were to engage in or be accused of engaging in illegal activities using digital currency, we could be subject to various fines and sanctions, including limitations on our activities, which could also cause reputational damage and adversely affect our business, financial condition and results of operations.

Incorrect or fraudulent cryptocurrency transactions may be irreversible and it is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent cryptocurrency transactions, such as a result of a cybersecurity breach against our Bitcoin holdings, could adversely affect our investments and assets. This is because cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a cryptocurrency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. Further, it is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. If an errant or fraudulent transaction in our Bitcoin were to occur, we would have very limited means of seeking to reverse the transaction or seeking recourse. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our business.

Cryptocurrencies, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in crypto asset codes, including Bitcoin codes, may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitation of flaws in the source code that allow malicious actors to take or create money have previously occurred. Additionally, as AI capabilities improve and are increasingly adopted, we may see cyberattacks created through AI. These attacks could be crafted with an AI tool to directly attack information systems with increased speed and/or efficiency than a human threat actor or create more effective phishing emails. Despite our efforts and processes to prevent breaches, our devices, as well as our miners, computer systems and those of third parties that we use in our operations, are vulnerable to cyber security risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our miners and computer systems or those of third parties that we use in our operations. As technological change occurs, the security threats to our cryptocurrencies will likely change and previously unknown threats may emerge. Human error and the constantly evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine or otherwise acquire or hold for our own account.

Our use of third-party mining pools exposes us to additional risks.

We receive Bitcoin rewards from our mining activity through third-party mining pool operators. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power used to solve a block on the Bitcoin blockchain. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other issue, it will negatively impact our ability to mine and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given Bitcoin mining application in order to assess the proportion of that total processing power we provided. While we have internal methods of tracking both the hash rate we provide and the total used by the pool, the mining pool operator uses its own record-keeping to determine our proportion of a given reward, which may not match our own. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced rewards for our efforts, which would have an adverse effect on our business and operations.

Risks Related to RiskOn

Our growth and profitability depend on continued interest in social gaming and sweepstakes within the U.S., and shifts in consumer preferences could harm our business

The acceptance of our Platform hinges on sustained enthusiasm for sweepstakes-based social gaming and free-to-play models among U.S. consumers. If players begin favoring alternative forms of entertainment, such as skill-based gaming, peer-to-peer betting, traditional online casino gambling (where legal), or other digital experiences, then we may see a decline in user engagement. Rapid shifts in consumer taste, technological advancements in gaming, or the emergence of more immersive entertainment platforms could all undermine the appeal of our Platform.

Maintaining user engagement also requires us to stay current with ongoing trends, user preferences, and competing product offerings. If our platform does not frequently update its game portfolio, introduce new sweepstakes concepts, or provide attractive incentives, users might lose interest and switch to platforms perceived as more innovative. Additionally, negative publicity, whether founded or unfounded, about the integrity of our sweepstakes, fairness of gameplay, or general user experience can substantially reduce engagement and erode trust, thus impacting our revenue streams and brand reputation.

BNC’s products and changes to such products could fail to attract or retain users or generate revenue and profits, or otherwise adversely affect BNC’s business.

BNC’s ability to sustain and grow its user base, and thereby increase revenue, relies substantially on introducing new sweepstakes offerings, social gaming experiences, and platform features that remain engaging to existing players while attracting new ones. For example, rolling out a fresh sweepstakes model, collaborating with third-party developers on innovative mini-games, or upgrading interactive social elements can entail substantial costs. These initiatives also carry significant risk: if the new content fails to resonate with users or presents unanticipated technical issues, BNC may struggle to see a return on its investments. Additionally, changes to the product line such as altering the way players earn in-game currency or modifying prize structures—could prompt user dissatisfaction or confusion, leading to attrition.

Adapting the Platform to different regulatory interpretations or market shifts may further complicate these efforts. While BNC concentrates on free-to-play sweepstakes that are legally distinct from gambling, any adjustments to product features might draw heightened scrutiny from federal or state authorities responsible for consumer protection or gaming laws. This scrutiny could increase the Company’s compliance burden, potentially delay product rollouts, or even lead to direct legal challenges. If BNC’s new offerings or updates fail to meet users’ expectations or do not comply with regulatory requirements, the Company’s ability to generate revenue, maintain user engagement, or grow its market share may be significantly compromised, ultimately harming its business and reputation.

Our reliance on third-party certified game providers creates operational, compliance, and reputational vulnerabilities that could adversely impact our business.

BNC depends significantly on third-party game providers to supply certified, compliance-tested games and core technological features—such as random number generation modules, sweepstakes mechanics, and other elements that users rely on for fairness and transparency. If any provider fails to maintain its certification, lapses in meeting regulatory standards, or experiences quality-control issues, we may have to remove or suspend those games until the issues are resolved. This can lead to service gaps, user dissatisfaction, and potential regulatory scrutiny. Moreover, we have limited oversight of our providers’ security protocols, development practices, and ongoing maintenance, which means vulnerabilities or exploits in their systems could expose BNC to data breaches, game manipulation, or other cyber threats. Even well-vetted vendors can face resource limitations, operational disruptions, or legal challenges that could prevent them from delivering timely updates or patches.

In addition, switching providers or bringing certain gaming functions in-house on short notice can be time-consuming, technically complex and costly. We may need to develop new applications that integrate into our Platform, which applications are currently provided by third party vendors, license alternative software, or reconfigure our Platform infrastructure, each of which could interrupt users’ experience. Negotiating with new providers may also require navigating different commercial and compliance frameworks, which can introduce delays and increase our administrative burden. Furthermore, if a single major provider supplies several key games, that concentration of risk heightens our exposure should that partner encounter financial difficulties or cease offering its products to us. Ultimately, any disruptions or degradations in third-party game performance, or in the relationships themselves, may harm our users’ satisfaction as well as our revenue streams, and overall ability to compete in the sweepstakes gaming area.

The lack of comprehensive encryption for communications on the Platform may increase the impact of a data security incident.

Communications on the Platform are not comprehensively encrypted at this time. As such, any data security incident that involves unauthorized access, acquisition, disclosure, or use may be highly impactful to BNC’s business. BNC may experience considerable incident response forensics, data recovery, legal fees, and costs of notification related to any such potential incident, and BNC may face an increased risk of reputational harm, regulatory enforcement, and consumer litigation, which could further harm BNC’s business, financial condition, results of operations, and future business opportunities.

Challenges in advertising and promoting our sweepstakes could hinder our user acquisition and revenue growth.

Advertising our sweepstakes-based social gaming platform presents unique legal and operational complexities. Federal and state regulations often place restrictions on how promotional materials may be worded to avoid the appearance of gambling or any implication that a purchase is necessary to enter. These rules can mandate specific disclosures, such as “No Purchase Necessary” or detailed eligibility requirements, and impose substantial penalties for noncompliance, including fines or injunctions. The heightened scrutiny around promotional statements also means we must carefully vet all advertising, whether digital, print or social media, to ensure we do not inadvertently violate regulations in any state where our users reside.

Moreover, major online advertising channels such as Google Ads, Facebook, and mobile app networks frequently maintain strict policies against content perceived as gambling or misleading “pay-to-play” promotions. Our ads may be subject to frequent reviews, suspensions, or outright bans if deemed non-compliant with these platforms’ terms. Even when ads are allowed, we may need to invest heavily in specialized compliance expertise or premium ad placements to achieve visibility, pushing user-acquisition costs higher than in other online gaming segments. Additionally, because our revenue hinges on attracting engaged users who understand the sweepstakes model, any misperception in advertising, such as implying guaranteed payouts or pay-only entries, could invite reputational damage, user dissatisfaction, or regulatory scrutiny. These challenges can collectively reduce our ability to scale efficiently, constrain our marketing strategies, and, ultimately, affect our ability to generate revenue from new or existing users.

A perceived lack of fairness in outcomes or prize distribution could severely damage brand trust.

Transparency around how winners are chosen, and assurances that virtual coin purchases do not guarantee victory, form the bedrock of our Platform’s integrity. Any misperception that sweepstakes are rigged, or that some participants have insider advantages, can spread virally. Users might abandon the platform in droves, while regulators could initiate investigations into alleged unfair practices. Even if claims prove baseless, the time and resources spent defending our practices could distract management and strain finances.

Risks Related to Government Regulation and Enforcement Regarding BNC

Our sweepstakes model could be reclassified as gambling or otherwise face tighter restrictions in certain U.S. states, which would materially affect our operations.

We carefully structure our Platform to comply with sweepstakes rules and avoid classification as gambling, yet the line between “promotional sweepstakes” and “illegal gambling” can sometimes be blurry. Individual states have differing definitions of what constitutes consideration, chance, and prize, which constitute the three criteria generally used to determine legality. Should one or more states enact new legislation or reinterpret existing laws to classify our sweepstakes model as gambling, our ability to operate in those states could be significantly curtailed.

Such a determination could subject us to new licensing requirements, higher taxes, or additional consumer protection measures. In extreme circumstances, states could ban our activities entirely. The financial and operational costs of complying with gambling regulations, obtaining licenses, or redesigning our platform to exclude users from certain states would be substantial. Any actual or perceived classification as gambling might also deter users who are uncomfortable with real or perceived gambling-related activities, reducing participation and revenue.

We are subject to complex and evolving U.S. federal and state sweepstakes and consumer protection laws, which may impose substantial compliance burdens and operational constraints.

Operating as a sweepstakes social gaming platform in the United States requires adherence to a tangle of rules and regulations, including federal guidelines on sweepstakes and promotions, as well as a variety of state-specific laws. Many of these laws mandate alternative methods of entry, specific disclosures, detailed recordkeeping, and in certain cases, bonding or registration. The costs and administrative burdens of fulfilling these requirements can be significant, especially as we expand to new states or introduce new sweepstakes features.

Furthermore, any misstep, even if inadvertent, in the design or execution of a sweepstakes could lead to allegations of illegal gambling, unfair trade practices, or other regulatory violations. Certain states are particularly vigilant in policing sweepstakes models to ensure they do not equate to games of chance that require a license or explicit regulatory oversight. If a regulator determines that some aspect of our Platform falls outside permissible sweepstakes parameters, we could face fines, injunctions, forced modifications, or even closure of operations in that jurisdiction. These regulatory uncertainties necessitate ongoing legal review and a level of caution that can delay or complicate product innovations.

As its business develops, BNC expects to become subject to significant legislative and regulatory developments; further, new legislation and regulations could significantly affect BNC’s business in the future. These laws and regulations, as well as any associated claims, inquiries, or investigations or any other government actions, have in the past led to, and may in the future lead to, unfavorable outcomes including increased compliance costs, loss of revenue, delays or impediments in the development of new products, negative publicity and reputational harm, increased operating costs, diversion of management time and attention, and remedies that harm BNC’s business, including fines or demands or orders that BNC modify or cease existing business practices.

Regulatory inquiries or legal proceedings related to AML, consumer fraud, or other compliance areas could disrupt our business and harm our reputation.

While our U.S. sweepstakes platform is not intended to handle large financial transactions typically associated with online casinos, we do permit the purchase of virtual coins and awards of monetary or tangible prizes. Even these more modest transactions can draw scrutiny from authorities concerned about AML or potential consumer fraud. If regulators believe our Platform is used, knowingly or otherwise, to facilitate unlawful financial activities, we could be required to invest in more comprehensive monitoring systems, implement additional customer due diligence, or face enforcement actions and penalties.

Any high-profile investigation or lawsuit ,whether or not it leads to a formal penalty, may also attract unwanted media attention, casting doubt on our security measures and the integrity of our games. Damage to our brand’s reputation could undermine user confidence, leading to reduced engagement, fewer new sign-ups, and diminished revenue streams. We might also face lawsuits from users or other parties alleging deceptive practices, demanding refunds, or claiming injuries from fraudulent or unauthorized activities. Even if these claims lack merit, the cost of litigation, along with the potential impact on our Platform’s public perception, can be considerable.

Risks Related to Data, Security, and Intellectual Property

Security breaches, unauthorized attempts to manipulate or “cheat” sweepstakes outcomes, and other cyber incidents could undermine trust in the Platform and adversely affect BNC’s business.

BNC’s sweepstakes-based social gaming environment involves the collection, storage, and transmission of substantial amounts of user data, including personal information, payment details for virtual coin purchases, and records of sweepstakes entries or prize awards. Bad actors who gain access to this data—or to the underlying mechanics that determine sweepstakes winners—can distort the Platform’s fairness, thereby undermining user confidence in BNC’s legitimacy. Cheating attempts may include automated scripts or bots designed to submit multiple entries, exploit software vulnerabilities, or manipulate game outcomes. Similarly, broader cyber threats such as hacking, malware, phishing, and social engineering attacks can compromise user accounts, disrupt platform availability, and lead to the theft or misuse of sensitive information. These incidents, in turn, could trigger regulatory investigations, private legal actions, and widespread reputational harm if users believe that BNC cannot safeguard their data or ensure the integrity of its sweepstakes.

BNC takes measures intended to prevent, detect, and respond to these threats, including firewalls, encryption, account verification protocols, and ongoing security monitoring. However, software bugs, configuration errors, or newly emerging hacking techniques can frustrate even the best efforts, especially as criminals become more sophisticated. Additionally, employee or contractor malfeasance, physical security breaches at data centers, or oversights by third-party vendors that store or process user information for BNC may expose the Company to further vulnerability. Remote work arrangements can compound these risks by creating new attack surfaces, such as unsecured home networks or personal devices. Any successful cyber-attack, or even a serious attempt at one, may require BNC to invest considerable resources in forensics, remediation, user notification, and litigation defense. This would not only divert management’s attention but could also erode BNC’s active user base and competitiveness if players perceive the Platform to be unsafe or prone to cheating. Furthermore, compliance with U.S. cybersecurity and data protection laws could lead to additional costs and operational changes in the wake of a breach. Failure to address these risks promptly and effectively could have a material adverse effect on BNC’s business, financial results, and reputation among regulators and users alike.

We anticipate that BNC’s efforts related to privacy, safety, security, and content review will identify additional instances of misuse of user data or other undesirable activity by third parties on the Platform.

In addition to BNC’s efforts to mitigate cybersecurity risks, BNC intends to make investments in privacy, safety, security, and content review efforts to combat misuse of BNC’s services and user data by third parties, including investigations and audits of platform applications, as well as other enforcement efforts. As a result of these efforts BNC anticipates that BNC will discover and announce additional incidents of misuse of user data or other undesirable activity by third parties. BNC may not discover all such incidents or activity, whether as a result of BNC’s data or technical limitations, including BNC’s lack of visibility over BNC’s encrypted services, the allocation of resources to other projects, or other factors, and BNC may be notified of such incidents or activity by the FTC, the media or other third parties. Such incidents and activities may in the future include the use of user data or BNC’s systems in a manner inconsistent with BNC’s terms, contracts or policies, the existence of false or undesirable user accounts, improper advertising practices, activities that threaten people’s safety on or offline, or instances of spamming, scraping, data harvesting, unsecured datasets, or spreading misinformation. BNC may also be unsuccessful in its efforts to enforce BNC’s policies or otherwise remediate any such incidents. Consequences of any of the foregoing developments include negative effects on user trust and engagement, harm to BNC’s reputation, changes to BNC’s business practices in a manner adverse to BNC’s business, and adverse effects on BNC’s business and financial results. Any such developments may also subject BNC to additional litigation and regulatory inquiries, which could subject BNC to monetary penalties and damages, divert management’s time and attention, and lead to enhanced regulatory oversight.

BNC’s products and internal systems rely on software and hardware that is highly technical, and any errors, bugs, or vulnerabilities in these systems, or failures to address or mitigate technical limitations in BNC’s systems, could adversely affect BNC’s business.

BNC’s products and internal systems rely on software and hardware, including software and hardware developed or maintained internally and/or by third parties, that is highly technical and complex. In addition, BNC’s products and internal systems depend on the ability of such software and hardware to store, retrieve, process, and manage considerable amounts of data. The software and hardware on which BNC relies is expected to contain errors, bugs, or vulnerabilities, and BNC’s systems are subject to certain technical limitations that may compromise BNC’s ability to meet BNC’s objectives. Some errors, bugs, or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects, or technical limitations within the software and hardware on which BNC relies, or human error in using such systems, may in the future lead to outcomes including a negative experience for users and marketers who use BNC’s products, compromised ability of BNC’s products to perform in a manner consistent with BNC’s terms, contracts, or policies, delayed product introductions or enhancements, targeting, measurement, or billing errors, compromised ability to protect the data of BNC’s users and/or BNC’s intellectual property or other data, or reductions in BNC’s ability to provide some or all of BNC’s services. In addition, any errors, bugs, vulnerabilities, or defects in BNC’s systems or the software and hardware on which BNC relies, failures to properly address or mitigate the technical limitations in BNC’s systems, or associated degradations or interruptions of service or failures to fulfill BNC’s commitments to BNC’s users, are expected to lead to outcomes including damage to BNC’s reputation, loss of users, loss of marketers, prevention of its ability to generate revenue, regulatory inquiries, litigation, or liability for fines, damages, or other remedies, any of which could adversely affect BNC’s business and financial results.

Risks Related to askROI

We rely on an exclusive LLM licensing arrangement and a platform development agreement with the same primary developer, even though we maintain ownership of the askROI platform’s IP.

askROI’s AI-driven offerings depend on a proprietary LLM licensed under an exclusive agreement (the “License Agreement”) with a third-party provider (the “Licensor”), which also serves as the primary developer of our platform under a separate development agreement. Although we retain ownership of the askROI Platform’s intellectual property, our day-to-day innovation and updates rely heavily on the Licensor’s technical expertise, resources and timely performance.

If the License Agreement is terminated, expires, or becomes subject to unfavorable terms, we could lose or face restrictions on the proprietary LLM functionality integral to our product’s performance. Similarly, if disputes arise or the development agreement is breached, whether due to missed milestones, shifting priorities, or misaligned strategic objectives, our ability to maintain, enhance, and scale the platform could be severely compromised. Even though we technically own the underlying software, replacing a primary developer or transitioning to an alternative solution could be time-consuming, costly and risky, potentially delaying product rollouts and damaging customer relationships.

Because both the License Agreement and the platform development hinge on a single partner, a deterioration in our relationship with the Licensor could simultaneously threaten our AI functionality and our capacity to enhance the capability of the askROI Platform. Such a scenario would materially and adversely affect our competitiveness, financial condition, and prospects for growth.

Despite our multi-LLM routing model, performance or reliability issues with our primary development partner’s LLM could still harm our product quality and reputation.

Our new “routing model” allows us to tap into multiple LLMs, theoretically reducing reliance on one provider. However, our primary developer and Licensor remains the key source of certain proprietary AI functionalities and platform support, meaning that ongoing performance or reliability problems with its LLM technology could still cause significant product disruptions. Security breaches, downtime, or limited adaptability in the Licensor’s services may reduce customer satisfaction, delay important product updates or damage our brand. Since we do not control the Licensor’s internal operations, we are vulnerable to technical or strategic changes that could negatively impact our services.

askROI faces risks commonly associated with start-up companies.

askROI faces risks commonly associated with start-up companies. As a start-up company, askROI may face difficulties in validating market demand for its AI-powered insights platform, which could adversely impact its ability to attract and acquire customers. Further, enterprise sales cycles can be lengthy, particularly for a start-up company without an established track record. Prolonged sales cycles could strain askROI’s cash flow and hinder growth, and (iii) reliance on a few large customers could make askROI vulnerable to revenue volatility and adversely impact its bargaining power. If any of the foregoing risks were to materialize, askROI’s business and future prospects could be materially and adversely affected.

askROI faces adoption and integration and other challenges.

askROI faces adoption and integration challenges. Complex onboarding processes or steep learning curves could slow customer adoption and time-to-value realization. Further, its software could be difficult to integrate with a customer’s legacy systems, leading to challenges with customers’ legacy systems and tools. Any difficulties associated with the integration of different systems could limit askROI’s market penetration and customer satisfaction. In addition, the Licensor’s development team may have limited capacity to support askROI’s platform development needs, particularly if askROI were to begin seeing significant growth and require more rapid iterations and customizations. Also, the LLM technology may not be optimized for the scale and performance requirements of askROI’s growing user base, leading to performance bottlenecks and customer dissatisfaction. Additionally, as a new entrant in the market, askROI may struggle to establish brand awareness and credibility, making it harder to attract customers and partners. Similarly, any negative publicity or customer complaints could disproportionately impact askROI’s reputation as a startup, hindering its growth and ability to compete against established players. If any of the foregoing risks were to materialize, askROI’s business and future prospects could be materially and adversely affected.

Rapidly changing AI regulation may require significant adjustments and investments.

Governments and regulatory bodies worldwide are introducing new laws and guidelines for AI, data privacy, and automated decision-making. These regulations may force us to modify certain features, require additional transparency or auditing tools, or limit our platform’s functionality. Complying with emerging or conflicting rules across jurisdictions could raise operating costs or delay product rollouts. Failure to meet these requirements could result in fines, legal action, or reputational harm.

Data privacy and security laws could increase compliance costs and limit our flexibility.

Various jurisdictions are adopting stricter data privacy and security regulations, such as the GDPR in the EU and certain U.S. state privacy laws. We must continually enhance our security measures, encryption protocols, and data handling procedures to remain compliant. These changes could increase our operational expenses. Any failure to comply with evolving data protection requirements may lead to enforcement actions, penalties, or erosion of customer trust.

Established technology companies with greater resources may outcompete us.

Larger technology firms with substantial financial and technical resources continue to expand their AI-driven offerings, sometimes bundling analytics solutions into broader enterprise software suites. These competitors may benefit from existing customer relationships, extensive R&D budgets, and powerful marketing capabilities. If they introduce more advanced or cost-effective solutions, we may find it difficult to retain or attract customers, thereby adversely impacting our revenue and market share.

Our future success depends on ongoing innovation and technological advancements.

The market for AI-driven analytics is evolving rapidly. We must invest in research and development to remain competitive in natural language processing, data visualization, and user experience. If we fail to keep pace with or anticipate market trends, or if the capabilities of our platform lag behind those of our competitors, our solutions may become less attractive, resulting in lost revenue and diminished market position.

Our platform’s integration with third-party tools and systems may present technical and operational risks.

askROI relies on seamless integration with a wide range of external applications, including customer relations management platforms, file storage providers, and communication tools. If these third parties modify their application programming interfaces, introduce incompatibilities, or discontinue services, we may need to invest significant resources to maintain compatibility. Difficulties integrating with common enterprise systems could hamper our ability to onboard new customers efficiently.

We rely on secure workspaces and knowledge bases that may still pose data exposure risks.

Even though we do not train the underlying LLM on customers’ proprietary information, we host and index their data within dedicated workspaces. Any unauthorized access, security breach, or deficiency in our data-protection measures could expose confidential information, leading to legal liability, regulatory scrutiny and reputational damage.

Inaccurate or biased AI outputs could expose us to reputational and legal risks.

Our AI-driven insights may occasionally generate incorrect or biased results. Such outcomes could lead customers to make flawed business decisions, undermine confidence in our platform, or result in litigation. Ongoing model validation and prompt issue resolution are crucial to mitigating these risks.

Our proprietary rights could be inadequately protected, leading to IP disputes.

The unique components of our platform and certain enhancements we develop may be subject to intellectual property protection. If we fail to enforce or defend our rights, or if third parties allege that our technology infringes on their IP, we could face costly litigation and be required to alter or cease certain offerings. Such disputes can disrupt operations and harm our reputation.

Customer retention risks could pose a challenge for askROI.

askROI may experience difficulties in retaining customers. Any failure on its part to achieve strong product-market fit could lead to high customer churn rates, as businesses may not perceive sufficient value in askROI’s offerings. Further, as a newly formed entity, askROI may struggle to provide the level of customer support expected by enterprise clients, which could have a materially adverse impact on customer satisfaction and retention. Finally, low barriers to entry and minimal switching costs in the AI and analytics market could make it easier for customers to move to competitors, thereby increasing askROI’s customer retention risks. If any of these developments were to occur, askROI’s business and future prospects could be materially and adversely affected.

Ethical AI concerns.

The AI industry is commonly associated with ethical concerns, whether real or perceived, which askROI must overcome in order to successfully develop its business. Such concerns include the risk that unintended biases in askROI’s AI models could lead to discriminatory or unfair outcomes, damage the entity’s reputation and expose it to legal risks, and that difficulty in providing clear explanations for AI-generated insights could erode customer trust and hinder adoption of askROI’s product offerings. If askROI cannot substantially mitigate or prevent such concerns from arising, its business and future prospects could be materially and adversely affected.

Uncertain legal interpretations of emerging AI regulations could lead to operational constraints.

Because AI-related laws and guidelines are still developing, legal interpretations can vary widely across different regulators and courts. We may need to adjust our platform functionality or compliance processes in response to evolving interpretations, which could divert resources from other initiatives and slow innovation.

If we fail to effectively manage our growth, our business could suffer.

Rapid or poorly managed growth could lead to operational inefficiencies, resource strains, and quality control issues. We may also face challenges in maintaining our corporate culture or onboarding new staff quickly. If we cannot scale responsibly, product quality or customer satisfaction could decline, harming our market reputation.

General Risk Factors

Our limited operating history makes it difficult to evaluate our future business prospects and to make decisions based on our historical performance.

Although our executive officers have been engaged in the industries in which we operate for varying degrees of time, we did not begin operations of our current business until recently. We have a very limited operating history in our current form, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve, and for certain areas in which we operate, principally those unrelated to defense contracting, will not be indicative at all. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

Deterioration of global economic conditions could adversely affect our business.

The global economy and capital and credit markets have experienced exceptional turmoil and upheaval over the past several years. Ongoing concerns about the systemic impact of potential long-term and widespread recession and potentially prolonged economic recovery, volatile energy costs, fluctuating commodity prices and interest rates, volatile exchange rates, geopolitical issues, including the conflicts between Russia and Ukraine and between Israel and Hamas, natural disasters and pandemic illness, instability in credit markets, cost and terms of credit, consumer and business confidence and demand, a changing financial, regulatory and political environment, and substantially increased unemployment rates have all contributed to increased market volatility and diminished expectations for many established and emerging economies, including those in which we operate. Furthermore, austerity measures that certain countries may agree to as part of any debt crisis or disruptions to major financial trading markets may adversely affect world economic conditions and have an adverse impact on our business. These general economic conditions could have a material adverse effect on our cash flow from operations, results of operations and overall financial condition.

The availability, cost and terms of credit also have been and may continue to be adversely affected by illiquid markets and wider credit spreads. Concern about the stability of the markets generally, and the strength of counterparties specifically, has led many lenders and institutional investors to reduce credit to businesses and consumers. These factors have led to a decrease in spending by businesses and consumers over the past several years, and a corresponding slowdown in global infrastructure spending.

Continued uncertainty in the U.S. and international markets and economies and prolonged stagnation in business and consumer spending may adversely affect our liquidity and financial condition, and the liquidity and financial condition of our customers, including our ability to access capital markets and obtain capital lease financing to meet liquidity needs.

If we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Class A common stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the most recent period covered by this report. Based on the foregoing, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weakness described below.

A material weakness is a deficiency, or a combination of deficiencies, within the meaning of Public Company Accounting Oversight Board (“PCAOB”) Audit Standard No. 5, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following material weakness which has caused management to conclude that as of December 31, 2024, our internal control over financial reporting (“ICFR”) was not effective at the reasonable assurance level.

We do not have sufficient resources in our accounting function, which restricts our ability to gather, analyze and properly review information related to financial reporting, including fair value estimates, in a timely manner. In addition, due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties during our assessment of our disclosure controls and procedures and concluded that the resulting control deficiency represented a material weakness.

We are currently working to improve and simplify our internal processes and implement enhanced controls to address the material weakness in our internal control over financial reporting and to remedy the ineffectiveness of our disclosure controls and procedures. This material weakness will not be considered to be remediated until the applicable remediated controls are operating for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

If our accounting controls and procedures are circumvented or otherwise fail to achieve their intended purposes, our business could be seriously harmed.

We evaluate our disclosure controls and procedures as of the end of each fiscal quarter, and annually review and evaluate our internal control over financial reporting in order to comply with the SEC’s rules relating to internal control over financial reporting adopted pursuant to the Sarbanes-Oxley Act of 2002. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain effective internal control over financial reporting or our management does not timely assess the adequacy of such internal control, we may be subject to regulatory sanctions, and our reputation may decline.

Our internal computer systems may fail or suffer security breaches, which could result in a material disruption of our operations.

Like any other business, we rely on e-mail and other digital communications methods as part of our normal operations. As such, our internal computer systems and servers could fail or suffer security breaches, possibly resulting in a material disruption to our operations. The secure operation of our IT networks and systems as well as the secure processing and maintenance of information is critical to our operations and business strategy. Notwithstanding these priorities, we have experienced attempts at cybercrime such as phishing and other electronic fraud, including efforts to misdirect payments to imposter vendors and service providers. After experiencing a financial loss due to e-mail fraud in November 2021, we have instituted greater internal controls and procedures, both electronic and non-electronic, to combat such fraudulent conduct. We also maintain an insurance policy to cover any losses or injuries suffered from cybercrime of this nature; however, it may not be sufficient to cover all damages. Despite our efforts, attempts at fraud such as spoofed e-mails, requests for payment and similar deceptions have become commonplace in the world of e-commerce and are expected to continue. If we are unable to prevent such security breaches in the future, these events or circumstances could materially and adversely affect our operations, financial condition and operating results and impair our ability to execute our business strategy.

We face significant competition, including changes in pricing.

The markets for our products and services are both competitive and price sensitive. Many competitors have significant financial, operations, sales and marketing resources, plus experience in research and development, and compete with us by offering lower prices. Competitors could develop new technologies that compete with our products to achieve a lower unit price. If a competitor develops lower cost and/or superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed.

The markets for some of our products are also subject to specific competitive risks because these markets are highly price sensitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales revenues and increase losses. Failure to anticipate and respond to price competition may also impact sales and aggravate losses.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with similar if not identical products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distribution personnel, and other resources than we do. Using said resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors. They can introduce new products to new markets more rapidly. In certain instances, competitors with greater financial resources may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

Our growth strategy is subject to a significant degree of risk.

Our growth strategy through acquisitions involves a significant degree of risk. Some of the companies that we have identified as acquisition targets or made a significant investment in may not have a developed business or are experiencing inefficiencies and incur losses. Therefore, we may lose our investment in the event that these companies’ businesses do not develop as planned or that they are unable to achieve the anticipated cost efficiencies or reduction of losses.

Further, in order to implement our growth plan, we have hired additional staff and consultants to review potential investments and implement our plan. As a result, we have substantially increased our infrastructure and costs. If we fail to quickly find new companies that provide revenue to offset our costs, we will continue to experience losses. No assurance can be given that our product development and investments will produce sufficient revenues to offset these increases in expenditures.

Changes in the U.S. tax and other laws and regulations may adversely affect our business.

The U.S. Government may revise tax laws, regulations or official interpretations in ways that could have a significant adverse effect on our business, including modifications that could reduce the profits that we can effectively realize from our international operations, or that could require costly changes to those operations, or the way in which they are structured. For example, the effective tax rates for most U.S. companies reflect the fact that income earned and reinvested outside the U.S. is generally taxed at local rates, which may be much lower than U.S. tax rates. If we expand abroad and there are changes in tax laws, regulations or interpretations that significantly increase the tax rates on non-U.S. income, our effective tax rate could increase and our profits could be reduced. If such increases resulted from our status as a U.S. company, those changes could place us at a disadvantage to our non-U.S. competitors if those competitors remain subject to lower local tax rates.

Our sales and profitability may be affected by changes in economic, business and industry conditions.

If the economic climate in the U.S. or abroad deteriorates, customers or potential customers could reduce or delay their technology investments. Reduced or delayed technology and entertainment investments could decrease our sales and profitability. In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services. This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline. In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve. There are many other factors which could affect our business, including:

•	The introduction and market acceptance of new technologies, products and services;

•	New competitors and new forms of competition;

•	The size and timing of customer orders (for retail distributed physical product);

•	The size and timing of capital expenditures by our customers;

•	Adverse changes in the credit quality of our customers and suppliers;

•	Changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;

•	Changes in the terms of our contracts with our customers or suppliers;

•	The availability of products from our suppliers; and

•	Variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our Board the right to create new series of preferred stock. As a result, the Board may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our Class A common stock. We may issue shares of preferred stock in the future.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are a public company and subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if our internal control over financial reporting continues to not be effective as defined under Section 404, we could be subject to sanctions or investigations by the NYSE American, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our Class A common stock. Any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Section 404 requires that we document and test our internal control over financial reporting and issue management’s assessment of our internal control over financial reporting. Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2024. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Based on our assessment, as of December 31, 2024, we concluded that our internal control over financial reporting contained material weaknesses.

The weakness will not be considered remediated, however, until the applicable controls operate for a sufficient period of time and our management has concluded, through testing, that these controls are operating effectively. If we fail to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, the accuracy and timeliness of the filing of our annual and quarterly reports may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Class A common stock. In addition, a material weakness in the effectiveness of our internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.

The elimination of monetary liability against our directors, officers and employees under law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Delaware law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We do not anticipate paying cash dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our Class A common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our Board and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our Board. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our Class A common stock, which is uncertain and unpredictable. There is no guarantee that our Class A common stock will appreciate in value.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, the financing of possible acquisitions or business expansions, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants to purchase shares of our common stock or preferred stock;

•	rights to purchase shares of our common stock; and/or
•
•	units consisting of any of the securities listed above.

The terms of any securities we offer will be determined at the time of sale. We may issue securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the Commission, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

The description of certain terms of our capital stock in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our certificate of incorporation, the certificates of designations, in certain cases as amended, establishing the terms of our preferred stock, our bylaws and Delaware corporate law. Copies of our certificate of incorporation, certificates of designations, in certain cases as amended, and our bylaws are available from us upon request.

General

We are authorized to issue 500,000,000 shares of Class A common stock and 25,000,000 shares of Class B common stock, par value $0.001 per share.  As of the date of this prospectus, there were 27,154,516 shares of our Class A common stock (the “Common Stock”) issued and outstanding and 4,989,936 shares of Class B common stock issued and outstanding. The outstanding shares of our common stock are validly issued, fully paid and nonassessable.

We are authorized to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share.  Of these shares of preferred stock, (i) 1,000,000 shares are designated as Series A convertible preferred stock (“Series A Preferred Stock”), (ii) 60,000 shares are designated as the Series B Preferred Stock, (iii) 75,000 shares are designated as Series C convertible preferred stock (the “Series C Preferred Stock”), (iv) 2,000,000 shares are designated as Series D preferred stock (the “Series D Preferred Stock”), (v) 2,500,000 shares are designated as Series E redeemable perpetual preferred stock (the “Series E Preferred Stock”), (vi) 1,000,000 shares are designated as Series F exchangeable preferred stock (the “Series F Preferred Stock”), (vii) 25,000 shares are designated as Series G convertible preferred stock (the “Series G Preferred Stock”) and (viii) 100,000 shares are designated as Series H convertible preferred stock (the “Series H Preferred Stock”). As of the date of this prospectus, there were 7,040 shares of Series A Preferred Stock outstanding, 3,660 shares of Series B Preferred Stock issued or outstanding, 50,000 shares of Series C Preferred Stock outstanding, 585,613 shares of Series D Preferred Stock outstanding, 649,998 shares of Series E Preferred Stock outstanding, 998,577 shares of Series F Preferred Stock outstanding, 960 shares of Series G Preferred Stock outstanding and no shares of Series H Preferred Stock outstanding.

Preferred Stock

The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

The authorized shares of preferred stock will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Transfer Agent

The Transfer Agent and Registrar for our Common Stock is Computershare Trust Company, N.A., 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129.

Trading Symbol and Market

Our Common Stock is listed on NYSE American under the symbol “GPUS.”

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that HDI may issue from time to time. Debt securities offered by this prospectus will be either senior debt securities or subordinated debt securities. Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The form of Senior Indenture and the form of the Subordinated Indenture are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and debt securities, including the definitions therein of certain terms.

General

Debt securities will be direct unsecured obligations of HDI Senior debt securities will rank equally with all of HDI’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of HDI’s present and future senior indebtedness.

Because HDI is principally a holding company, its right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent HDI may be recognized as a creditor of that subsidiary. Accordingly, HDI’s obligations under debt securities will be structurally subordinated to all existing and future indebtedness and liabilities of its subsidiaries, and holders of debt securities should look only to HDI’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that HDI may issue and provide that HDI may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. HDI may issue additional debt securities of a particular series without the consent of the holders of debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt, except as described under “Restrictive Covenants” herein.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the price or prices at which HDI will sell such debt securities;

•	the maturity date or dates of such debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which such debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which HDI will pay interest on such debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	whether the debt securities will be secured or unsecured;

•	the place or places where the principal of (and premium, if any) and interest on such debt securities will be payable;

•	if HDI possesses the option to do so, the periods within which and the prices at which HDI may redeem such debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	HDI’s obligation, if any, to redeem, repay or purchase such debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which HDI will redeem, repay or purchase such debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which such debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of such debt securities which HDI must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which HDI will pay the principal of (and premium, if any) or interest, if any, on such debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of such debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or HDI’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indentures relating to defeasance and covenant defeasance (which terms are described below) to such debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to such debt securities;

•	the terms, if any, upon which the holders may convert or exchange such debt securities into or for HDI’s common stock, preferred stock or other securities or property;

•	whether any of such debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of such debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to such debt securities; and

•	any other terms of such debt securities.

Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of HDI’s Senior Indebtedness, to the extent and in the manner set forth in the Subordinated Indenture.

Under the Subordinated Indenture, “Senior Indebtedness” means all obligations of HDI in respect of any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on indebtedness of HDI for borrowed money;

•	all obligations guaranteed by HDI for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	all obligations guaranteed by HDI evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

•	any obligations of HDI as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all obligations of HDI for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of HDI in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which HDI is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of HDI (whether or not such obligation is assumed by HDI).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by HDI in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

•	any indebtedness of HDI to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with HDI that is a financing vehicle of HDI in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by HDI) unless otherwise expressly provided in the terms of any such indebtedness.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if HDI defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, HDI will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on senior debt securities before the holders of subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, HDI will pay in full all Senior Indebtedness before it makes any payment or distribution under subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of HDI, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by HDI for the benefit of creditors; or

•	any other marshaling of HDI’s assets or liabilities.

In such event, any payment or distribution under subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of such subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenants

Unless an accompanying prospectus supplement states otherwise, the following restrictive covenant shall apply to each series of senior debt securities:

Limitation on Liens. So long as any senior debt securities are outstanding, neither HDI nor any of its subsidiaries will create, assume, incur or guarantee any indebtedness for money borrowed which is secured by any pledge of, lien on or security interest in any capital stock of its Designated Subsidiaries, other than specified types of permitted liens.

However, this restriction will not apply if all debt securities then outstanding and, at our option, any other senior indebtedness ranking equally with such debt securities, are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

This limitation shall not apply to debt secured by a pledge of, lien on or security interest in any shares of stock of any subsidiary at the time it becomes a Designated Subsidiary, including any renewals or extensions of such secured debt. “Designated Subsidiary” means any subsidiary of HDI, the consolidated net worth of which represents at least 10% of the consolidated net worth of HDI

The Subordinated Indenture does not contain a similar limitation on liens.

Consolidation, Merger, Sale of Assets and Other Transactions

HDI may not (i) merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other person other than a direct or indirect wholly-owned subsidiary of HDI, and (ii) no person may merge with or into or consolidate with HDI or, except for any direct or indirect wholly-owned subsidiary of HDI, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to HDI unless:

•	HDI is the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than HDI, has expressly assumed by supplemental indenture all the obligations of HDI under such debt securities, the Indentures and any guarantees of preferred securities or common securities issued by certain trusts;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	HDI delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	HDI’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	HDI’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	HDI’s failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 90 days after it receives notice of such failure;

•	certain defaults with respect to HDI’s debt (other than such debt securities or non-recourse debt) in any aggregate principal amount in excess of $25,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

•	certain events of bankruptcy, insolvency or reorganization of HDI

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof. Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to debt securities of such series.

No holder of a debt security of any series may institute any action against HDI under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request.

HDI is required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, HDI may discharge or defease its obligations under each Indenture as set forth below.

HDI may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, HDI may elect either (i) to defease and be discharged from any and all obligations with respect to debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, HDI must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, HDI shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. HDI may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, HDI and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. HDI and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to institute suit for any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.

If subordinated debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indentures which is affected by the modification or amendment to waive HDI’s compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as HDI may designate for such purpose from time to time.

Notwithstanding the foregoing, at HDI’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by HDI and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by HDI for debt securities of a particular series will be named in the applicable prospectus supplement. HDI may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that HDI will be required to maintain a paying agent in each place of payment for debt securities of a particular series.

All moneys paid by HDI to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to HDI upon request, and the holder of such debt security thereafter may look only to HDI for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies HDI that it is unwilling or unable to continue serving as the depositary for the relevant global securities;

•	DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	HDI determines, in its sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by HDI under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Senior Indenture, the Subordinated Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for HDI’s Class A Common Stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at HDI’s option. These provisions may allow or require the number of shares of HDI’s Class A Common Stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control.  Thus, the statements we make in this section may not apply to a particular series of warrants.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000.  We may also choose to act as our own warrant agent.  We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under the Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose.  The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of Class A common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods.  The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Stabilization Activities

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Trading Markets and Listing of Securities

Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on the NYSE American. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (which we refer to as “FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the securities offered by this prospectus is being passed upon for us by our counsel, Olshan Frome Wolosky LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Hyperscale Data, Inc. (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, included in the 2024 Annual Report on Form 10-K, and related notes, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements have been incorporated by reference in reliance upon the reports pertaining to such consolidated financial statements of such firms given upon their authority as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the sale of all of the securities that are part of this offering. The documents we are incorporating by reference are as follows:

•     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025;

•     Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 20, 2025, and June 30, 2025, filed with the SEC on August 15, 2025;

•     Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 3, 2025 (Item 1.01 only), January 6, 2025 (Item 1.01 only), January 6, 2025, January 8, 2025, February 6, 2025, February 10, 2025, February 26, 2025, March 5, 2025, March 17, 2025, March 24, 2025, March 27, 2025, March 31, 2025, April 1, 2025, April 1, 2025 (Items 1.01 and 3.02 only), April 1, 2025, April 9, 2025, April 11, 2025, April 16, 2025, April 25, 2025, April 30, 2025, May 2, 2025, May 19, 2025, May 29, 2025, June 4, 2025, June 9, 2025, June 10, 2025, June 13, 2025, June 17, 2025, June 20, 2025, July 1, 2025, July 10, 2025, July 16, 2025, July 24, 2025, August 1, 2025 (Item 1.01 only) and August 1, 2025 (Item 3.02 only);

•     Our Definitive Proxy Statements on Schedule 14A, filed with the SEC on February 24, 2025 and May 2, 2025; and

•     The description of our common stock contained in our Annual Report on Form 10-K as Exhibit 4.39 that was filed with the SEC on April 15, 2025.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to termination of this offering (including such documents we may file after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

Hyperscale Data, Inc.

11411 Southern Highlands Parkway, Suite 190

Las Vegas, Nevada 89141

Attention: Investor Relations

(949) 444-5464

Additional information about us is available at our web site located at www.hyperscaledata.com. Information contained in our web site is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus and any prospectus supplement which form a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Commission, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The Commission also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read, without charge, and copy the documents we file at the Commission’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the Commission and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Commission are available to the public at no cost from the SEC’s website at http://www.sec.gov.

The reports and other information filed by us with the Commission are also available at our website, www. hyperscaledata.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

Up to $125,000,000

Hyperscale Data, Inc.

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Wilson-Davis & Co., Inc.

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The date of this Prospectus Supplement is August 29, 2025